UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.)
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Stanley Black & Decker, Inc.
(Name of Registrant as Specified in Its Charter)

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Dear Fellow Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) to be held at 9:30 a.m. EDT on April 25, 2025, which will be held online at www.virtualshareholdermeeting.com/SWK2025 via a virtual Annual Meeting platform that will allow shareholders to participate and submit questions. For further information about how to participate in the Annual Meeting, please see the “Participation in the virtual Annual Meeting” section of this Proxy Statement.
This document includes the Notice of Annual Meeting of Shareholders, a letter from the Chair of our Board of Directors and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.
In our 2025 letter to our shareholders, which is included in our Annual Report, we describe our vision and purpose, strategic initiatives and our financial performance. We are committed to providing our shareholders with long-term value, and we hope that you will find the letter and Annual Report informative. I would like to personally thank you for your continued investment in our Company.
We appreciate and encourage your participation. Whether or not you plan to attend the meeting, your vote is important to us, and we hope that your shares will be represented. PLEASE VOTE BY TELEPHONE OR ON THE INTERNET, OR RETURN A PROPERLY COMPLETED PROXY CARD, AT YOUR EARLIEST CONVENIENCE TO ENSURE YOUR PARTICIPATION AT THE MEETING.
Very truly yours,
Donald Allan, Jr.
President & Chief Executive Officer
March 7, 2025
2025 PROXY STATEMENT

Dear Fellow Shareholder:
On behalf of Stanley Black & Decker’s Board of Directors (the “Board”), I look forward to welcoming you to our 2025 Annual Meeting of Shareholders. In advance of our meeting, and reflecting on our achievements in 2024, I write to share more about the Board’s continuing commitment to overseeing the Company with integrity and strong corporate governance practices to generate long-term value for all our shareholders.
Actively Engaging with Our Shareholders
During 2024, management, members of our Board and I, as Board Chair, participated in valuable discussions with shareholders regarding several key matters including the Company’s strategy, Board composition and skill set, human capital management, risk management, sustainability strategy and executive compensation. The Company invited shareholders representing approximately 60% of its shares outstanding to participate in such discussions and continues to maintain an open dialogue with its shareholders. Shareholders representing greater than 40% of outstanding shares either accepted the Company's invitation to have a formal discussion or replied indicating they were satisfied with recent engagement and an additional meeting was not required. I greatly appreciate the opportunity to hear our shareholders’ perspectives, which we share with the rest of the Board and with management and incorporate into our discussions and decision-making.
Oversight of Strategic Business Transformation, Risk and Culture
Don Allan articulated the Company’s strategic business transformation plan when he assumed the role of President & Chief Executive Officer in 2022, and the Company continued to meet the plan’s milestones in 2024. The Board plays a critical role in overseeing this strategy. In nearly every Board meeting and executive session, we discuss this strategy and the Company’s progress in achieving its transformation and strategic goals, allowing us to challenge assumptions, oversee capital deployment and offer alternative perspectives based on the insights and collective, varied experience of our directors.
The Corporate Governance Committee annually reviews and confirms that the Board and each of its committees maintains the experience and skills needed to adequately oversee the Company, including through review of the results of our annual Board and committee evaluation process. Our Audit Committee works closely with our external auditors, financial management and legal counsel to oversee the Company’s financial, product safety, compliance and other risks. The Compensation and Talent Development Committee reviews executive compensation so that the Company can incentivize ethical, accountable leadership that balances short-term results with long-term, sustainable growth and, together with the full Board, regularly engages with senior management regarding a range of human capital management issues.
The Finance and Pension Committee works closely with management to be proactive regarding the Company’s capital structure to manage short-term liquidity as well as long-term financial resilience.
Board Composition & Succession
In October 2024, as part of our ongoing commitment to providing the appropriate mix of skills, perspectives and experiences on the Board, we welcomed John L. Garrison, Jr. as an independent director. John most recently served as Chairman, President and Chief Executive Officer of Terex Corporation until his retirement in 2024 and has more than 30 years of experience successfully executing multi-level transformations in various industries. John’s extensive experience leading large-scale and complex global operations as well as his track record of developing and implementing financial and human capital strategies and transformation processes provide valuable insight to the Board as the Company intensifies its focus on accelerating organic growth with margin expansion to drive long-term shareholder returns. Including John’s appointment, five of the independent director nominees were first appointed in the last four years. I would like to thank Mojdeh Poul for her service as a director. Mojdeh has taken on a new CEO role and is not standing for re-election because the terms of her new employment limit service on outside boards. We are grateful to her for her many contributions and wise counsel.

Our Board reflects the varied set of experiences, perspectives and skills necessary to position the Company for the future.

My fellow directors and I value your ongoing investment in the Company and thank you for the confidence you have placed in us.

2025 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:
The Annual Meeting of Shareholders (the “Annual Meeting”) of Stanley Black & Decker, Inc. (the “Company”) will be held virtually at www.virtualshareholdermeeting.com/SWK2025 on April 25, 2025, at 9:30 a.m. EDT for the following purposes:

1	To elect the nine director nominees named in this Proxy Statement;
2	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
3	To approve the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for fiscal year 2025; and
4	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 28, 2025, are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. This Proxy Statement, the Annual Report, and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials, will first be mailed or made available to our shareholders on or about March 7, 2025. During the Annual Meeting, shareholders may view the list of shareholders entitled to notice of the meeting by visiting www.virtualshareholdermeeting.com/SWK2025.
Janet M. Link
Secretary
March 7, 2025

Meeting Information DATE: Friday, April 25, 2025
TIME: 9:30 a.m. EDT
PLACE: Live webcast at: www.virtualshareholdermeeting.com /SWK2025
RECORD DATE: Close of Business on February 28, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 25, 2025:
This Proxy Statement, together with the Proxy Card and our Annual Report, are available at www.proxyvote.com.
2025 PROXY STATEMENT

ii	GENERAL INFORMATION
iii	2025 PROXY SUMMARY
iv	OUR 2024 HIGHLIGHTS
1	ITEM 1—ELECTION OF DIRECTORS
1	Information Concerning Nominees for Election as Directors
9	BOARD OF DIRECTORS
9	Nomination Process
9	Shareholder Nominations and Recommendations of Candidates
9	Proxy Access
9	Qualifications of Directors and Nominees
11	Director Nominee Tenure and Age and Board Refreshment
12	CORPORATE GOVERNANCE
12	Board Leadership Structure
12	Stock Ownership Guidelines for Non-Employee Directors
12	Meetings
12	Director Independence
13	Board Committees
15	Executive Sessions of the Board
15	Communicating with the Board
16	Code of Business Ethics
16	Talent Development and Succession Planning
16	Board and Committee Self-Evaluation
16	Retirement Policy
16	Service on Other Public Company Boards
16	Director Continuing Education
16	RISK OVERSIGHT
17	Sustainability Risk Oversight
17	Cybersecurity Risk Oversight
17	RELATED PERSON TRANSACTIONS
18	HUMAN CAPITAL MANAGEMENT
18	DIRECTOR COMPENSATION

20	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
21	SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
22	DELINQUENT SECTION 16(a) REPORTS
22	AUDIT COMMITTEE REPORT
22	COMPENSATION AND TALENT DEVELOPMENT COMMITTEE REPORT
23	COMPENSATION DISCUSSION & ANALYSIS
24	EXECUTIVE SUMMARY
29	COMPENSATION DESIGN
34	2024 EXECUTIVE COMPENSATION PROGRAM
41	COMPENSATION GOVERNANCE
44	2024 EXECUTIVE COMPENSATION
44	SUMMARY COMPENSATION TABLE
46	GRANTS OF PLAN-BASED AWARDS TABLE
48	OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
50	OPTION EXERCISES AND STOCK VESTED DURING 2024 FISCAL YEAR
51	NON-QUALIFIED DEFERRED COMPENSATION PLANS IN FISCAL YEAR 2024
52	EXECUTIVE OFFICER AGREEMENTS
53	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
59	CEO PAY RATIO
60	PAY VERSUS PERFORMANCE
66	ITEM 2—ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
67	ITEM 3—APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
68	VOTING INFORMATION
73	APPENDIX A—INFORMATION CONCERNING AND RECONCILIATION OF GAAP TO NON-GAAP MEASURES USED IN THIS PROXY STATEMENT

2025 PROXY STATEMENT i

2025 PROXY STATEMENT

PROXY STATEMENT FOR THE APRIL 25, 2025 ANNUAL MEETING OF SHAREHOLDERS
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any goals, projections or guidance of earnings, income, revenue, margins, costs or sales, sales growth, profitability or other financial items; any statements of the plans, strategies and objectives of management for future operations, including expectations around the Company’s ongoing transformation; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements concerning future dividends or share repurchases; any statements relating to initiatives concerning environmental, social and governance matters; any statements of belief, plans, intentions or expectations; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “run-rate,” “annualized,” “on-track,” “commit,” “goal,” “target,” “design,” “position” or “positioning,” “guidance,” “aim” or any other similar words, as well as statements regarding our focus for the future. Each of the forward-looking statements we make in this Proxy Statement involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause the Company’s actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, but are not limited to, changes in macroeconomic conditions, including interest rates; changes in trade-related regulations and restrictions such as import and export controls and tariffs and the Company’s ability to predict the timing and extent of such regulations, restrictions and tariffs; the Company’s ability to successfully assess the impact of, and mitigate or respond to, such macroeconomic or trade and tariff changes, including, obtaining price increases from customers, repositions of supply chain, reprioritizing resources and successful government engagement efforts; changes in customer preferences and demand; changes in technology; and those set forth in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, including under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes, and other filings with the Securities and Exchange Commission (“SEC”). Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this Proxy Statement. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, whether as a result of future events or circumstances, new information or otherwise, except as required by law. Any standards of measurement and performance made in reference to our sustainability and social plans and goals are developing and based on assumptions that continue to evolve, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation or prospect can or will be achieved. The inclusion of any information related to our sustainability and social goals and initiatives is not an indication that such information is material under the standards of the SEC.
WEBSITE REFERENCES
This Proxy Statement includes several website addresses and references to additional materials found on those websites. These websites and materials, including the information on the Company’s website, as may be referenced in this Proxy Statement, are provided for convenience only and not, and are not intended to be, part of this Proxy Statement and are not incorporated by reference herein.
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Stanley Black & Decker, Inc. (the “Company,” “we,” “us” or “our”), a Connecticut corporation, to be voted at the 2025 Annual Meeting, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing Notice of Annual Meeting (the “Notice”). No business may be transacted at the Annual Meeting other than the business specified in the Notice, business properly brought before the Annual Meeting at the direction of the Board of Directors and business properly brought before the Annual Meeting by a shareholder who has properly given notice to the Company’s Secretary under our Bylaws. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in their discretion.
ii 2025 PROXY STATEMENT

2025 PROXY STATEMENT

2025 PROXY SUMMARY
This summary highlights information regarding voting proposals contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Meeting Information DATE AND TIME Friday, April 25, 2025 9:30 a.m. EDT
PLACE Live webcast: www.virtualshareholdermeeting.com /SWK2025

RECORD DATE:
Close of Business on
February 28, 2025

Shareholders as of the record
date are entitled to vote. Each
share of common stock is entitled
to one vote for each director
nominee and one vote for each
of the proposals to be voted on.

This Proxy Statement, the accompanying Notice of the Annual Meeting and the enclosed proxy card are first being mailed or made available to our shareholders on or about March 7, 2025.

Voting in advance of the meeting

OVER THE INTERNET www.proxyvote.com	BY TELEPHONE 1-800-690-6903	BY MAIL Complete and return the proxy card or voting instruction form mailed to you.

Voting Matters and Vote Recommendation

Proposal		Board Recommendation	For More Details
1	Election of nine directors	FOR EACH NOMINEE	see page 1
2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR	see page 66
3	Approve the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for fiscal year 2025	FOR	see page 67
4	Transact other business that may properly come before the meeting or any adjournment or postponement thereof

2025 PROXY STATEMENT iii

2025 PROXY STATEMENT

OUR 2024 HIGHLIGHTS
WHO WE ARE AND HOW WE OPERATE
Stanley Black & Decker, Inc., an S&P 500 company, was founded in 1843 by Frederick T. Stanley and incorporated in Connecticut in 1852. In March 2010, the Company completed a merger with The Black & Decker Corporation, a company founded by S. Duncan Black and Alonzo G. Decker and incorporated in Maryland in 1910. At that time, the Company changed its name from The Stanley Works to Stanley Black & Decker, Inc. The Company is a global provider of hand tools, power tools, outdoor products and related accessories, as well as a leading provider of engineered fastening solutions.
Stanley Black & Decker was successful across its key focus areas in 2024 with continued gross margin expansion, strong free cash flow* generation supporting balance sheet strength as well as making new investments aimed at driving organic growth* and market share gains. In 2024, the Company delivered revenue growth and share gain momentum in DEWALT and within portions of Engineered Fastening. The Company leveraged its supply chain transformation to deliver on key financial milestones, including gross margin rate of 29.4% and 30.0% adjusted gross margin*, $1.1 billion cash from operating activities, $753 million of free cash flow* and $1.1 billion of total debt reduction. The Global Cost Reduction Program, which is expected to conclude at the end of 2025 and deliver $2 billion of pre-tax run-rate savings, aims to optimize the cost base to fund investments designed to accelerate organic growth*. Stanley Black & Decker is built on the strength of its people, iconic brands and a powerful innovation engine. By accelerating its growth culture with operational excellence at its core, the Company believes it is positioned to deliver improved organic growth*, margins and cash flow to support strong long-term shareholder returns. The Company’s primary areas of multi-year strategic focus remain unchanged:
Advancing innovation, electrification and global market penetration to achieve mid-single digit organic revenue growth* (2 to 3 times the market);
Streamlining and simplifying the organization, and investing in initiatives that more directly impact the Company’s customers and end users;
Returning adjusted gross margins* to historical 35%+ levels by accelerating our operations and supply chain transformation to improve fill rates and better match inventory with customer demand; and
Prioritizing cash flow generation and inventory optimization.
*	Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
**
Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement. CFROI referenced in this context is computed as cash from operations plus after-tax interest expense, divided by the 2-point average of debt and equity (i.e. beginning and end of year). CFROI used as a metric in the Company's long-term incentive award program is adjusted. Refer to “Incentive Measure Definitions for Long-Term Incentive Award Program” on page 37 for further information.

The Company’s business transformation is intended to drive strong financial performance over the long term (beyond 2027):

Mid-Single Digit Organic Revenue Growth* (2 to 3 times the market);

>35% to 37% Adjusted Gross Margins*;

Adjusted EBITDA* at Mid to High Teens % of Sales;

Free Cash Flow* equal to, or exceeding, net income;

Cash Flow Return On Investment (“CFROI”)**≥Mid-Teens; and

Solid Investment Grade Credit Rating

In terms of capital allocation, the Company remains committed, over time, to returning excess capital to shareholders through a strong and growing dividend as well as a preference toward opportunistic share repurchases. In the near term, the Company intends to direct any capital in excess of the quarterly dividend on its common stock toward debt reduction and internal growth investments.

iv 2025 PROXY STATEMENT

2025 PROXY STATEMENT

KEY BUSINESS PERFORMANCE HIGHLIGHTS
For additional information, refer to the Annual Report that accompanies this Proxy Statement.
During 2024, the Company continued to make significant progress against its strategic priorities and delivered the following results:

Recorded total revenue of $15.4 billion, down 3% versus prior year as flat organic revenue,* led by growth in DEWALT as well as aerospace fasteners, was more than offset by Infrastructure divestiture (-2%) and currency (-1%).

The Company continued executing a series of initiatives that are expected to generate $2 billion of pre-tax run-rate cost savings by the end of 2025. During 2024, and since the inception of the Global Cost Reduction Program in mid-2022, the Company has generated approximately $0.5 billion and $1.5 billion, respectively, of pre-tax run-rate cost savings driven by the supply chain transformation, lower headcount and indirect spend reductions. This resulted in the full year gross margin rate of 29.4% and adjusted gross margin rate* of 30.0% and the fourth quarter gross margin rate of 30.8% and adjusted gross margin rate* of 31.2%.

GAAP earnings (loss) per share from continuing operations was $1.89 in 2024 compared to $(1.88) in 2023. Excluding certain gains and charges, adjusted EPS** from continuing operations was $4.36 in 2024 compared to $1.45 in 2023.

Net earnings from continuing operations was $286.3 million, or 1.9% of sales, versus a net loss from continuing operations of (1.8%) of sales in the prior year. 2024 EBITDA* was approximately $1.2 billion, or 7.5% of sales, versus approximately $0.6 billion, or 3.9% of sales, in the prior year. 2024 Adjusted EBITDA* was approximately $1.6 billion, or 10.1% of sales, versus approximately $1.1 billion, or 7.2% of sales, in the prior year.

The Company generated cash from operating activities in 2024 of $1.1 billion compared to $1.2 billion in 2023 and Free Cash Flow* of $753 million in 2024 compared to $853 million in 2023 as higher earnings were more than offset by lower cash flows from working capital due to the significant inventory reduction in 2023.

The Company completed the divestiture of STANLEY Infrastructure for net proceeds of $728.5 million, which furthers the simplification of the Company’s portfolio, as well as the Company’s commitment to maximizing shareholder value through active portfolio management.

This strong cash flow advanced the Company’s capital allocation priorities and supported approximately $1.1 billion of debt reduction in 2024, as well as a modest increase to the dividend to $0.82 per share in July 2024.

*	Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
**
Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement. Adjusted EPS referenced in this context is defined as diluted GAAP EPS, excluding certain gains and charges. Adjusted EPS used as a metric in the Company's long-term incentive award program is adjusted. Refer to Appendix A for further information.

$15.4B FY24 TOTAL REVENUE
29.4% FY24 GROSS MARGIN RATE +450 BASIS POINTS VPY	30.0% FY24 ADJUSTED GROSS MARGIN* +400 BASIS POINTS VPY
$1.5B PRE-TAX RUN-RATE SAVINGS SINCE THE INCEPTION OF THE GLOBAL COST REDUCTION PROGRAM IN MID-2022
$1.1B FY24 CASH FROM OPERATING ACTIVITIES	$753M FY24 Free Cash Flow*
$1.1B TOTAL DEBT REDUCTION IN 2024
$286.3M | 1.9% NET EARNINGS AND % OF SALES IN 2024 +370 BASIS POINTS VPY	$1.6B | 10.1% Adjusted EBITDA* $ and % of Sales In 2024 +290 BASIS POINTS VPY

2025 PROXY STATEMENT v

2025 PROXY STATEMENT

BOARD SKILLS AND QUALIFICATIONS
In evaluating candidates, including existing Board members, the Corporate Governance Committee aims to create a Board comprised of members who are positioned to best serve the needs of the Company and its shareholders. The following reflects certain information with respect to our director nominees named in this Proxy Statement. In addition, each candidate is evaluated by the Corporate Governance Committee based on the criteria set forth under “Board of Directors” on page 9.

vi 2025 PROXY STATEMENT

2025 PROXY STATEMENT

CORPORATE GOVERNANCE HIGHLIGHTS
The Corporate Governance Committee and the Board are committed to managing the Company with integrity and strong corporate governance to generate long-term value for all of our stakeholders. In line with this commitment, our Corporate Governance Guidelines, Restated Certificate of Incorporation, as amended, and Bylaws are regularly reviewed and updated to incorporate robust governance practices and regulatory updates, including the following practices:

Governance Principle	Corporate Governance Practice
Accountability to Shareholders
•
Only one class of common stock, with one vote per share
•
Annual director elections, with majority standard for uncontested elections, and director resignation policy
•
Proxy access, allowing eligible long-term shareholders holding 3% or more of our outstanding shares of common stock to include nominations for directors in the Company’s Proxy Statement
•
No shareholder rights (“poison pill”) plan
•
Shareholder right to act by written consent and to amend Bylaws by a majority vote
•
Shareholders representing 25% of voting power may call special meeting

Robust Board Independence	• Independent Board Chair • All directors are independent, other than our CEO • Independent directors meet in executive session at each regularly scheduled Board and committee meeting
Comprehensive Board Policies and Practices
•
Committed to balanced Board refreshment with five of the independent director nominees first appointed in the last four years and a mixture of short, medium and long-tenured directors.
•
Director overboarding policy that prevents directors from serving on more than four other public company boards (or one other public company board for the CEO)
•
Mandatory director retirement at age 75 to support efficient succession planning
•
Annual Board and committee self-assessments to review effectiveness
•
Full Board reviews sustainability strategies and goals as a component of our annual strategic plan review process while the Corporate Governance Committee provides director oversight of the Company’s sustainability policies, objectives and practices, except to the extent specifically allocated to another committee of the Board

Alignment of Interests with Long-term Shareholders	• Policy adopted to prohibit the hedging or pledging of Company stock for all directors, executive officers and employees • Robust stock ownership guidelines for directors and executive officers
Compensation Governance aligns with Best Practices
•
2024 equity plan contains an annual limit on total director compensation
•
No excise tax gross-ups under change in control agreements with executive officers or our equity plans and no tax gross-ups on perquisites, other than on relocation benefits
•
Double trigger vesting provisions requiring both a change in control and qualifying termination of employment under our equity plans
•
Recoupment (“clawback”) policies covering equity and cash compensation, both time- and performance-based, of all Section 16 Officers, including in compliance with Rule 10D-1 and related NYSE listing standards

2025 PROXY STATEMENT vii

2025 PROXY STATEMENT

SHAREHOLDER ENGAGEMENT EFFORTS
We are committed to regular, year-round proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally.
In 2024, the Company invited shareholders representing approximately 60% of its shares outstanding to participate in discussions and continues to maintain an open dialogue with its shareholders. Shareholders representing greater than 40% of outstanding shares either accepted the Company's invitation to have a formal discussion or replied indicating they were satisfied with recent engagement and an additional meeting was not required. During the engagements, we discussed the Company’s strategy, Board composition and skill set, human capital management, risk management, sustainability strategy and executive compensation among other topics. We maintain an active and open dialogue with our shareholders and communicate key feedback and questions to the Board and relevant committees, which informs their discussions and decisions. The Board and Company are proud of the Company’s track record of being responsive to shareholder feedback as outlined in the table below:

Shareholder Feedback	Board and Company Actions
CORPORATE GOVERNANCE
Increase accountability and responsiveness to shareholders Eliminate supermajority vote requirements
Amended governance documents to:
•
Adopt majority vote standard for uncontested director elections, including a director resignation policy
•
Eliminate supermajority voting requirements
•
Permit shareholder action by written consent
•
Proactively lower the minimum threshold for shareholders to call a special meeting from 35% to 25%
•
Adopt annual elections for all directors

Evaluate regular Board refreshment and appropriate composition, skills and expertise
•
Five of the independent director nominees were first appointed in the last four years
•
Recently added board members bring perspectives critical to the Company’s business and industry in areas such as finance and risk management, operations and supply chain, sales and marketing, analytics and digitization, technology and innovation, transformation experience and capital allocation

EXECUTIVE COMPENSATION

Increase percentage of performance-based compensation pay elements

Reinforce execution of Global Cost Reduction Program in executive compensation program

Evaluate inclusion of Adjusted EPS as a metric in both MICP (annual bonus program) and LTIP

Increase focus on absolute amount of Free Cash Flow and balance sheet health

•
90% of CEO target pay was variable and tied to performance against preset goals or share price
•
Added a transformation modifier to the 2023 MICP, based upon achievement against goals under our Global Cost Reduction Program, which was replaced by the adjusted gross margin modifier for the 2024 MICP
•
Eliminated the use of Adjusted EPS as a metric in the 2023–2025 LTIP PSUs and future cycles and replaced it with Relative Organic Sales Growth versus Market for the 2023–2025 and 2024–2026 LTIP PSUs
•
Adopted a Free Cash Flow metric (calculated as operating cash flow less capital and software expenditures) in place of the historical cash flow multiple of net earnings metric

SUSTAINABILITY
Incorporate sustainability strategy within the business model	• Refined sustainability goals to reflect current business portfolio and to align with the business strategy of a more focused company

viii 2025 PROXY STATEMENT

2025 PROXY STATEMENT

Board Nominees
The following table provides summary information about each of the Company’s director nominees (please see “Item 1—Election of Directors” for more information).

			Committee Memberships
Name	Age	Director Since	Executive	Audit	Corporate Governance	Finance & Pension	Comp. & Talent Dev.
Donald Allan, Jr. President & Chief Executive Officer, Stanley Black & Decker, Inc.	60	2022	■
Andrea J. Ayers, Chair of the Board, Retired President and Chief Executive Officer, Convergys Corporation	61	2014			■		■
Susan K. Carter Retired Senior Vice President and Chief Financial Officer, Ingersoll Rand plc (now Trane Technologies plc)	66	2023	■	■
Debra A. Crew Chief Executive, Diageo plc	54	2013	■			■
John L. Garrison, Jr. Former Chairman, President and Chief Executive Officer, Terex Corporation	64	2024			■		■
Michael D. Hankin Co-President and Co-Chief Executive Officer, Brown Advisory Incorporated	67	2016	■	■
Robert J. Manning Retired Chairman and Chief Executive Officer, MFS Investment Management	61	2022	■		■		■
Adrian V. Mitchell Chief Operating Officer and Chief Financial Officer, Macy’s, Inc.	51	2022		■		■
Jane M. Palmieri President, Industrial Intermediates & Infrastructure, Dow Inc.	55	2021			■	■

Committee composition and Committee Chair designations are as of the date of this Proxy Statement. Committee Chairs are indicated by a “C” and highlighted in yellow. As of the date of this Proxy Statement, Mojdeh Poul serves on the Audit Committee and Compensation and Talent Development Committee (the “Compensation Committee”) but will not be standing for re-election at the Annual Meeting. All current directors, other than Mr. Allan, are independent.
2025 PROXY STATEMENT ix

2025 PROXY STATEMENT

Executive Compensation Advisory Vote
The Board recommends shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement for the reasons discussed in this Proxy Statement, including our commitment to our pay for performance philosophy:

Our executive compensation philosophy is to provide performance-based and competitive compensation that rewards executives for actions that create long-term shareholder value and allows us to attract, motivate and retain high-caliber executives.

Our pay for performance alignment is strong, with pay opportunities generally targeted at the market median. A majority of annual and long-term compensation is performance-based, being directly linked to both absolute and relative Company performance against preset goals.

Our 2024 compensation program reflects this philosophy, as performance results under the Company’s 2024 MICP were above target resulting in bonus payouts ranging from 156.1% to 173.6% of target for named executive officers and our performance results under the 2022–2024 LTIP PSUs resulted in a zero payout as a result of below threshold performance for all metrics in 2022, 2023 and 2024. The Compensation Committee applied no discretion in determining performance and payouts under the 2024 MICP for our named executive officers.

In each of the last three years, we received strong shareholder support for our named executive officer compensation with the three-year average of approximately 90.9% of Say on Pay votes cast in support of our executive compensation.

Our compensation programs follow best practices, including: no tax gross-ups in severance arrangements and change in control agreements, no tax gross-ups on perquisites (other than relocation benefits), double trigger vesting provisions requiring a change in control and qualifying termination of employment, comprehensive recoupment (“clawback”) policies relating to equity and cash compensation for all Section 16 officers, robust stock ownership guidelines for directors and executive officers and a policy against hedging or pledging of Company stock.

Please see “Item 2—Advisory Vote to Approve Compensation of Named Executive Officers” for more information.
Auditors
The Board recommends that the shareholders approve the selection of Ernst & Young as our registered independent public accounting firm for fiscal year 2025. Please see “Item 3—Approval of Registered Independent Public Accounting Firm” for more information, including the amount of fees for services provided by Ernst & Young in 2023 and 2024.
x 2025 PROXY STATEMENT

ITEM 1
ELECTION OF DIRECTORS
The Board, based on the recommendation of the Corporate Governance Committee, has nominated the nine nominees set forth below to the Board of Directors, each of whom will hold office until the next Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified. Mojdeh Poul will be completing her tenure as a member of the Board effective as of the Annual Meeting, at which time the size of the Board will be reduced to nine directors. Ms. Poul and each of the nominees is currently a director of the Company and was most recently elected at the 2024 Annual Meeting to hold office until the 2025 Annual Meeting or until his or her successor has been elected and qualified, except for John L. Garrison, Jr. Mr. Garrison was elected as a director by the Board effective October 21, 2024, and was recommended to the Corporate Governance Committee by an independent third-party search firm. The primary functions served by the search firm included identifying potential candidates who meet the key attributes, experiences and skills described under “Board of Directors—Qualifications of Directors and Nominees,” as well as compiling information regarding each candidate’s attributes, experience, skills and independence and conveying the information to the Corporate Governance Committee. Each nominee has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board until the 2026 Annual Meeting if elected. The Board expects that the nine nominees will be available to serve as directors. However, if, for any reason, any nominee becomes unwilling or unable to serve as a director at the time of the Annual Meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee or the Board may reduce its size.

Board of Directors Recommendation The Board recommends that you vote FOR each director nominee

Information Concerning Nominees for Election as Directors

Director Since 2022 Age 60 Independent No Committees Served Executive Other Public Company Directorships Current • Logitech International S.A. (2024 to present) Past (Last 5 Years) • None
DONALD ALLAN, JR.
President & Chief Executive Officer of the Company

Business Experience

Stanley Black & Decker
• President & Chief Executive Officer (July 2022 to present)
• President & Chief Financial Officer (February 2021 to July 2022)
• Executive Vice President & Chief Financial Officer (2016 to February 2021)
• Senior Vice President & Chief Financial Officer (2010 to 2016)
• Vice President & Chief Financial Officer (2009 to 2010)
• Vice President & Corporate Controller (2002 to 2009)
• Corporate Controller (2000 to 2002)
• Assistant Controller (1999 to 2000)

Loctite Corporation
• Mr. Allan held financial management positions of increasing responsibility

Ernst & Young
• Mr. Allan held financial management positions of increasing responsibility

Expertise

	Public Company CEO Experience	Finance/Accounting/ Capital Allocation	Manufacturing/ Logistics/Supply Chain/ Global Operations
	Risk Management	Strategic Transformation

As CEO of the Company, Mr. Allan provides the Board with essential experience and expertise gained from his service in several executive roles over his 20+ year tenure at the Company, including intimate knowledge of the daily workings of the business. This expertise is critical to the Board when overseeing the execution of the Company’s strategy.

2025 PROXY STATEMENT 1

Director Since 2014
(elected Chair in 2022)

Age 61

Independent Yes

Committees Served
•
Compensation and Talent Development
•
Corporate Governance
•
Executive (Chair)

Other Public Company Directorships
Current
•
United States Steel Corporation (2023 to present)
Past (Last 5 Years)
•
Endurance International Group Holdings, Inc. (2019 to 2021)

ANDREA J. AYERS
Retired President and Chief Executive Officer of Convergys Corporation

Business Experience
Convergys Corporation, a customer outsourcing services company
•
President and Chief Executive Officer (November 2012 to October 2018)
•
Chief Operating Officer of Convergys Customer Management Group Inc.
(2010 to 2012)
•
President of Convergys Customer Management Group Inc. (2008 to 2012)

Expertise

Public Company CEO Experience	Digital	Innovation/ Technology	Strategic Transformation

Ms. Ayers’ experience transforming Convergys Corporation from a company with three business lines to a customer management solutions company with approximately 125,000 employees worldwide provides critical insight as the Board navigates important strategic decisions related to the Company’s transformation and its global operations. Her expertise in customer management analytics, technology and human capital management provides an important and unique perspective to the Board.

2 2025 PROXY STATEMENT

Director Since 2023

Age 66

Independent Yes

Committees Served
•
Audit
•
Corporate Governance (Chair)
•
Executive

Other Public Company Directorships
Current
•
Amcor plc (2021 to present)
•
ON Semiconductor Corporation (2020 to present; Chair of Audit Committee)
Past (Last 5 Years)
•
Air Products and Chemicals, Inc. (2011 to 2021)

SUSAN K. CARTER
Retired Senior Vice President and Chief Financial Officer of Ingersoll Rand plc (now Trane Technologies plc)

Business Experience

Ingersoll Rand plc (now Trane Technologies plc), a diversified, global industrial manufacturer of sustainable and efficient climate solutions for buildings, homes and transportation
•
Senior Vice President & Chief Financial Officer (2013 to 2020)

KBR, Inc.
•
Executive Vice President & Chief Financial Officer (2009 to 2013)

Lennox International Inc.
•
Executive Vice President & Chief Financial Officer (2004 to 2009)

Cummins Inc.
•
Vice President & Chief Accounting Officer (2002 to 2004)

Expertise

Finance/Accounting/ Capital Allocation	Manufacturing/Logistics/ Supply Chain/ Global Operations	Risk Management
Cybersecurity	Sustainability and Climate-Related Risk

Ms. Carter brings more than 30 years of financial and leadership experience to the Board. Ms. Carter has helped multiple public companies, including Ingersoll Rand plc (now Trane Technologies plc), deliver long-term shareholder value by driving execution and optimizing business and financial performance. Ms. Carter’s extensive experience in financial reporting, information technology, accounting, capital management and global operations significantly enhances our Board’s oversight of these matters.

2025 PROXY STATEMENT 3

Director Since 2013

Age 54

Independent Yes

Committees Served
•
Compensation and Talent Development (Chair)
•
Executive
•
Finance and Pension

Other Public Company Directorships
Current
•
Diageo plc (2023 to present)
Past (Last 5 Years)
•
Mondelēz International, Inc.
(2018 to 2021)
•
Newell Brands Inc. (2018 to 2020)
•
Diageo plc (2019 to 2020)

DEBRA A. CREW
Chief Executive of Diageo plc

Business Experience

Diageo plc, a global alcoholic beverage company
•
Chief Executive (June 2023 to present)
•
Interim Chief Executive (June 2023)
•
Chief Operating Officer (October 2022 to June 2023)
•
President, North America & Global Supply (July 2020 to September 2022)

Reynolds American, Inc.
• President & Chief Executive Officer (January 2017 to December 2017)

R.J. Reynolds Tobacco Co.
• President & Chief Operating Officer (October 2015 to December 2016)
• President & Chief Commercial Officer (October 2014 to October 2015)

PepsiCo, Inc.
•
Ms. Crew held roles of increasing responsibility including, President, North America Nutrition; President, PepsiCo Americas Beverages; and President, Western Europe

Kraft Foods, Nestlé S.A. and Mars, Inc.
• Ms. Crew held roles of increasing responsibility (1997 to 2010)

United States Army
• Captain (1993 to 1997)

Expertise

Public Company CEO Experience	Legal/Regulatory/ Government Affairs	Sales/Marketing/ Brand Management
Product Development	Innovation/ Technology

Ms. Crew brings a breadth of marketing, operations and strategy experience to the Board, underscored by her executive roles at Diageo plc, Reynolds American, Inc. and PepsiCo, Inc. Ms. Crew’s global perspective and exposure to world class innovation planning processes, combined with proven commercial excellence at leading consumer products companies, provides the Board with critical insights.

4 2025 PROXY STATEMENT

Director Since 2024
Age 64
Independent Yes
Committees Served
•
Compensation and Talent Development
•
Corporate Governance

Other Public Company Directorships
Current
•
Flowserve Corp. (2018 to present; Chair of Organization and Compensation Committee)
Past (Last 5 Years)
•
Terex Corporation (2018 to 2024)

JOHN L. GARRISON, JR.
Former Chairman, President and Chief Executive Officer of Terex Corporation

Business Experience

Terex Corporation, a global manufacturer of materials processing machinery and aerial work platforms
•
President and Chief Executive Officer (November 2015 to January 2024)

Bell Helicopter, a Textron, Inc. company
•
President and Chief Executive Officer (2009 to 2015)

United States Army
•
Airborne Ranger qualified Artillery Officer (1982 to 1992)

Expertise

Public Company CEO Experience	Legal/Regulatory/ Government Affairs	Manufacturing/Logistics/ Supply Chain/ Global Operations
Product Development	Strategic Transformation

Mr. Garrison’s track record of developing and implementing financial and human capital strategies and transforming processes to drive business outcomes and operational excellence makes him a valuable resource to the Board as the Company intensifies its focus on accelerating organic growth with margin expansion to drive long-term shareholder returns.

Director Since 2016 Age 67 Independent Yes Committees Served • Audit • Executive • Finance and Pension (Chair) Other Public Company Directorships Current • None Past (Last 5 Years) • None
MICHAEL D. HANKIN
Co-President and Co-Chief Executive Officer of Brown Advisory Incorporated

Business Experience

Brown Advisory Incorporated, an investment management and strategic advisory firm
•
Co-President & Co-Chief Executive Officer (2025 to present)
•
President & Chief Executive Officer (1998 to 2025)

Alex Brown Investment Advisory & Trust Company
•
Executive Vice President & Chief Operating Officer (1993 to 1998)

Piper & Marbury (now DLA Piper)
•
Partner, business and tax law

Expertise

	Current Executive	Finance/Accounting/ Capital Allocation	Legal/Regulatory/ Government Affairs
	Risk Management	Cybersecurity	Sustainability and Climate-Related Risk

Mr. Hankin’s experience building and running a complex global financial company, evidenced by successfully growing Brown Advisory Incorporated from approximately $1.5 billion assets under management to over $170 billion during his tenure, gives the Board a unique perspective on finance, capital allocation, global operations and corporate strategy. His familiarity with financial and investment planning and analysis, his understanding of capital structure and valuation issues and his experience with cybersecurity make him a valuable resource for the Board and management.

2025 PROXY STATEMENT 5

Director Since 2022

Age 61

Independent Yes

Committees Served
•
Audit (Chair)
•
Executive
•
Compensation and Talent
Development
•
Corporate Governance

Other Public Company Directorships
Current
• None
Past (Last 5 Years)
• None

ROBERT J. MANNING
Retired Chairman and Chief Executive Officer of MFS Investment Management

Business Experience

MFS Investment Management, a global investment manager (“MFS”)
• Chairman (2010 to 2022)
— Non-Executive Chairman (2021 to 2022)
—
Executive Chairman (2017 to 2021)
•
Chief Executive Officer and Chief Investment Officer (2004 to 2017)
— Co-Chief Executive Officer (2015 to 2017)
•
Mr. Manning joined MFS in 1984 as a Fixed Income Research Analyst and held several positions with increasing responsibility within the firm’s Investment division, including Fixed Income Portfolio Manager, Fixed Income Strategist and Director of Fixed Income Research

Expertise

Finance/Accounting/ Capital Allocation	Risk Management	Cybersecurity
Sustainability and Climate-Related Risk	Product Development

Mr. Manning’s more than three decades of financial services, investment stewardship and leadership experience enables him to provide vital insights to the Board and management related to risk management, capital allocation, financial planning and sustainability. The wealth of experience Mr. Manning has gained throughout his financial career provides the Board with a more thorough understanding of investors’ perspectives and how to incorporate those perspectives into their oversight of the Company’s long-term strategic plan.

6 2025 PROXY STATEMENT

Director Since 2022 Age 51 Independent Yes Committees Served • Audit • Finance and Pension Other Public Company Directorships Current • None Past (Last 5 Years) • None
ADRIAN V. MITCHELL
Chief Operating Officer and Chief Financial Officer of Macy’s, Inc.

Business Experience

Macy’s, Inc., an omni-channel fashion retailer
• Chief Operating Officer and Chief Financial Officer (March 2023 to present)
•
Executive Vice President and Chief Financial Officer (November 2020 to March 2023)

Digital BCG and Consumer Practices of Boston Consulting Group, a global consulting firm
•
Managing Director and Partner (July 2017 to October 2020)

Arhaus LLC
•
Chief Executive Officer (2016 to 2017)

Crate and Barrel
• Chief Financial Officer (2010 to 2015)
• Chief Operating Officer (2011 to 2015)
• Interim Chief Executive Officer (2014 to 2015)

Target Corporation
•
Mr. Mitchell held management positions at Target Corporation, including director of strategy and interactive design for target.com and director of innovation and productivity (2007 to 2010)

McKinsey & Company
•
Mr. Mitchell spent approximately 10 years at McKinsey & Company where he co-founded the North American Lean Operations Retail Practice

Expertise

	Current Executive	Finance/Accounting/ Capital Allocation	Risk Management
	Digital	Innovation/Technology

Mr. Mitchell’s extensive background in corporate strategy and finance, coupled with his operations experience and expertise in technology, digital, data and advanced analytics make him a critical resource for the Board and management team. Having served in multiple leadership positions at consumer product companies, including Macy’s, Arhaus, and Crate and Barrel, Mr. Mitchell provides a unique industry-specific perspective to the Board.

2025 PROXY STATEMENT 7

Director Since 2021 Age 55 Independent Yes Committees Served • Corporate Governance • Finance and Pension Other Public Company Directorships Current • None Past (Last 5 Years) • None
JANE M. PALMIERI
President, Industrial Intermediates & Infrastructure of Dow Inc.

Business Experience

Dow Inc., a materials science corporation
•
President, Industrial Intermediates & Infrastructure; Asia Pacific oversight (2017 to present)
•
Business President, Dow Building & Construction (2013 to 2017)
•
Ms. Palmieri has also held a variety of business roles throughout her career, spanning marketing, sales, new business development and business operations in several Dow businesses, including Dow Automotive, Dow Specialty Chemicals, Dow Coating Solutions, and Dow Solar

Expertise

	Current Executive	Manufacturing/Logistics/ Supply Chain/Global Operations	Sales/Marketing/ Brand Management
	Sustainability and Climate-Related Risk	Product Development

Ms. Palmieri’s demonstrated record leading global industrial operating segments, in addition to her experience in sales, digital marketing innovation, mergers and acquisitions, and operations, helps the Board oversee the broad array of challenges the Company faces. Ms. Palmieri’s engineering background and expertise in product design, with a focus on sustainability and energy efficiency, makes her an important resource for the Board and management team.

8 2025 PROXY STATEMENT

Board of Directors
Nomination Process. All candidates for Board membership are evaluated by the Corporate Governance Committee. In evaluating candidates, including existing Board members, the Corporate Governance Committee considers an individual candidate’s personal, educational and professional responsibilities and experiences, the composition of the Board, including diversity with respect to background and skills, and the challenges and needs of the Company so that the Board is comprised of members who are positioned to best serve the needs of the Company and its shareholders. In addition to recommendations from directors, management and shareholders, the Corporate Governance Committee may also consider recommendations from third-party search firms retained to assist in identifying qualified candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Corporate Governance Committee considers a potential nominee’s or director’s:
integrity and demonstrated high ethical standards;
experience with business administration processes and principles and risk management;
ability to express opinions, raise difficult questions and make informed, independent judgments;

knowledge, experience and skills in one or more specialty areas (such as accounting or finance, legal, regulatory or governmental affairs, human capital management, sustainability and climate-related risks, product development, manufacturing, technology, digitization and cybersecurity, global operations, real estate or corporate strategy, among others);

ability to devote sufficient time to prepare for and attend all Board and committee meetings and perform all Board and committee responsibilities;
willingness and ability to work with other members of the Board in an open and constructive manner;
ability to communicate clearly and persuasively; and
diversity with respect to other characteristics, which may include background, personal, education and professional experience and skills.
Shareholder Recommendations and Nominations of Candidates. Shareholders who wish to recommend individuals to be considered by the Corporate Governance Committee may do so by writing to us at: Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.
All shareholder recommendations for director candidates are evaluated in the same manner as other director candidates.
Shareholders wishing to nominate a director should follow the specific procedures and requirements set forth in the Company’s Bylaws (which incorporate the requirements of Rule 14a-19 of the Exchange Act), as discussed below.
Proxy Access. The Company’s Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding common stock of the Company continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the procedures and requirements specified in the Company’s Bylaws.
Qualifications of Directors and Nominees. The Board is committed to maintaining a varied and well-rounded membership, complete with qualifications, skills and experience that support not only the Company’s business needs, but that also provide independent and objective oversight of the Company’s strategy and business model. Over the years, the Board has developed a deep and varied skill set, with a membership that we believe reflects a comprehensive spectrum of both professional and personal experiences. The Board continues to focus its efforts on identifying candidates that add to, or otherwise complement, the skills and qualifications of its existing members.
In addition, the Corporate Governance Committee will take reasonable steps to include diverse candidates with respect to background and personal, educational and professional experience and skills in the context of the needs of the Board in the pool of potential candidates under consideration for future directorships, with the ultimate decision on all Board nominations being based on the contribution that the selected nominees will bring to the Board. The Board assesses its effectiveness in this regard as part of its annual board and director evaluation process.
2025 PROXY STATEMENT 9

The following chart sets forth the primary factors which the Board believes are important to the Company’s business and industry and which the Corporate Governance Committee relied on in connection with identifying and recommending nominees for the Annual Meeting to serve as directors. While marked qualifications, skills and experiences indicate strong expertise or experience in the applicable category or categories, it does not necessarily mean the director is an “expert” in that area, and the absence of a mark does not mean that a particular director does not possess that qualification, skill or experience.

Skills and Experience	Donald Allan, Jr.	Andrea J. Ayers	Susan K. Carter	Debra A. Crew	John L. Garrison	Michael D. Hankin	Robert J. Manning	Adrian V. Mitchell	Jane M. Palmieri
Senior Leadership Experience
Current Executive (Non-Public Company CEO) Experience provides current insight into the best practices and challenges of leading a complex organization.						■		■	■
Public Company CEO Experience (Current and Former) Provides insight into effectively leading a complex organization like ours with transparency and integrity.	■	■		■	■
Business Operations Experience

Finance/Accounting/Capital Allocation
Experience enables effective monitoring of the Company's financial reporting and control environment; assessment of its financial performance; and supporting appropriate shareholder returns.
	■		■			■	■	■
Legal/Regulatory/Government Affairs Experience enhances understanding of the impact and risks of legal and regulatory matters and public policy issues.				■	■	■

Manufacturing/Logistics/Supply Chain/Global Operations
Experience enhances the Board's ability to oversee cost-effective, technology-driven manufacturing and logistics processes and facilitates assessment of the Company's complex, international operations.
	■		■		■				■
Sales/Marketing/Brand Management Experience provides insights into the sales and marketing process and increasing the perceived value of our brands in the marketplace.				■					■
Risk & Resilience Management Experience
Risk Management Experience is important to the identification, oversight and mitigation of significant risks.	■		■			■	■	■
Cybersecurity Experience Provides insight to the Board as it oversees the Company's cyber risk management program in an evolving environment.			■			■	■
Sustainability and Climate-Related Risk Experience strengthens the Board's oversight of environmental policies, initiatives and reporting.			■			■	■		■
Strategic Development Experience
Product Development Experience provides insight into ideation, research and development, and commercialization of products and services.				■	■		■		■
Digital Experience is relevant to understanding and evaluating the Company's efforts in areas such as eCommerce and data and analytics.		■						■

10 2025 PROXY STATEMENT

Skills and Experience (continued)	Donald Allan, Jr.	Andrea J. Ayers	Susan K. Carter	Debra A. Crew	John L. Garrison	Michael D. Hankin	Robert J. Manning	Adrian V. Mitchell	Jane M. Palmieri
Innovation/Technology Experience enhances the Board's ability to appraise our progress in executing the strategy of becoming known as one of the world's leading innovators.		■		■				■
Strategic Transformation Experience is important in helping inform the Board's oversight of the Company's supply chain improvements and streamlining and simplification initiatives.	■	■			■

Director Nominee Tenure and Age and Board Refreshment. The tenure of our director nominees ranges from less than a year to more than 10 years, and the Board believes maintaining varying lengths of service provides a balance between new ideas and longstanding Company knowledge and valuable insight. Our director nominees reflect a wide age range, providing a range of experience and expertise. See more information below:

2025 PROXY STATEMENT 11

CORPORATE GOVERNANCE
Board Leadership Structure. To evaluate whether the Board’s leadership structure remains appropriate for the Company, our Board reviews its leadership structure annually and upon the resignation, removal or election of a new Chair or CEO and at such other times as the Board may deem appropriate. As part of this evaluation, the Board weighs the input from its shareholder engagement in determining whether any changes to its leadership structure, depending on the circumstances of the Company, would be in the best interests of the Company and its shareholders. The Board believes the current structure, characterized by an independent Chair and the CEO serving as a member of the Board, provides a management perspective, gives our Board a strong leadership and corporate governance structure with well-defined governance duties and best serves the needs of the Company and its shareholders in light of the Company’s current strategy and focus on business transformation. If the Chair is not an independent director, the independent directors will, based upon the recommendation of the Corporate Governance Committee, appoint an independent director to serve as a lead independent director. The Board believes that its programs for overseeing risk, as described under “Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
Andrea J. Ayers was elected as the independent Chair of the Board effective as of April 22, 2022. The Chair’s duties and responsibilities focus on promoting strong corporate governance and effective Board oversight. More specifically, the Chair’s responsibilities, absent the appointment of a lead director, include:
Presiding over shareholder meetings, director meetings and meetings of independent directors;
Ensuring all views, opinions and suggestions of other independent directors are heard;
Providing input on the composition of the Board and the membership and leadership of the Board committees to the Corporate Governance Committee;
Promoting and facilitating effective communication between the Board and members of management;
Establishing agenda subjects to be discussed during the year and the schedule and agenda for each Board meeting jointly with the CEO; and
Representing the Board in shareholder engagement efforts if such engagement is appropriate.
Stock Ownership Guidelines for Non-Employee Directors. Non-employee directors are required to comply with our Stock Ownership Guidelines for Non-Employee Directors, which requires the acquisition of shares having a value equal to 500% of the annual retainer within five years of such person becoming a director and the maintenance of such ownership level during their tenure in accordance with the policy. Shares held by directors under the Company’s Deferred Compensation Plan for Non-Employee Directors and shares subject to outstanding restricted stock units (“RSUs”) count towards satisfaction of the ownership requirements. A copy of this policy can be found on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading). For information about the stock ownership guidelines for executive officers, please see the “Executive Officer Stock Ownership Guidelines” section of this Proxy Statement beginning on page 41.
Meetings. The Board met six times during 2024. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Executive(1)	0
Audit	5
Corporate Governance	4
Finance and Pension	4
Compensation and Talent Development	5

(1)	Given the regular cadence of Board and committee meetings throughout the year, no meetings of the Executive Committee during 2024 were necessary.
The members of the Board serve on the committees as described in their biographical material on pages 1–8 (see also the summary chart on page ix). In 2024, all directors then serving on the Board attended at least 75% of the aggregate of the total number of Board meetings and committees on which the incumbent director served. Although the Company has no formal policy regarding attendance by members of the Board at the Company’s Annual Meetings, eight of the then-serving members attended the 2024 Annual Meeting.
Director Independence. The Board has adopted Director Independence Guidelines which are available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading). The Board has made the determination that all current directors and director nominees standing for election, except Mr. Allan, are independent according to the Director Independence Guidelines, the applicable rules and regulations of
12 2025 PROXY STATEMENT

the SEC, and the New York Stock Exchange (“NYSE”) listing standards, (including the additional, heightened independence criteria applicable to Audit and Compensation Committee members). In addition, the Board determined that former directors Messrs. Campbell and Tan were independent during the periods they served on the Board during 2024. When assessing director independence, the Board considers the various transactions and relationships known to the Board (including those identified through annual director questionnaires) that exist between the Company and the entities with which our directors or members of their immediate families have relationships. In connection with making its independence determinations, the Corporate Governance Committee evaluated certain commercial transactions that arose in the ordinary course of business and at arms-length between the Company and On Semiconductor Corporation, where Susan K. Carter serves as a director, and determined that these transactions did not constitute related party transactions under applicable rules and regulations of the SEC or NYSE. It is the policy of the Board that every member of the Audit, Corporate Governance, Compensation, and Finance and Pension Committees should be an independent director. The charters of each of these committees and the Corporate Governance Guidelines are available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading) or upon written request to Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053. Changes to any committee charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.
Board Committees. Our Board administers its strategic planning and risk oversight function directly and through its Board committees. The following outlines the responsibilities and areas of oversight of our Board committees as well as the number of times each committee met during 2024 and the composition of the committees as of the date of this Proxy Statement:

EXECUTIVE COMMITTEE		INDEPENDENT 83%
Committee Chair Andrea J. Ayers	Members Donald Allan, Jr. Susan K. Carter	Debra A. Crew Michael D. Hankin Robert J. Manning

Given the regular cadence of Board and committee meetings throughout the year, no meetings of the Executive Committee during 2024 were necessary.

The duties and responsibilities of the Executive Committee are set forth in its charter and include exercising the delegated powers of the Board during intervals between meetings of the Board to the extent permitted by law.

AUDIT COMMITTEE		INDEPENDENT 100%
Committee Chair Robert J. Manning$*	Members Susan K. Carter$* Michael D. Hankin$*	Adrian V. Mitchell$* Mojdeh Poul*

Number of Meetings in 2024 5

$ Financial Expert   * Financially Literate
The duties and responsibilities of the Audit Committee are set forth in its charter and include assisting the Board in monitoring (1) the integrity of the financial statements, accounting and financial reporting processes and systems of internal accounting and financial controls of the Company, (2) the qualifications and independence of the Company’s independent auditor, (3) the performance of the Company’s internal audit function and independent auditor, (4) the evaluation of the Company’s risk and policies for risk management and assessment and (5) the compliance by the Company with legal and regulatory requirements. In carrying out these responsibilities, the Audit Committee:

has sole authority to appoint or replace the Company’s independent auditor and is directly responsible for the compensation, terms of engagement, oversight and evaluation of the work of the Company’s independent auditing firm for the purpose of preparing or issuing an audit report or related work;

reviews the scope of the audit with the independent auditors and the internal auditing department;
approves in advance audit and non-audit services;

reviews with the independent auditors and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies;

considers periodic rotation of the Company’s independent auditor and reviews and evaluates the lead partner;
meets periodically with the independent auditors, the internal auditors and management in separate executive sessions, each of whom has direct and open access to the Audit Committee;
reviews and preapproves related party transactions;
2025 PROXY STATEMENT 13

reviews and discusses with management and the Company’s independent auditor the Company’s annual and quarterly financial statements prior to the filing of the relevant periodic report;
discusses with management the Company’s earnings press releases, including the use of non-GAAP financial information and key performance indicators; and
oversees the Company’s compliance and risk oversight function.
The Board of Directors has determined that Susan K. Carter, Michael D. Hankin, Robert J. Manning and Adrian V. Mitchell meet the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members of the Audit Committee are financially literate under the current NYSE listing standards.
Ernst & Young is the Company’s independent auditing firm. The Audit Committee reviewed its relationship with Ernst & Young, considered Ernst & Young’s independence, including whether there exist any potential conflicts of interest, and determined that the continued engagement of Ernst & Young did not raise any conflict of interest or other concerns that would adversely impact Ernst & Young’s independence.

CORPORATE GOVERNANCE COMMITTEE		INDEPENDENT 100%
Committee Chair Susan K. Carter	Members Andrea J. Ayers John L. Garrison, Jr. Robert J. Manning	Jane M. Palmieri

Number of Meetings in 2024 4

The duties and responsibilities of the Corporate Governance Committee are set forth in its charter and include evaluating candidates and making recommendations to the Board as to Board membership, as well as:

identify individuals qualified to become Board members, including through evaluating input from shareholders and third-party search firms if retained and engaged, concerning potential candidates, and recommends to the Board the director nominees to stand for election or re-election at annual or, if applicable, special meetings of shareholders or fill any vacancies or newly created directorships between such meetings;

recommends Board committee membership and committee chairs and non-employee director compensation;
leads the review and assessment of and recommends any changes to the Company’s Corporate Governance Guidelines;
oversees the annual evaluations of Board and committee performance;
reviews shareholder proposals and makes recommendations to the Board;
reviews the Company’s policies, objectives and practices with respect to the Company’s sustainability strategy, except to the extent specifically allocated to another committee of the Board; and
approves policy guidelines on charitable contributions.
The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of non-employee director compensation are described below under the heading “Director Compensation.”

COMPENSATION AND TALENT DEVELOPMENT COMMITTEE		INDEPENDENT 100%
Committee Chair Debra A. Crew	Members Andrea J. Ayers John L. Garrison, Jr.	Robert J. Manning Mojdeh Poul

Number of Meetings in 2024 5

The duties and responsibilities of the Compensation Committee are set forth in its charter and include overall responsibility for evaluating and approving or making recommendations to the Board regarding the Company’s executive compensation plans, policies and programs, including:
periodically reviewing the operation and structure of compensation programs;

reviewing, at least annually, and making recommendations to the Board regarding, the corporate goals and objectives relevant to CEO compensation, the evaluation of the CEO’s performance and the CEO’s compensation level;

14 2025 PROXY STATEMENT

reviewing periodically and making recommendations to the Board regarding all incentive awards and opportunities, employment and severance agreements and other arrangements and any change-in-control agreements or provisions affecting elements of compensation and benefits for the CEO;

reviewing, at least annually, and approving the annual compensation of other senior executives, including incentive awards and opportunities;
administering, overseeing and monitoring compliance with the Company’s clawback policies;
providing strategic oversight of the Company’s talent development process and succession planning for the CEO and other senior executives;

reviewing the shareholder engagement process, results and feedback received with respect to executive compensation and talent management matters and making recommendations to the Board, as appropriate; and

overseeing the Company’s strategies and policies related to human capital management, including with respect to matters such as talent recruitment, development, and retention, and employee engagement and effectiveness.

The procedures and processes followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described on page 23 under the heading “Compensation Discussion & Analysis.”
The Compensation Committee may form and delegate its authority to subcommittees when appropriate. The Compensation Committee has also delegated authority to the Company’s CEO to make annual grants and occasional off-cycle grants to employees who are not Section 16 officers of the Company and to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate such awards. No members of management or employees participated in executive sessions relating to compensation arrangements for our CEO.
The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) as an independent compensation consultant to advise the Compensation Committee. The Compensation Committee reviewed its relationship with Pay Governance, considered Pay Governance’s independence, including whether there exist any potential conflicts of interest, and determined that the engagement of Pay Governance did not raise any conflict of interest or other concerns that would adversely impact Pay Governance’s independence. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards regarding compensation advisor independence. The Compensation Committee has sole authority to retain or terminate Pay Governance as its independent compensation consultant and to approve its fees and other terms of engagement. The role of Pay Governance in determining and recommending the amount and form of compensation for our executive officers is discussed under “Role of Independent Compensation Consultant” in the Compensation Discussion and Analysis on page 31.

FINANCE AND PENSION COMMITTEE		INDEPENDENT 100%
Committee Chair Michael D. Hankin	Members Debra A. Crew Adrian V. Mitchell	Jane M. Palmieri

Number of Meetings in 2024 4

The duties and responsibilities of the Finance and Pension Committee are set forth in its charter and include advising in major areas concerning the finances of the Company, including:
reviewing the financial condition of the Company;
setting retirement policies, overseeing management’s administration of retirement plans and approving amendments to retirement plans and related trusts;
analyzing and advising on fundamental corporate changes in capital structure;
advising and assisting in matters such as short-term investments, credit liabilities, financings, interest rate hedges, swaps and other similar transactions; and
reviewing the Company’s enterprise risk management process.
Executive Sessions of the Board. Pursuant to the Corporate Governance Guidelines, the non-management directors meet in executive session at each regularly scheduled Board meeting. The Chair presides over these meetings.
Communicating with the Board. Shareholders or others wishing to communicate with the Chair, the Board generally, or any specific member of the Board may do so by mail addressed to Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive,
2025 PROXY STATEMENT 15

New Britain, Connecticut 06053. The Company’s Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Audit Committee Chair. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitation or advertisements; product or service-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam; and overly hostile, threatening, potentially illegal or similarly unsuitable communications.
Code of Business Ethics. The Company has adopted a Code of Business Ethics applicable to all of its directors, officers and employees worldwide and a Supplemental Code of Ethics for the CEO and Senior Financial Officers. Copies of these documents are available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading). Copies are also available upon written request addressed to Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053. The Company intends to post on its website required information regarding amendments to, or waivers from, these Codes within four business days after such amendment or waiver.
Talent Development and Succession Planning. Pursuant to its charter, the Compensation Committee provides strategic oversight of talent strategy and direction as the Company seeks, develops and retains the right talent for the Company’s needs. The Compensation Committee works with senior management on developing and cultivating succession planning for the Company’s executive officers. In addition, taking into account the recommendations of the Compensation Committee, the full Board is responsible for CEO succession planning. The CEO is also involved in the succession planning process, including through making recommendations and reviewing development plans of individuals.
Board and Committee Self-Evaluation. Each committee and the Board undertake a rigorous annual self-evaluation process to analyze whether each of our Board members is contributing to a highly engaged and inclusive Board. This process uses various methodologies that include written questionnaires and interviews, as appropriate. Topics addressed in the self-evaluation process include strategic oversight, board structure and operation, performance of all committees on which the director served during the fiscal year, performance of the Board as a whole, areas for improvement, interactions with and accessibility of management, time allocation and quality of materials. Directors also provide input on key focus areas for the Board in the upcoming fiscal year. The Corporate Governance Committee reviews the feedback received and annually provides the Board and its committees with an assessment of their performance. Based on the feedback received in the evaluation process, the Board and each of the committees develop areas of focus that they believe would benefit from additional attention and potential changes. In addition, the Board continually considers feedback from evaluations as part of the Board refreshment process.
Retirement Policy. Under the terms of the Company’s Corporate Governance Guidelines, unless otherwise authorized by the Board, the retirement of a director should ordinarily occur at the end of the term in which he or she becomes 75 years old.
Service on Other Public Company Boards. Under the terms of the Company’s Corporate Governance Guidelines, directors shall advise the Chair of the Board and the Chair of the Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or to serve as a board or committee chair for another public company board. Unless approved by the Board, a director may not simultaneously serve on more than four other public company boards. If the director is a named executive officer at another public company, the director may not simultaneously serve on any other public company boards except that other public company and the Company. The CEO may not serve on more than one other board of a public company in addition to the Company’s Board. Members of the Audit Committee may not serve on the audit committees of more than two other public companies. All of the Company’s directors are currently in compliance with this policy. The Company recognizes the substantial time commitments attendant to Board membership and expects that directors be fully committed to devoting all such time as is necessary to fulfill their Board responsibilities, including preparation for and attendance and participation at meetings. In light of this, as part of the annual director nomination process, the Corporate Governance Committee considers a director’s ability to devote sufficient time to prepare for and attend all Board and committee meetings and perform all Board and committee responsibilities. We also review the overboarding policies of our institutional investors on an ongoing basis, including with the Corporate Governance Committee, as appropriate, and discuss such policies during investor engagements.
Director Continuing Education. Pursuant to the Company’s Corporate Governance Guidelines, the Company regularly provides directors with continuing education on a variety of topics by outside speakers and management. In 2024, subjects covered with Board members included, among other topics, shareholder activism, investor sentiments, regulatory developments, corporate governance and cybersecurity. In addition, the Company provides its directors with a subscription to Agenda, a weekly corporate publication that focuses on governance issues of interest to directors of public companies. The Corporate Governance Committee encourages directors to periodically attend outside workshops and seminars regarding corporate governance and other topics.
Risk Oversight
As required by our Corporate Governance Guidelines, during the orientation process for new directors, each director receives a presentation from the Company’s senior management that describes the Company’s risk management policies and procedures. The full Board is responsible for reviewing the Company’s risk management program and its efforts to mitigate risks to the Company on at least an annual basis. This review is both informed by and informs the Board’s oversight of the execution of the Company’s overall strategy. Additionally, the Board has delegated specific risk oversight responsibilities to committees based on the expertise of those
16 2025 PROXY STATEMENT

committees, which are set forth in the committee Charters. Our Audit Committee routinely discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and compliance policies. The Audit Committee regularly reviews compliance and disclosure control procedures. Our Finance and Pension Committee reviews our enterprise risk management process. Our Compensation Committee oversees the operation of the Company’s compensation programs to ensure that the compensation programs do not encourage unnecessary or excessive risk-taking. The Board is committed to having individuals experienced in risk management on the Audit Committee and the Finance and Pension Committee, as well as on the full Board.
The Company’s Vice President and Treasurer (the “Treasurer”) leads the Company’s risk management framework and regularly reports to the Finance and Pension Committee on risk management topics. The Treasurer reports directly to the Executive Vice President, Chief Financial Officer. The enterprise risks are generally organized into broad categories, including, but not limited to, business resiliency, compliance and cyber. Risks identified through our risk management processes are prioritized and, depending on the probability and severity of the risk as well as the immediacy of the risk assessed, escalated as appropriate. Senior management discusses these risks regularly with the risk owners within the businesses or at the corporate level. Risk leaders within the businesses and corporate functions are responsible for identifying key risks and presenting risk assessments to senior management and, when appropriate, to the full Board or the relevant Board committee.
Sustainability Risk Oversight. Sustainability is an area of Board focus. Except to the extent specifically allocated to another committee of the Board, the Corporate Governance Committee oversees the Company’s policies, objectives and practices regarding the Company’s sustainability strategy, reporting and public communications, and the full Board reviews the incorporation of sustainability goals and metrics into our long-term corporate strategy. The Compensation Committee oversees the Company’s strategies and policies related to human capital management, including with respect to matters such as talent recruitment, development, and retention, and employee engagement and effectiveness. The full Board also regularly reviews our human capital management strategy, focusing on areas such as culture and talent acquisition, retention and development. The Company’s business strategy is designed to drive long-term value for its stakeholders by creating a simplified and focused organization, investing in core growth and innovation to be a market leader, and delivering for its customers, end users and shareholders. The Company has accordingly focused its sustainability efforts to better align with this business strategy. The Company’s sustainability approach is comprised of three impact pillars—People, Product, and Planet—which guide the Company’s focus and initiatives for sustainable performance. The Company’s most recent Impact Report provides an overview of the Company’s priority impact goals and progress. To learn more about our sustainability strategy and sustainability efforts, please visit our website and view our most recent Impact Report at www.stanleyblackanddecker.com. As explained in our most recent Impact Report, our goals make a number of assumptions and measurements of progress against such goals are based on certain methodologies and there are no assurances that those assumptions or methodologies will be correct or that such goals will be achieved or retained.
Cybersecurity Risk Oversight. The Board has the primary responsibility for oversight of cybersecurity matters. This responsibility had been previously delegated to the Audit Committee. The Board regularly reviews compliance and disclosure control procedures for cybersecurity matters. The Board also receives quarterly briefings from members of management responsible for cybersecurity and digital risk management for the Company, including the Vice President and Chief Information Officer, Chief Information Security Officer and the Senior Vice President, General Counsel and Secretary and third-party cybersecurity advisors on the Company’s cybersecurity program, including data protection and cybersecurity risks and the Company’s new and existing cyber risk controls intended to mitigate them, as appropriate. The Company has protocols and procedures by which certain cybersecurity incidents are escalated within the Company and, where appropriate, reported promptly to the Board. Additional information on our cybersecurity risk management program can be found in the Company’s Annual Report on 10-K at www.stanleyblackanddecker.com.
Related Person Transactions
Pursuant to the Company’s Code of Business Ethics, employees, officers and directors are required to bring any potential conflict of interest to the attention of the General Counsel. The Board has also approved a written Related Party Transactions Policy under which any proposed related party transaction involving directors, officers, nominees for directors or a 5% shareholder of the Company, or an otherwise “related person” as that term is defined in Item 404(a) of Regulation S-K, shall be brought to the attention of the Company and reviewed by the General Counsel. The General Counsel obtains the relevant facts and circumstances to determine whether a conflict or potential conflict exists and determines whether the transaction or relationship constitutes a related party transaction or should otherwise be reviewed by the Audit Committee. The Audit Committee is responsible for the review, approval or ratification of related party transactions and may, in its discretion, approve, ratify or take other action with respect to such transactions. Since December 31, 2024, there have been no related party transactions requiring disclosure in this Proxy Statement.

2025 PROXY STATEMENT 17

Human Capital Management
The CEO and the management Executive Committee are entrusted with developing and advancing the Company’s human capital strategy which is reviewed annually with periodic updates on progress with the Compensation Committee and the entire Board. The Chief Human Resources Officer (“CHRO”), who reports directly to the CEO, is charged with the development and stewardship of this strategy on an enterprise-wide basis. This incorporates a broad range of dimensions, including culture, values, labor and employee relations, leadership expectations and capabilities, talent development, performance management, and total rewards. Each year, the Company conducts an extensive talent review with its CEO where the leadership team, key talent, and succession plans are reviewed. Afterward, the CEO or CHRO leads a talent review with the Compensation Committee, which provides strategic oversight and direction regarding the talent development process, as well as with the entire membership of the Board, at least annually.
Additional information regarding the Company’s Human Capital programs and initiatives can be found in the Company’s Annual Report on 10-K and in our most recent Impact Report at www.stanleyblackanddecker.com. As explained in our most recent Impact Report, our goals make a number of assumptions and measurements of progress against such goals are based on certain methodologies and there are no assurances that those assumptions or methodologies will be correct or that such goals will be achieved or retained.
Director Compensation
The Corporate Governance Committee is responsible for recommending the compensation program for our non-employee directors to the Board for approval. Based on a periodic review of our director compensation against market data, the Corporate Governance Committee considers whether any changes in the amount or manner in which the Company compensates its non-employee directors is appropriate and provides its recommendation to the full Board. Under the Company’s 2024 Omnibus Award Plan (the “2024 Plan”), the maximum total compensation payable to any non-employee director is $750,000 per year. During 2024, the Corporate Governance Committee directed Pay Governance to conduct an analysis of director compensation who determined that non-employee director compensation was aligned with the median for the Company’s Compensation Peer Group (as defined on page 31).
During 2024, the annual compensation paid by the Company to its non-employee directors consisted of:

Annual Cash Retainer	$125,000
Annual RSU Grant (Fully Vested)	$185,000
Quarterly RSU Grants (Fully Vested) for Chair of the Board	$50,000
Committee Chair Cash Retainers:
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Corporate Governance Committee Chair	$20,000
Finance and Pension Committee Chair	$15,000

Non-employee directors may defer any or all of their cash retainer fees in the form of units tied to the value of Company common stock or cash accruing interest at the five-year Treasury bill rate under the Company’s Deferred Compensation Plan for Non-Employee Directors. RSUs granted to non-employee directors may be deferred under the Restricted Stock Unit Deferral Plan, which provides for deferred settlement of RSUs on or about the 90th day following the non-employee director’s separation from service (either in a lump sum on such date or in specified annual installments). In addition, any dividends that accrue in respect of deferred RSU awards will be reinvested in shares of Company common stock and paid out if and when the underlying award is settled.
18 2025 PROXY STATEMENT

Director Compensation Table
The compensation paid to each of the Company’s non-employee directors during 2024 is as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Andrea J. Ayers	129,875	384,879	—	514,754
Patrick D. Campbell	44,653	—	—	44,653
Susan K. Carter	133,736	184,982	10,000	328,718
Debra A. Crew	145,000	184,982	10,000	339,982
John L. Garrison, Jr.	23,611	—	—	23,611
Michael D. Hankin	140,000	184,982	10,000	334,982
Robert J. Manning	145,278	184,982	—	330,260
Adrian V. Mitchell	125,000	184,982	4,850	314,832
Jane M. Palmieri	125,000	184,982	—	309,982
Mojdeh Poul	125,000	184,982	—	309,982
Irving Tan	46,319	—	—	46,319

Fees Earned or Paid in Cash
The amounts shown in this column include cash amounts that have been deferred pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors. Seven of the directors deferred their fees in the form of Company common stock, as listed below. The grant date fair value associated with shares deposited to the following directors’ deferred compensation accounts during 2024 pursuant to their deferral elections, determined in accordance with Financial Accounting Standards Board (“FASB”) Codification Topic 718—Stock Compensation, is set forth in this column: Ms. Ayers, Ms. Carter, Ms. Crew, Mr. Garrison, Mr. Hankin, Mr. Mitchell and Mr. Tan. The amounts shown reflect prorated fees according to effective date of election, appointment or retirement for Messrs. Campbell and Tan, who retired at the 2024 Annual Meeting of Shareholders, and Mr. Garrison, who joined the Board on October 21, 2024. The amounts shown also reflect prorated committee chair fees for Ms. Ayers, who succeeded Mr. Tan as chair of the Corporate Governance Committee effective April 26, 2024; Ms. Carter, who succeeded Ms. Ayers as chair of the Corporate Governance Committee effective July 25, 2024; and Mr. Manning, who succeeded Mr. Campbell as chair of the Audit Committee effective March 9, 2024.
Stock Awards
The amounts set forth in this column reflect the grant date fair value of 2,140 RSUs, with dividend equivalent rights, which were granted to each director, other than Messrs. Campbell, Garrison and Tan, on May 3, 2024, a few days following our 2024 Annual Meeting of Shareholders. In the case of Ms. Ayers, the figure also includes quarterly RSU grants with a grant date fair value of approximately $50,000 each for serving as Chair of the Board. These RSUs are fully vested at the time of grant and entitle each recipient to Company common stock plus accrued dividends from the date of grant at the time of settlement. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to 10 equal annual installments, at the election of the director pursuant to the Restricted Stock Unit Deferral Plan. The aggregate grant date fair value associated with the 2024 equity awards determined in accordance with FASB Codification Topic 718—Stock Compensation was approximately $1,679,750.
2025 PROXY STATEMENT 19

Name	Outstanding RSUs (#)	Accrued Dividend Equivalents on Outstanding RSUs ($)
Andrea J. Ayers	13,947	87,532
Patrick D. Campbell	0	0
Susan K. Carter	2,140	5,339
Debra A. Crew	7,771	61,567
John L. Garrison, Jr.	0	0
Michael D. Hankin	7,771	61,567
Robert J. Manning	0	0
Adrian V. Mitchell	5,580	29,530
Jane M. Palmieri	6,346	39,221
Mojdeh Poul	6,346	39,221
Irving Tan	4,505	54,173

All Other Compensation
The amounts set forth in this column reflect the Company matching contributions under its Matching Gift Program that were distributed in 2024. The Company’s Matching Gift Program applies to all employees, retirees and directors of the Company and provides for a Company match on up to $10,000 of total gifts made by a participant to qualified charitable organizations each year. The match amount is reported in the proxy statement in the year in which the Company actually disburses the funds, so the Company match reflected in the proxy statement may exceed $10,000 in a particular fiscal year.
Security Ownership of Certain Beneficial Owners
No person or group, to the knowledge of the Company, owned beneficially more than 5% of the outstanding common stock of the Company, $2.50 par value, as of February 28, 2025, except as shown in this table.

Name and address of beneficial owner		Amount and nature of beneficial ownership	Percent of class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	18,706,025	(0 sole voting power; 190,292 shared voting power; 18,034,048 sole dispositive power; 671,977 shared dispositive power)	12.1%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	18,205,639	(17,135,532 sole voting power; 0 shared voting power; 18,165,958 sole dispositive power; 0 shared dispositive power)	11.8%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	13,565,511	(12,128,461 sole voting power; 0 shared voting power; 13,565,511 sole dispositive power; 0 shared dispositive power)	8.8%
State Street Corporation 1 Congress Street, Suite 1 Boston, MA 02114-2016	8,595,369	(0 sole voting power; 5,961,909 shared voting power; 0 sole dispositive power; 8,584,877 shared dispositive power)	5.6%

*
The information in the foregoing table is drawn from Schedule 13G/A reports filed with the SEC by The Vanguard Group, T. Rowe Price Associates, Inc., BlackRock, Inc. and State Street Corporation on February 13, 2024, November 14, 2024, November 8, 2024 and January 29, 2024, respectively.

20 2025 PROXY STATEMENT

Security Ownership of Directors and Officers
Except as reflected in the table below, no director, nominee, or named executive officer owns more than 1% of the outstanding common stock of the Company. As of February 28, 2025, the current executive officers, nominees, and directors as a group owned beneficially less than 1% of the Company’s outstanding common stock. The following table sets forth information regarding beneficial ownership as of February 28, 2025, with respect to the shareholdings of the directors, nominees for director, each of the named executive officers identified in the Summary Compensation Table on page 44, and all directors, nominees for director, and current executive officers as a group. Except as noted below, the named individual has sole voting and investment power with respect to the shares shown.

Name	Shares of Common Stock Owned	Percent of Class Owned
Donald Allan, Jr.	706,552(1)(2)(3)(5)	*
Andrea J. Ayers	28,078(4)(7)	*
Tamer K. Abuaita	49,131(1)(2)	*
Susan K. Carter	1,808(4)(9)	*
Debra A. Crew	14,593(4)	*
John L. Garrison, Jr.	285(4)	*
Patrick D. Hallinan	67,247(1)(2)	*
Michael D. Hankin	12,956(4)(8)	*
Janet M. Link	91,198(1)(2)	*
Robert J. Manning	34,460(6)	*
Adrian V. Mitchell	4,160(4)	*
Christopher J. Nelson	39,393(1)(2)	*
Jane M. Palmieri	2,011(4)	*
Mojdeh Poul	3,494(4)	*
Directors, nominees and current executive officers as a group (15 persons)	1,086,931(1)–(9)	*

*	Less than 1%
(1)
Includes shares that may be acquired through the exercise of stock options on or before April 29, 2025, as follows: Mr. Allan, 280,646; Mr. Abuaita, 31,001; Mr. Hallinan, 40,581; Ms. Link, 78,523; Mr. Nelson, 23,211; Ms. Wintner, 23,177; and all current executive officers as a group, 477,139.

(2)
Includes RSUs that would vest on or before April 29, 2025, as follows: Mr. Allan 9,272; Mr. Abuaita 1,586; Mr. Hallinan: 18,606; Ms. Link: 1,959; Mr. Nelson 3,545; Ms. Wintner 803; and all current executive officers as a group 34,968.

(3)
Includes stock options that would vest upon retirement prior to April 29, 2025, as follows: Mr. Allan, 234,712 and all executive officers as a group, 234,712. Includes RSUs that would vest upon retirement prior to April 29, 2025, as follows: Mr. Allan, 65,733; and all executive officers as a group, 65,733.

(4)
Includes the shares credited to those directors who have deferred director fees in the form of Company common stock pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors as follows: Ms. Ayers, 12,578; Ms. Carter, 1,766; Ms. Crew, 14,593; Mr. Garrison, 285; Mr. Hankin, 10,799; Mr. Mitchell, 4,160; Ms. Palmieri, 2,011; Ms. Poul, 3,494; and all directors as a group, 49,685. Does not include share-settled RSU grants under the Company’s Restricted Stock Unit Deferral Plan for Non-Employee Directors, which shares will be settled on or about the 90th day following the director’s separation from service (either in a lump sum on such date or in specified annual installments).

(5)	Includes 4,000 shares underlying RSUs granted to Mr. Allan on February 28, 2001, for which delivery has been deferred under The Stanley Works Deferred RSU Plan.
(6)	Includes 30,000 shares owned by Mr. Manning’s spouse.
(7)	Includes 15,500 shares of common stock directly held by Ms. Ayers.
(8)	Includes 2,157 shares of common stock held by Mr. Hankin pursuant to an IRA account.
(9)	Includes 42 shares of common stock jointly held by Ms. Carter and her spouse in a broker account.
2025 PROXY STATEMENT 21

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file initial reports of their ownership of the Company’s equity securities and reports of changes in such ownership with the SEC and the NYSE. Based on a review of copies of such forms, the Company believes that during fiscal year 2024, all of its directors and Section 16 officers were in compliance with the reporting requirements of Section 16(a), with the exception of one Form 3 filing for Ms. Wintner reporting her initial beneficial ownership that was filed late due to an administrative error on August 13, 2024.
Audit Committee Report
In connection with the financial statements for the fiscal year ending December 28, 2024, the Audit Committee reviewed and discussed the audited financial statements with management; discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence; has considered the compatibility of non-audit services with Ernst & Young’s independence; and has discussed Ernst & Young’s independence with Ernst & Young, including whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.
Audit Committee
Robert J. Manning (Chair)
Susan K. Carter
Michael D. Hankin
Adrian V. Mitchell
Mojdeh Poul
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
Compensation and Talent Development Committee Report
The Compensation and Talent Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into its Annual Report on Form 10-K.
Compensation and Talent Development Committee
Debra A. Crew (Chair)
Andrea J. Ayers
John L. Garrison, Jr.
Robert J. Manning
Mojdeh Poul
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act or the Exchange Act.
22 2025 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis provides information about our compensation framework and decisions for our named executive officers and associated governance practices for the fiscal year ending December 28, 2024.

23	COMPENSATION DISCUSSION & ANALYSIS
24	EXECUTIVE SUMMARY
29	COMPENSATION DESIGN
34	2024 EXECUTIVE COMPENSATION PROGRAM
41	COMPENSATION GOVERNANCE

Our Current Named Executive Officers

Donald Allan, Jr.	Patrick D. Hallinan	Tamer K. Abuaita
President & Chief Executive Officer (“CEO”)	Executive Vice President, Chief Financial Officer (“CFO”)	Global Chief Supply Chain Officer and President, Industrial

Janet M. Link	Christopher J. Nelson
Senior Vice President, General Counsel and Secretary	Chief Operating Officer (“COO”), Executive Vice President and President, Tools & Outdoor

2025 PROXY STATEMENT 23

EXECUTIVE SUMMARY
Fiscal Year 2024 Strategic and Financial Performance
Stanley Black & Decker was successful across its key focus areas in 2024 with continued gross margin expansion, strong free cash flow* generation supporting balance sheet strength as well as making new investments aimed at driving organic growth* and market share gains. In 2024, the Company delivered revenue growth and share gain momentum in DEWALT and within portions of Engineered Fastening. The Company leveraged its supply chain transformation to deliver on key financial milestones, including gross margin rate of 29.4% and 30.0% adjusted gross margin*, $1.1 billion of cash from operating activities, $753 million of free cash flow* and $1.1 billion of total debt reduction. The Global Cost Reduction Program, which is expected to conclude at the end of 2025 and deliver $2 billion of pre-tax run-rate savings, aims to optimize the cost base to fund investments designed to accelerate organic growth*. Stanley Black & Decker is built on the strength of its people, iconic brands and a powerful innovation engine. By accelerating its growth culture with operational excellence at its core, the Company believes it is positioned to deliver improved organic growth*, margins and cash flow to support strong long-term shareholder returns. The Company’s primary areas of multi-year strategic focus remain unchanged:
Advancing innovation, electrification and global market penetration to achieve mid-single digit organic revenue growth* (2 to 3 times the market);
Streamlining and simplifying the organization, and investing in initiatives that more directly impact the Company’s customers and end users;
Returning adjusted gross margins* to historical 35%+ levels by accelerating our operations and supply chain transformation to improve fill rates and better match inventory with customer demand; and
Prioritizing cash flow generation and inventory optimization.
The Company’s business transformation is intended to build a foundation for growth and deliver strong financial performance over the long term (beyond 2027):
Mid-Single Digit Organic Revenue Growth* (2 to 3 times the market);
>35% to 37% Adjusted Gross Margins*;
Adjusted EBITDA* at Mid to High Teens % of Sales;
Free Cash Flow* equal to, or exceeding, net income;
CFROI** ≥Mid-Teens; and
Committed to Solid Investment Grade Credit Rating.
The Company continued to make significant progress against these strategic priorities during 2024 and delivered the following results:

Recorded total revenue of $15.4 billion, down 3% versus the prior year as flat organic revenue*, led by DEWALT as well as aerospace fasteners, was more than offset by Infrastructure divestiture (-2%) and currency (-1%).

The Company continued executing a series of initiatives that are expected to generate $2 billion of pre-tax run-rate cost savings by the end of 2025. During 2024, and since the inception of the Global Cost Reduction Program in mid-2022, the Company has generated approximately $0.5 billion and $1.5 billion, respectively, of pre-tax run-rate cost savings driven by the supply chain transformation, lower headcount and indirect spend reductions. This resulted in the full year gross margin rate of 29.4% and adjusted gross margin rate* of 30.0% and the fourth quarter gross margin rate of 30.8% and adjusted gross margin rate* of 31.2%.

GAAP earnings (loss) per share from continuing operations was $1.89 in 2024 compared to $(1.88) in 2023. Excluding certain gains and charges, adjusted EPS*** from continuing operations was $4.36 in 2024 compared to $1.45 in 2023.

Net earnings from continuing operations was $286.3 million, or 1.9% of sales, versus a net loss from continuing operations of (1.8%) of sales in the prior year. 2024 EBITDA* was approximately $1.2 billion, or 7.5% of sales, versus approximately $0.6 billion, or 3.9% of sales, in the prior year. 2024 Adjusted EBITDA* was approximately $1.6 billion, or 10.1% of sales, versus approximately $1.1 billion, or 7.2% of sales, in the prior year.

The Company generated cash from operating activities in 2024 of $1.1 billion compared to $1.2 billion in 2023 and Free Cash Flow* of $753 million in 2024 compared to $853 million in 2023 as higher earnings were more than offset by lower cash flows from working capital due to the significant inventory reduction in 2023.

24 2025 PROXY STATEMENT

The Company completed the divestiture of STANLEY Infrastructure for net proceeds of $728.5 million, which furthers the simplification of the Company's portfolio, as well as the Company's commitment to maximizing shareholder value through active portfolio management.

This strong cash flow advanced the Company’s capital allocation priorities and supported approximately $1.1 billion of debt reduction in 2024, as well as a modest increase to the dividend to $0.82 per share in July 2024.

*	Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
**
Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement. CFROI referenced in this context is computed as cash from operations plus after-tax interest expense, divided by the 2-point average of debt and equity (i.e. beginning and end of year). CFROI used as a metric in the Company's long-term incentive award program is adjusted. Refer to “Incentive Measure Definitions for Long-Term Incentive Award Program” on page 37 for further information.

***
Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement. Adjusted EPS referenced in this context is defined as diluted GAAP EPS, excluding certain gains and charges. Adjusted EPS used as a metric in the Company’s long-term incentive award program is adjusted. Refer to the table titled “2022-2024 Performance Period” and corresponding footnotes under “Long-Term Incentive Performance Goals and Performance Period Results” on page 38 for further information.

Executive Compensation Philosophy and Framework
Our executive compensation philosophy is to provide performance-based and competitive compensation that rewards executives for actions that create long-term shareholder value and allows us to attract, motivate and retain high caliber executives. The primary tenets of our executive compensation philosophy include pay for performance, alignment with shareholder interests, competitive pay, and balance of risk versus reward, each of which are described in further detail under “Executive Compensation Practices Linked to Our Executive Compensation Philosophy” below.
Executive Compensation Practices Linked to Our Executive Compensation Philosophy

Compensation Practice	Rationale and Impact	Pay for Performance	Align with Shareholders	Competitive Pay	Balance Risk vs. Reward
Emphasize performance- based incentives	90% of CEO and 82% on average of other NEOs’ target pay is variable and tied to performance against preset goals or share price No guaranteed cash bonuses	■	■	■	■
Focus on long-term Company performance

LTIP PSUs comprise at least 50% of long-term incentive compensation for our CEO and other NEOs

No dividend equivalents paid out on RSUs unless the underlying award is earned or vests

No dividend equivalents paid out on PSUs
		■	■	■	■
Provide competitive total compensation opportunity	Executive total target compensation opportunity is generally targeted at the 50th percentile benchmark of our Compensation Peer Group		■	■	■
Require executives to be shareholders	A majority of each executive’s total target compensation is in the form of equity-based awards Robust stock ownership guidelines further align executives’ interests with those of our shareholders	■	■
Minimize compensation risk

Compensation program risk assessed annually to ensure that our compensation structure does not incentivize excessive risk-taking

Clawback policies covering all time and
performance-based incentive compensation

		■	■		■

2025 PROXY STATEMENT 25

Compensation Practice	Rationale and Impact	Pay for Performance	Align with Shareholders	Competitive Pay	Balance Risk vs. Reward
Anti-hedging and anti-pledging policies
Protect shareholder interests

No repricing or cash buyouts of options without shareholder approval

Double-trigger vesting for severance and equity awards in the event of a change in control

No excise tax gross-ups under change in control agreements and no tax gross-ups on perquisites (other than relocation benefits)
		■	■

Resulting Pay Mix for Our Named Executive Officers
Our executive compensation programs are designed to incentivize our executives to achieve or exceed pre-established, objective financial goals for the Company and deliver superior returns to our shareholders. As depicted in the charts below, 90% of our CEO’s and an average of 82% of our other named executive officers’ target compensation opportunities for 2024 were variable and tied directly to the achievement of financial goals or share price performance. These charts include the target annual bonus opportunities and regular annual equity grants to our named executive officers during 2024.
Pay for Performance
Our executive compensation program focuses on aligning pay with the Company’s performance. As a result:
The MICP had an above target payout for 2024.
The 2022–2024 LTIP PSUs delivered a zero payout, and the Company anticipates below target payout for the 2023–2025 LTIP PSUs.

All outstanding stock options held by the named executive officers, other than some of the more recently granted awards, are generally underwater. The exercise prices of stock options outstanding as of fiscal year end 2024 are set forth in the Outstanding Equity Awards at 2024 Fiscal Year-End table.

See pages 35,36 and 38 for further details regarding the performance results for the MICP and LTIP PSUs.
The range of these outcomes underscores the at-risk nature of these components of our executive compensation program and highlights the rigor of the preset performance targets. The Compensation Committee remains committed to emphasizing performance-based incentives that focus executives on both short- and long-term Company performance.
Shareholder Engagement
We are committed to regular, year-round, proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally.
26 2025 PROXY STATEMENT

In 2024, the Company invited shareholders representing approximately 60% of its shares outstanding to participate in discussions and continues to maintain an open dialogue with its shareholders. Shareholders representing greater than 40% of outstanding shares either accepted the Company’s invitation to have a formal discussion or replied indicating they were satisfied with recent engagement and that an additional meeting was not required. During the engagements, we discussed the Company’s strategy, Board composition and skill set, human capital management, risk management, sustainability strategy and executive compensation among other topics. We maintain an active and open dialogue with our shareholders and communicate key feedback and questions to the Board and relevant committees, which informs their discussions and decisions.
Say on Pay Advisory Vote Outcome
In addition to reviewing corporate governance best practices and incorporating feedback received through our shareholder engagement, the Compensation Committee considers the results of the Say on Pay advisory vote, among other factors, in making compensation decisions for the following year. The Board reviewed the results of our Say on Pay votes over the past three years (averaging approximately 90.9% approval of shareholder votes cast), including our most recent vote reflecting 92.7% approval of shareholder votes cast during 2024 in support of our executive compensation program. The Board believes that this substantial support affirms shareholders’ recognition of our strong alignment of pay with performance.

SAY ON PAY VOTES OVER THE PAST THREE YEARS APPROXIMATELY 90.9% AVERAGE

2024 & 2025 Compensation Program Design Changes
As previously disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders, in consideration of shareholder feedback and to improve strategic alignment, the Compensation Committee adjusted the design of our 2024 incentive compensation for our named executive officers to better align with the successful delivery of our strategic business transformation as further described below.
2024 MICP
In general, the 2024 MICP retained the 2023 MICP design; however, the transformation modifier was removed and replaced with an Adjusted Gross Margin modifier to encourage outperformance of the Adjusted Gross Margin Rate goal. Under the Adjusted Gross Margin modifier, any performance in excess of the Adjusted Gross Margin Rate maximum goal may result in additional payouts of up to 10%.
2025 MICP
The 2025 MICP retained the same core metrics and weightings as the 2024 MICP: Free Cash Flow (40%), Adjusted Gross Margin Rate (30%), and Adjusted EPS (30%) as well as the Adjusted Gross Margin modifier; however, the Adjusted Gross Margin modifier has been restructured such that achievement of the Adjusted Gross Margin Rate maximum goal may result in an additional 10% payout. Performance below the Adjusted Gross Margin Rate maximum goal will not result in any additional payout under the Adjusted Gross Margin modifier and performance in excess of the Adjusted Gross Margin Rate maximum will not result in an increase of more than 10%. The changes to the Adjusted Gross Margin modifier were made to provide an incentive to accelerate the successful conclusion of the Company's transformation. For all executive officers, an additional condition was added requiring that the Company's TSR for fiscal year 2025 be at or above the median of the S&P 500 Capital Goods Index in order for executive officers to receive any additional payouts under the Adjusted Gross Margin modifier. This additional condition was added so that executive officers receive the Adjusted Gross Margin modifier only if shareholders are also rewarded with excess returns.
2025–2027 LTIP PSU
We made the following design changes to our 2025-2027 LTIP PSU Program:
•
Replaced Relative Organic Sales Growth versus Market metric (previously weighted at 35%) with a new Adjusted EBITDA metric and increased weighting to 45% to align with our key external investor and valuation focus areas; and

•	Reduced the weighting of the Cash Flow Return on Investment (“CFROI”) metric from 40% to 30% in order to place more weighting on Adjusted EBITDA metric. Relative TSR weighting remains the same at 25%.
2025 PROXY STATEMENT 27

Why You Should Vote FOR the 2025 Advisory Vote on the Approval of Named Executive Officer Compensation

✔	Our executive compensation program is designed to incentivize and reward executives for taking actions that create sustainable shareholder value.
90% of CEO’s and 82% on average of other NEOs’ target compensation is variable and tied to performance against preset goals or share price performance.

Our executive compensation is aligned with short- and long-term Company performance, as evidenced by bonus payouts ranging from 156.1 to 173.6% of target under the 2024 MICP and zero payout under the 2022–2024 LTIP PSUs.

Our annual incentive compensation plan, the MICP, is based 100% on short-term Company performance against objective preset goals.

50% of long-term incentives for our CEO and other NEOs are contingent on financial and relative TSR performance over a three-year performance period, and 25% are stock options which generate value only if our stock price has appreciated from the exercise price at the time of exercise.

Total target executive pay opportunities are generally aligned with the 50th percentile benchmark of our Compensation Peer Group.
Robust policies minimize compensation risk and strengthen the alignment of executives’ interests with those of our shareholders.
Regular engagement enables shareholder feedback to serve as a key input to Board and committee discussions and decisions.

28 2025 PROXY STATEMENT

COMPENSATION DESIGN
Executive Compensation Philosophy Tenets
The primary tenets of our executive compensation philosophy are:

Pay for Performance
• A majority of annual and long-term compensation is performance-based, directly linked to both absolute and relative Company performance against preset goals.
• Above target compensation should be paid when performance exceeds goals, and below target compensation should be paid when performance falls short.

Competitive Pay
• To attract and retain high caliber executive talent, total target compensation for our named executive officers is generally aligned with the median of our Compensation Peer Group and published surveys (as described on page 31).
• While focusing on the market median, the Compensation Committee retains the flexibility to set individual total compensation opportunities based on its assessment of performance, experience, service in current position, responsibilities, criticality of the role to the Company and/or retention risk.

Alignment with Shareholder Interests	• Interests of executives are aligned with long-term economic interests of shareholders through stock-based compensation, stock ownership requirements and performance metrics that drive share value.
Balance Risk vs. Reward
• Providing a competitive performance-based compensation package that motivates executives to take actions aligned with our strategic objectives.
• Designing an appropriate incentive and pay governance structure mitigates compensation risk by disincentivizing excessively risky decisions.

2025 PROXY STATEMENT 29

Role and Process of the Compensation Committee
In developing and maintaining appropriate compensation programs and target compensation levels for our executive officers, including our named executive officers, the Compensation Committee:

Annually Monitors and Evaluates Executive Compensation
Annually reviews and evaluates detailed compensation data for each named executive officer, including:
• annual compensation and benefit values;
• the value of all outstanding equity awards;
• the accrued value of retirement benefits; and
• the amount of the Company’s obligations in the event the executive’s employment terminates under various circumstances.

Annually Reviews the Company’s Pay and Financial Performance Alignment
Annually reviews actual compensation received by the named executive officers and compensation realization by our named executive officers in relation to Company performance during the same time periods.

Based on the results of this assessment and within the broader framework of the Company’s annual and long-term financial results, assesses, in consultation with Pay Governance, whether the Company’s incentive programs are appropriately paying for performance.

Regularly Discusses Compensation Matters
Regularly discusses compensation matters, other than those pertaining to the CEO, with our CEO and other management representatives.

Meets in executive session with Pay Governance, without management present, to evaluate management’s input.

Solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

In Consultation with the Board, Establishes Performance Goals for the Company’s Annual and Long-Term Performance-Based Award Programs
Annually establishes performance goals for our performance-based award programs, taking into account:
•
recommendations from management based on the Company’s historical performance, strategic direction and anticipated future operating budget;
•
the Company’s strategic business plan and operating budget, including alignment with long-term financial objectives; and
•
the anticipated degree of difficulty in achieving the performance goals.

Approves goals, in consultation with the Board, once satisfied that performance goals are set at reasonable but appropriately challenging levels.

30 2025 PROXY STATEMENT

Role of Independent Compensation Consultant
To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee retained Pay Governance, an independent compensation consultant, to advise on executive compensation matters.
As an independent advisor to the Compensation Committee, Pay Governance:
reviews and recommends adjustments to the total compensation strategy, peer group and pay levels for the Company’s named executive officers;
examines all aspects of the Company’s executive compensation programs to assess whether the programs continue to support the Company’s business strategy;
informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs; and
provides general advice to the Compensation Committee with respect to compensation decisions pertaining to the CEO and senior executives.
In addition to the services provided to the Compensation Committee, Pay Governance periodically provides information and advice to the Corporate Governance Committee regarding the compensation of the Company’s non-employee directors. Pay Governance provides no other services to the Company. As described in more detail on page 15, prior to receiving advice from Pay Governance, the Compensation Committee determined that Pay Governance is independent and that there is no conflict of interest between Pay Governance and the Compensation Committee or the Company.
Use of Peer Companies and Benchmarking
Our Compensation Committee, in consultation with Pay Governance, determines which companies should be included in our peer group for compensation-setting and design purposes (the “Compensation Peer Group”) based on several criteria, including the selection of peers that are both business and labor market competitors, as well as size (primarily revenue size, but secondarily market capitalization and employee headcount). For 2024, the Compensation Committee found that, on average, annual target compensation for our named executive officers was aligned with the intended median positioning level of the Compensation Peer Group.
The median 2024 revenue of the 2024 Compensation Peer Group was $17.0 billion, and the median market cap of the 2024 Compensation Peer Group as of the end of the Company's fiscal year 2024 was $50.5 billion, as compared to 2024 revenue for the Company of $15.4 billion, and the market cap for the Company at the end of its fiscal year 2024 of $12.4 billion. As the Compensation Committee determined that this group continued to reflect an appropriate comparison group for the Company, there were no changes made to the Compensation Peer Group for 2024.

2024 Compensation Peer Group Companies
Carrier	Emerson Electric Company	Owens Corning	Rockwell Automation, Inc.
Cummins, Inc.	Illinois Tool Works, Inc.	PACCAR, Inc.	The Sherwin-Williams Company
Dover Corporation	Johnson Controls International plc	Parker Hannifin Corporation	Textron Inc.
Eaton Corporation plc	Masco Corporation	PPG Industries	Whirlpool Corporation

The data derived from the Compensation Peer Group and published compensation surveys provides ranges of compensation that the Compensation Committee then considers in setting executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives. The published survey benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.
2025 PROXY STATEMENT 31

2024 Compensation Elements
The Compensation Committee believes that a significant portion of each executive officer’s compensation opportunity should be variable in order to ensure that median or above median compensation is delivered only when business results are strong and we have created value for our shareholders.

Key Compensation Elements		Key Features	2024 Commentary
ANNUAL CASH COMPENSATION	FIXED
	BASE SALARY Reward the skill and expertise that our executive officers contribute daily	Benchmarked to median market levels Individual salaries reflect individual performance, experience, length of service, responsibilities, incumbent contributions and criticality of the role	Base salaries of our named executive officers were generally in line with the market median
AT RISK
ANNUAL INCENTIVE COMPENSATION UNDER MICP Balance complementary short-term goals of profitability and operational stability Encourage executives to maximize profitability, growth and efficiency
Target awards set as a percentage of base salary

100% of MICP compensation based on preset performance goals

Metrics and weightings established by the Compensation Committee at the beginning of the performance period

Payouts earned between 0% and 200% of target depending on performance against preset goals

0% payout for a particular MICP metric if threshold performance is not achieved

Payouts for executives with responsibility for specific business units are based on both corporate and business unit performance

2024 MICP Metrics:

Adjusted EPS* (weighted at 30%)

Free Cash Flow* (operating cash flow less capital expenditures) (weighted at 40%)

Adjusted Gross Margin Rate* (weighted at 30%)

Adjusted Gross Margin* modifier can increase (but not decrease) the final payout up to an additional 10% (but in no event will the payout exceed 200% of target)

Bonus opportunities for the leaders of our different business units also reflect divisional adjusted operating profit*, trade working capital and adjusted gross margin rate* goals

See page 34 for a discussion of these calculations
*
Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement

LONG-TERM EQUITY INCENTIVES	AT RISK
LTIP PSUs Incentivize executives to achieve sustainable performance results and maximize growth and efficiency Align payouts with financial performance and the creation of long-term shareholder value
PSUs are earned or forfeited based on performance against pre-established goals over a three-year performance period

Program design recognizes that stock returns typically take longer to develop than earnings and that TSR, while an important assessment of long-term performance, is less directly influenced by our management team

2024–2026 LTIP PSU Metrics:

CFROI* (weighted at 40%)

Relative Organic Sales Growth* versus Market (Market defined as revenue weighted GDP performance. Organic Sales Growth excludes acquisitions, divestitures, and foreign currency impact) (weighted at 35%)

Relative TSR (measured based on three-year cumulative return against the S&P 500 Capital Goods Index (“TSR”)) (weighted at 25%)

See page 37 for a discussion of these calculations

*
Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement

	RSUs Align executives’ interests with our shareholders and bolster retention	RSUs generally vest in three installments on each of the first three anniversaries of the grant date, reflecting a shift from the four-year vesting schedule applicable to awards prior to December 2022	Beginning in February 2023, RSUs are granted in the first quarter at the time of the February Board meeting annually rather than in December
STOCK OPTIONS Reward management only if there is share price appreciation
Stock options have an exercise price equal to fair market value at the time of grant and expire 10 years from the grant date

Stock options generally vest in three installments on each of the first three anniversaries of the grant date, reflecting a shift from the four-year vesting schedule applicable to awards prior to December 2022
Beginning in February 2023, stock options are granted in the first quarter at the time of the February Board meeting annually rather than in December

32 2025 PROXY STATEMENT

2024 Executive Incentive Compensation Payouts
The table below reflects the results of performance-based incentive compensation earned by our named executive officers pursuant to the 2024 MICP and 2022–2024 LTIP PSUs:

Compensation Element	Performance Alignment and Payouts	Page Reference
Annual Incentive Compensation: MICP Awards
Performance results were above target, resulting in bonus payouts for the named executive officers that ranged from 156.1% to 173.6%, which includes performance results against corporate and/or division based goals as applicable.
		35–36
Long-Term Incentives: LTIP PSUs	Below threshold performance for all metrics for 2022, 2023 and 2024 resulted in zero payout for the 2022–2024 LTIP PSUs.	39

2025 PROXY STATEMENT 33

2024 EXECUTIVE COMPENSATION PROGRAM
Base Salary
The table below sets forth the base salaries of our named executive officers and the effective date of the most recent base salary increase.

Officer	Effective Date	2024 Base Salary as of Dec. 28, 2024 ($)	2023 Base Salary as of Dec. 30, 2023 ($)
Donald Allan, Jr. (1)	1/1/2024	$1,350,000	$1,250,000
Patrick D. Hallinan	4/6/2023	$800,000	$800,000
Tamer K. Abuaita(2)	7/1/2024	$750,000	$615,000
Janet M. Link(3)	4/1/2024	$740,000	$710,000
Christopher J. Nelson	6/14/2023	$850,000	$850,000

(1)	Mr. Allan received a salary adjustment in connection with an amendment to his employment agreement that extended the term of his employment.
(2)
Mr. Abuaita received a merit increase of $50,000 (8.1%) effective April 1, 2024, and a subsequent salary adjustment effective July 1, 2024, of $85,000 (12.8%), in connection with his assumption of increased responsibilities.

(3)	Ms. Link received a merit increase of $30,000 (4.2%) effective April 1, 2024.
Annual Incentive Compensation
MICP Target Bonus Opportunities
For 2024, the named executive officer target cash bonus opportunities (as a percentage of actual base salary earned for 2024) were as follows:

Officer	Target Bonus (% of Base Salary)
Donald Allan, Jr. (1)	155%
Patrick D. Hallinan	100%
Tamer K. Abuaita(2)	100%
Janet M. Link(3)	85%
Christopher J. Nelson	120%

(1)
Mr. Allan’s target bonus was increased from 150% to 155%, effective January 1, 2024, to align with market in connection with an amendment to his employment agreement that extended the term of his employment.

(2)	Mr. Abuaita’s target bonus was increased from 85% to 100%, effective July 1, 2024, in connection with his assumption of increased responsibilities.
(3)	Ms. Link’s target bonus was increased from 75% to 85%, effective January 1, 2024, to align with market.
Incentive Measure Definitions for Annual Incentive Award Program
Under our annual incentive performance award program, 2024 MICP awards are earned or forfeited at the end of the performance year depending on the achievement of pre-established Adjusted EPS*, Free Cash Flow*, and Adjusted Gross Margin Rate* performance goals, subject to an Adjusted Gross Margin* modifier. Bonus opportunities for the leaders of our different business units also reflect divisional goals, which include adjusted division operating profit,* trade working capital and adjusted division gross margin rate*.
Adjusted EPS* is defined as diluted GAAP EPS, excluding certain gains and charges.
Free Cash Flow* is defined as cash flow from operations less capital and software expenditures.
Adjusted Gross Profit* is defined as sales less cost of sales, adjusted for certain gains and charges, primarily supply chain transformation costs.
Adjusted Gross Margin Rate* is defined as Adjusted Gross Profit* as a percentage of sales.
*	Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
34 2025 PROXY STATEMENT

MICP Performance Goals and Results
The table below sets forth the threshold, target and maximum performance levels for each performance goal under the 2024 MICP, as well as the actual performance for 2024, for the corporate measures. Except with respect to the Adjusted Gross Margin* modifier, threshold performance results in a payout at 50% of target and maximum performance results in a payout at 200% of target, in each case, weighted for the applicable performance goal. The Adjusted Gross Margin* modifier may increase (but not decrease) the final payout by 0% for threshold performance, 5% for target performance and 10% for maximum performance.

	Threshold	Target	Maximum	2024 Actual Result
Adjusted EPS*	$3.50	$4.00	$4.50	$4.36
Free Cash Flow*	$550M	$650M	$750M	$753M
Adjusted Gross Margin Rate*	29.3%	29.8%	30.3%	30.0%
Adjusted Gross Margin* Modifier	30.3%	30.55%	30.8%	30.0%

*	Non-GAAP financial measure. See Appendix A on page 73 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
In establishing the threshold, target and maximum performance levels described above, the Compensation Committee sought to align the 2024 goals with our 2024 operating plan expectations and to be generally consistent with our shareholder guidance released in February 2024. Adjusted EPS* and Adjusted Gross Margin Rate* goals were set at levels significantly higher than their respective 2023 MICP goals, and the threshold goals for 2024 were set at levels exceeding their respective actual 2023 performance. Actual Adjusted EPS* and Adjusted Gross Margin Rate* performance for 2024 exceeded target and represented an over 200% increase and an over 15% increase compared to actual 2023 performance, respectively. The new Adjusted Gross Margin* modifier threshold goal was also set at a level that exceeded actual 2023 Adjusted Gross Margin Rate* performance and the 2023 maximum; however, actual performance for 2024 was below threshold.
Although the 2024 target Free Cash Flow* goal was set lower than the 2023 target goal and actual 2023 performance, it was set at a level that the Compensation Committee determined to be appropriately challenging taking into consideration that the majority of the 2023 Free Cash Flow* performance (approximately $853 million) was driven by a total working capital reduction of approximately $770 million, which was almost entirely driven by a large one-time inventory reduction as part of the Company's Global Cost Reduction Program. In light of the significant impact of this one-time inventory reduction on 2023 Free Cash Flow* performance and that the amount of further inventory reductions in 2024 was expected to be significantly lower, the Compensation Committee determined the 2023 Free Cash Flow* performance was not a repeatable or appropriate goal level for 2024. The Company's 2024 target Free Cash Flow* goal, relative to actual 2023 performance, contemplated improvements in underlying operating earnings offset by lower levels of inventory reductions (approximately $400 million to $500 million less than 2023) and expected increases in capital expenditures to support the Company's transformation efforts. Actual Free Cash Flow* performance for 2024 exceeded maximum as a result of improved earnings and lower capital expenditures resulting from the Company rationalizing and prioritizing spend compared to the Company's 2024 plan.
The weighting for each of these measures, the potential bonus payouts and the amounts attained for 2024 performance are set forth in the table below. The amounts reported for Mr. Nelson are based on the corporate goals set forth above and the results of the Tools & Outdoor business, weighted as indicated in the table below. For 2024, the adjusted division operating profit* was achieved below target, the divisional trade working capital performance was above target and the adjusted division gross margin rate* performance was below target. The specific divisional operating profit*, trade working capital, and gross margin rate* goals and results are not disclosed, as the disclosure of such information would result in competitive harm to the Company and would be of limited additional use to investors.
2025 PROXY STATEMENT 35

	Weighting of Measures							Potential Bonus Payouts ($)
	Corporate			Division							Weighted Avg. Payout Earned on All Measures (% of target)	Payout ($)
	Adjusted EPS*	Free Cash Flow*	Adjusted Gross Margin Rate*	Adjusted Division Operating Profit*	Trade Working Capital	Adjusted Division Gross Margin Rate*	Adjusted Gross Margin* Modifier	Threshold	Target	Maximum
Donald Allan, Jr.	30%	40%	30%	N/A	N/A	N/A	+10%	$1,046,250	$2,092,500	$4,185,000	173.6%	$3,362,580
Patrick D. Hallinan	30%	40%	30%	N/A	N/A	N/A	+10%	$400,000	$800,000	$1,600,000	173.6%	$1,388,800
Tamer K. Abuaita	30%	40%	30%	N/A	N/A	N/A	+10%	$328,813	$657,625	$1,315,250	173.6%	$1,141,637
Janet M. Link	30%	40%	30%	N/A	N/A	N/A	+10%	$311,313	$622,625	$1,245,250	173.6%	$1,080,877
Christopher J. Nelson	21%	28%	21%	9%	12%	9%	+10%	$510,000	$1,020,000	$2,040,000	156.1%	$1,592,220

*	Non-GAAP financial measure. See Appendix A on page 73 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
36 2025 PROXY STATEMENT

Long-Term Incentives
The following describes the process by which goals are established for our long-term incentive awards.

Incentive Measure Definitions for Long-Term Incentive Award Program
Our 2024–2026 LTIP PSUs are earned or forfeited following the conclusion of a three-year performance period depending on the achievement of (i) CFROI performance goals for each fiscal year in the performance period, all of which are pre-established at the beginning of the three-year performance period, (ii) a three-year relative cumulative TSR goal, and (iii) a three-year Relative Organic Sales Growth versus Market goal. Beginning with the 2023–2025 LTIP PSU program and continuing for subsequent cycles, the Adjusted EPS metric used in prior years was removed and replaced with a new Relative Organic Sales Growth versus Market goal, thereby eliminating the use of Adjusted EPS in our long-term incentive program and aligning with our long-term strategy to achieve 2 to 3 times market revenue growth.
TSR is calculated as an annualized rate of return reflecting share price appreciation and dividends paid during the measurement period with starting and ending prices measured as 20-day averages to account for daily trading volatility. In the event the Company’s TSR is negative for the three-year measurement period there is a cap such that the maximum payout cannot exceed target regardless of how the Company’s stock performs relative to the LTIP Peer Group, the S&P 500 Capital Goods Index. Following the Company’s portfolio transition in 2022, the Company elected to replace the peer group used in prior LTIP PSUs with the S&P 500 Capital Goods Index. The Company believes that the S&P 500 Capital Goods Index is a more appropriate comparison because it represents a broader group of companies across major industrial manufacturing categories that carry similar operational characteristics to the Company.
CFROI* is defined as cash from operations plus after-tax interest expense, divided by the two-point average (beginning and end of the year) of debt plus equity. CFROI has been adjusted, consistent with the terms of grant, to exclude the impact of certain gains and charges, and to add back pro-forma impacts, if and as applicable, related to divested businesses, for comparability to the originally established goal. Including this measure helps align performance goals with the Company’s objectives by encouraging participants to give greater weight to the projected cash flow return in relation to the cost of capital when considering investments.
Relative Organic Sales Growth* versus Market is defined as (i) Organic Sales Growth, which is the difference between total current and prior year sales less the impact of companies acquired and divested in the past 12 months and any foreign currency impacts, divided by prior year sales, versus (ii) Market, which measures our performance relative to market performance defined as gross domestic product (GDP) weighted by global revenue distribution over the three-year performance period.
*	Non-GAAP financial measure. See Appendix A on page 73 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
2025 PROXY STATEMENT 37

How We Determine Target LTI Values
The Compensation Committee establishes long-term incentive values for each NEO considering market data and internal peer comparisons. The allocation of the long-term incentive values for all NEOs is 50% LTIP PSUs, 25% stock options and 25% RSUs. The following table shows the 2024 grant date fair value of regular long-term incentive awards for our named executive officers.

	LTIP PSUs (50% of Grant)	Stock Options (25% of Grant)	RSUs (25% of Grant)
Donald Allan, Jr.	$5,187,495	$2,593,756	$2,593,719
Patrick D. Hallinan	$1,912,463	$956,243	$956,206
Tamer K. Abuaita	$850,029	$425,008	$424,990
Janet M. Link	$1,049,983	$524,998	$524,962
Christopher J. Nelson	$1,900,012	$950,006	$950,042

The number of shares granted under each award type identified in the above table are shown in the “Grants of Plan-Based Awards Table” on page 46.
Long-Term Incentive Performance Goals and Performance Period Results
2024–2026 Performance Period
Rigorous goals are established at the beginning of each three-year performance period, based on our long-term strategic plan and annual operating plan, and are aligned with our financial objectives. The goals for the 2024–2026 performance period exclude the estimated impact of Non-GAAP adjustments described in Appendix A. The CFROI goals for the 2024–2026 performance period did not change from the CFROI goals for the 2023–2025 LTIP PSU performance period as they continued to be in line with the Company’s three-year outlook and were consistent with the goals for the 2023–2025 LTIP PSU performance period.
The threshold, target and maximum performance goals for the 2024–2026 LTIP PSUs are set forth in the following table. Threshold performance across all performance goals would result in a payout at 50% of target, while maximum performance across all performance goals would result in a payout at 200% of target.

	CFROI* (weighted 40%)			Relative Organic Sales Growth* versus Market (weighted 35%)			Relative TSR (weighted 25%)
	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
2024(1)	8%	9%	10%	0.5X	1.0X	1.5X	25th percentile	50th percentile	75th percentile
2025	9%	10%	11%
2026	10%	11%	12%

(1)	2024 CFROI performance was below target at 8.5%.
*	Non-GAAP financial measure. See Appendix A on page 73 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
The following table details the individual award opportunities for the 2024–2026 LTIP PSUs:

	Potential LTIP PSUs to Be Earned			Target LTIP PSUs
	Threshold	Target	Maximum	% of 2024 Base Salary as of Dec. 28, 2024	$
Donald Allan, Jr.	32,079	64,158	128,316	384%	$5,187,495
Patrick D. Hallinan	11,827	23,653	47,306	239%	$1,912,463
Tamer K. Abuaita	5,257	10,513	21,026	113%	$850,029
Janet M. Link	6,493	12,986	25,972	142%	$1,049,983
Christopher J. Nelson	11,750	23,499	46,998	224%	$1,900,012

38 2025 PROXY STATEMENT

2023–2025 Performance Period
The threshold, target and maximum performance goals for the 2023–2025 LTIP PSUs are as follows:

	CFROI* (weighted 40%)			Relative Organic Sales Growth* versus Market (weighted 35%)			Relative TSR (weighted 25%)
	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
2023(1)	8%	9%	10%	0.5X	1.0X	1.5X	25th percentile	50th percentile	75th percentile
2024(1)	9%	10%	11%
2025	10%	11%	12%

(1)	2023 CFROI performance was above target at 9.4%. CFROI performance for 2024 was below threshold at 8.8%.
*	Non-GAAP financial measure. See Appendix A on page 73 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
2022–2024 Performance Period
The threshold, target and maximum performance goals and actual performance results for the 2022–2024 LTIP PSUs are illustrated in the following table. The below threshold performance for all goals for the 2022–2024 LTIP PSUs resulted in zero payout.

	CFROI* (weighted 40%)				Adjusted EPS* (weighted 35%)				Relative TSR (weighted 25%)
	Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved
2022	15%	16%	17%	(6.1)%	$11.02	$12.25	$13.48	$4.67	25th percentile	50th percentile	75th percentile	0th percentile
2023	15%	16%	17%	10.1%	$11.87	$13.19	$14.51	$1.43
2024	15%	16%	17%	9.4%	$12.73	$14.15	$15.57	$4.25

*	Non-GAAP financial measure. See Appendix A on page 73 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
The following table sets forth the number of 2022–2024 LTIP PSUs earned by each of the named executive officers. Only Messrs. Allan and Abuaita and Ms. Link received 2022–2024 LTIP PSUs, as the other two named executive officers were hired after the February 16, 2022 grant date.

	Potential LTIP PSUs (Number of Shares)			Actual Payout (shares)	Weighted Average Payout (% of target)
	Threshold	Target	Maximum
Donald Allan, Jr.(1)	14,322	28,644	57,288	0	0%
Tamer K. Abuaita	1,628	3,255	6,510	0	0%
Janet M. Link	1,809	3,617	7,234	0	0%

(1)
Mr. Allan received two grants of 2022–2024 LTIP PSUs. The first was his annual grant on February 16, 2022, and the second grant was made in connection with his promotion to President and CEO on July 5, 2022.

2025 PROXY STATEMENT 39

Benefits and Perquisites
Retirement Benefits
The Compensation Committee believes that offering a full complement of compensation and benefit programs commensurate to those typically extended to senior executive officers at comparable companies is crucial to the attraction and retention of high caliber executive talent. To that end, the Company currently offers defined contribution retirement programs to its executive officers under two plans: the Stanley Black & Decker Retirement Account Plan (the “RAP”) and the Stanley Black & Decker Supplemental Retirement Account Plan (the “Supplemental RAP”). The Supplemental RAP provides executive officers and certain other employees, including the named executive officers, with benefits that cannot be provided under the RAP due to Internal Revenue Code limitations but is otherwise designed to provide benefits similar to the RAP. The material terms of the Supplemental RAP are set forth on page 51 under the heading “Non-Qualified Deferred Compensation Plans in Fiscal Year 2024.”
The named executive officers are eligible to participate in the RAP, the Company’s 401(k) retirement plan, on the same basis as other U.S.-based employees of the Company. The RAP features two accounts: a Choice Account and a Core Account. During 2024, the Company made matching contributions equal to 50% on the first 7% of eligible pay contributed by a participant under the Choice Account (subject to limits set forth in the Internal Revenue Code). Such matching contributions are vested after one year of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company or one of its wholly owned subsidiaries. During 2024, the Company also made contributions to the Core Account based on each participant’s age as of the last day of 2024 and eligible pay for 2024 (subject to limits set forth in the Internal Revenue Code) based on the following:

Age	Allocation Amount (% of Pay)
Less than 40	2%
40–54	4%
55 and older	6%

Allocations to a participant’s Core Account are vested after three years of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.
Perquisites and Other Benefits
The Company provides certain perquisites to its executive officers as part of its overall compensation program. The perquisites offered in 2024 were: supplemental life and long-term disability insurance, financial planning services, executive medical exam, home security system (for the President and CEO only), personal use of corporate aircraft (for the President and CEO or other executive officers who have secured permission of the Compensation Committee), and up to $10,000 of Company products for the President and CEO and up to $5,000 of Company products for all other executive officers.
The Compensation Committee reviews perquisites periodically. The provision of supplemental life and long-term disability insurance, financial planning services, and executive medical exams are generally consistent with market practice. The Compensation Committee believes these perquisites provide a benefit to the Company by encouraging executives to maintain their health and financial well-being. The Company’s Product Program is designed to encourage Company executives to use, and encourage others to use, Company products. The Company provides home security systems and services to certain executives to help ensure their safety and that of their families; however, this program was not offered to executives hired after the completion of the sale of the Security segment in July 2022, and the program was completely discontinued for all executives other than Mr. Allan effective as of December 31, 2023. The Company also permits personal use of corporate aircraft by the President and CEO in order to enhance his safety and efficiency, which must be approved in advance in writing by the General Counsel or her designee. Personal use of corporate aircraft by other Company employees must be approved in advance in writing by the Compensation Committee. The Company does not provide tax gross-ups on any perquisites, other than relocation benefits.
40 2025 PROXY STATEMENT

COMPENSATION GOVERNANCE
Managing Compensation Risk
We are committed to our pay for performance philosophy and the incentive programs we have implemented to support such alignment. At the same time, we strive to ensure that our compensation policies and practices do not encourage unnecessary or excessive risk-taking by our executives to the detriment of the long-term interests of our shareholders, as demonstrated by the following policies.
Executive Officer Stock Ownership Guidelines
The Company maintains Stock Ownership Guidelines for Executive Officers to create an ownership culture and to reflect the Compensation Committee’s belief that meaningful investment in the Company by executive officers better aligns their interests with those of the Company’s shareholders. This policy requires our executive officers to reach the minimum levels of stock ownership laid out in the table below within a five-year period commencing on the date of hire or promotion to a senior management position. Shares owned by the executive officer (or an immediate family member living in the same household), shares held in trust for the benefit of the executive officer, vested stock-based equity awards, unvested and vested time-based RSUs and any deferred stock-based equity awards are considered in measuring an executive officer’s stock ownership for purposes of this policy; however, unvested stock options, unexercised stock options and unvested performance-based equity awards are not so considered.
A copy of this policy is available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).

Minimum Ownership
CEO	6x of base salary
CFO and COO	5x of base salary
Other Executive Officers	3x of base salary

Insider Trading Policy
We maintain an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of our securities and, in some circumstances, securities of other corporations or business entities by directors, officers, and employees as well as their family members and/or controlled entities, and the Company itself, that is designed to promote compliance with applicable securities laws, rules and regulations, and the NYSE listing standards. Among other things, the Insider Trading Policy prohibits certain persons who are aware of material nonpublic information about a company from (i) transacting in securities of that company or (ii) disclosing such material non-public information to other persons who may enter into transactions in that company’s securities on the basis of that information. A copy of the Insider Trading Policy is available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).
Policy Prohibiting Hedging and Pledging of Company Stock
The Board has adopted a policy prohibiting hedging and pledging transactions related to the Company’s common stock or other securities. Pursuant to this policy, hedging or monetization transactions of any type by officers, directors and employees are prohibited, including entry into any prepaid variable forward contracts, equity swaps, collars, exchange funds or other transactions involving Company securities that could be used to hedge or offset any decrease in the value of the Company’s stock. Officers, directors and employees are also prohibited from maintaining Company securities in a margin account. No officer, director or employee may pledge or hypothecate Company securities as collateral for a loan. This policy is reflected in the Company’s Policy Against Hedging or Pledging Company Securities and in the Insider Trading Policy.
Clawback of Compensation and Awards
As a result of the SEC final clawback rule adopted in October 2022, the Company adopted a clawback policy in compliance with applicable rules and regulations of the SEC and NYSE listing requirements (the “Mandatory Clawback Policy”). The Mandatory Clawback Policy provides that, in the event of a “Financial Restatement” (as defined in the Mandatory Clawback Policy), the Company shall reasonably promptly recover any incentive-based compensation received by any “Covered Executive” (i.e., any Section 16 officer who served during the performance period applicable to the Financial Restatement), subject to limited exceptions to the extent permitted by NYSE listing standards. Incentive compensation subject to recoupment under the Mandatory Clawback Policy generally includes the excess of the amount of incentive-based compensation received by any Covered Executive during the
2025 PROXY STATEMENT 41

three completed fiscal years immediately preceding the “Recoupment Trigger Date” (as defined in the Mandatory Clawback Policy) over the amount of incentive-based compensation that would have been received by the Covered Executive had such compensation been determined based on restated amounts in the Financial Restatement.
In February 2025, the Company adopted an additional, discretionary compensation recoupment policy (the “Discretionary Clawback Policy”), pursuant to which the Company may recover any covered compensation in the event a “Covered Executive” (i.e., any current or former Section 16 officer and any other employees designated by the Compensation Committee) engages in misconduct. The covered compensation subject to recoupment under the Discretionary Clawback Policy includes all time-based and performance-based cash and equity incentive compensation that is earned, granted, vested, paid or otherwise received by a Covered Executive on or after the effective date of the Discretionary Clawback Policy.
Copies of the Mandatory Clawback Policy and the Discretionary Clawback Policy are available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).
Assessment of Risk Arising from Compensation Policies and Practices
The Compensation Committee reviews, on a periodic basis, the operation and structure of the Company’s compensation programs and has considered whether its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has concluded that the Company’s compensation practices and policies do not create such risks based on the following considerations.
As discussed on pages 35–36, the MICP utilizes a combination of corporate and divisional goals. Divisional goals are established with overall corporate objectives in mind and do not conflict with corporate goals. To further minimize the risk that any employee or group of employees would pursue achievement of divisional goals in a manner that would have an adverse impact on the overall corporate goals, at least 25% of the annual bonus opportunity for all managers is based on achievement of the corporate goals. In addition to divisional goals, managers other than named executive officers may be assigned individual performance goal targets as a component of their MICP award. Any such individual achievement goals account for a relatively small percentage of the total bonus opportunity and, accordingly, disincentivize any individual from pursuing achievement of an individual goal in a manner that would jeopardize performance of his or her division as a whole or the Company as a whole.
The RSUs and stock options, which vest over three years, align recipients’ interests with those of the Company’s shareholders in maintaining or increasing share value, making it against the interests of award recipients to pursue behaviors that create a material risk to the Company. LTIP PSU grants generally are earned based on achievement of corporate performance goals over a three-year performance period. For the 2023-2025 and 2024-2026 cycles, a portion of each LTIP PSU grant is contingent on achieving stated levels in Relative Organic Sales Growth versus Market during the performance period, a portion based on targets relating to CFROI, and a portion contingent on achieving TSR relative to a peer group. For the 2025-2027 LTIP PSU cycle, the Relative Organic Sales Growth versus Market was replaced with a new Adjusted EBITDA metric as further described under “2024 & 2025 Compensation Program Design Changes”. The Company believes that using Relative Organic Sales Growth versus Market and CFROI as performance measures provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and reinforce the Company’s quest for continued growth. Similarly, the Company believes that including three-year relative TSR as a performance measure encourages management to continuously benchmark Company performance against that of a broadly defined group of comparable companies, further supporting the Company’s quest for growth. In determining whether Relative Organic Sales Growth versus Market and CFROI goals have been met, the Compensation Committee retains the discretion to adjust the manner in which achieved Relative Organic Sales Growth versus Market and CFROI are determined to take into account certain non-recurring events (such as significant acquisitions or divestitures). Providing the Compensation Committee this discretion allows the Compensation Committee to ensure the results are comparable to the originally established goals. It also has the effect of reducing any incentive to take a particular action in order to increase the earned LTIP PSUs that would be distributed at the end of the applicable performance period.
Other incentive programs provided to employees are common in companies in durable goods and services businesses, such as commissions on sales for sales representatives. None of these programs accounts for a significant percentage of the relevant business unit’s revenues.
In addition, our compensation programs contain many design features that mitigate the likelihood of encouraging excessive or inappropriate risk-taking behavior. These features include robust stock ownership guidelines, a policy against hedging or pledging of Company stock and “recoupment” or “clawback” policies in the event of certain financial restatements as described on pages 41–42.
42 2025 PROXY STATEMENT

Timing of Equity Grants
The Compensation Committee determined that, beginning in 2023, annual equity grants, including LTIP PSUs, stock options and RSUs, to executive officers would be made in the first quarter of each year to facilitate cohesive award communication to participants and better align with prevalent market practice. The exercise price for all stock option grants is set no lower than the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant.
The Compensation Committee may occasionally make off-cycle grants during the year. Such off-cycle grants typically relate to promotions, hiring, acquisitions, or other significant business events that have a meaningful impact on our ability to recruit or retain management talent. The Compensation Committee has also delegated authority to the Company’s CEO to make annual grants and occasional off-cycle grants to employees who are not Section 16 officers of the Company and to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate such awards. The grant date for any grants made by the Company’s CEO is either the date the grant authorization is signed by the CEO, or a later date specified in the grant authorization.
Under the Company’s employee stock purchase plan, eligible employees, including the named executive officers, may purchase shares at a discount, with purchase dates generally on the last business day of each month using payroll deductions that occurred during that month.
We neither backdate equity awards, nor grant spring-loaded equity awards (i.e., we do not make equity grants shortly before announcing market-moving information with better-than-expected results or the disclosure of a significant transaction). The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity grants, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, no stock options were granted to named executive officers during the period beginning four business days before and ending one business day after the filing of any periodic or current report that discloses material nonpublic information.
2025 PROXY STATEMENT 43

2024 EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes compensation information for our named executive officers for each of the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Donald Allan, Jr., President and CEO	2024	1,350,000	—	7,781,214	2,593,756	3,632,580	642,731	16,000,281
	2023	1,250,000	—	6,937,461	2,312,491	3,071,250	306,442	13,877,644
	2022	1,060,000	—	5,078,138	1,671,738	—	283,380	8,093,256
Patrick D. Hallinan Executive Vice President, Chief Financial Officer	2024	800,000	—	2,868,669	956,243	1,388,800	439,246	6,452,958
	2023	585,641	350,000	5,387,467	912,506	1,310,400	161,156	8,707,170
Tamer K. Abuaita Global Chief Supply Chain Officer and President, Industrial	2024	695,000	—	1,275,019	425,008	1,141,637	108,720	3,645,384
	2023	602,500	—	2,071,058	456,011	856,265	76,245	4,062,079
Janet M. Link Senior Vice President, General Counsel and Secretary	2024	732,500	—	1,574,945	524,998	1,080,877	157,332	4,070,652
	2023	701,667	—	1,350,014	450,011	872,235	97,299	3,471,226
	2022	655,000	—	2,051,823	455,994	—	122,685	3,285,502
Christopher J. Nelson Chief Operating Officer, Executive Vice President and President, Tools & Outdoor	2024	850,000	—	2,850,054	950,006	1,592,220	471,623	6,713,903
	2023	467,500	—	8,199,989	900,009	1,351,500	84,820	11,003,818

Salary
The amounts in this column for 2024 reflect prorated amounts for Mr. Abuaita and Ms. Link based on salary adjustments in 2024.
Stock Awards
This column reflects the aggregate grant date fair value of all RSUs and LTIP PSUs granted during the fiscal years ended December 28, 2024, December 30, 2023, and December 31, 2022, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See Note I of the Company’s Annual Report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures. The valuation of performance awards shown in the table is based on the probable outcome at the grant date, which is less than maximum performance. The value of the 2024–2026 LTIP PSUs included in this column for fiscal year 2024, assuming performance at maximum, would instead be as follows: Mr. Allan, $10,374,990; Mr. Hallinan $3,824,927; Mr. Abuaita $1,700,057; Ms. Link $2,099,966; and Mr. Nelson $3,800,023.
The dollar amounts listed do not necessarily reflect the value of the RSUs and LTIP PSUs actually realized or that may be realized by our named executive officers.
Option Awards
This column reflects the aggregate grant date fair value of all stock options granted during the fiscal years ended December 28, 2024, December 30, 2023, and December 31, 2022, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See Note I of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.
Non-Equity Incentive Plan Compensation
This column reflects cash incentive compensation earned pursuant to the Company’s MICP in respect of the 2022, 2023 and 2024 fiscal years for all of our named executive officers.
44 2025 PROXY STATEMENT

All Other Compensation
For 2024, this column reflects (i) Company contributions and allocations under the RAP and the Supplemental RAP; and (ii) Company costs related to life insurance premiums, disability insurance premiums, financial planning services, annual executive physicals, products acquired through the Company’s Product Program, installation and maintenance of a home security system for Mr. Allan, personal use of corporate aircraft, relocation & travel-related expenses, supplementary disability payments and certain gifts of nominal value and promotional items.

						Perquisites
Name	Company RAP Contributions ($)	Company Supplemental RAP Contributions ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Relocation & Travel Stipends ($)	Personal Use of Aircraft ($)*	Other ($)	All Other Compensation Total ($)
Donald Allan, Jr.	32,200	266,289	47,945	7,331	—	268,131	20,835	642,731
Patrick D. Hallinan	32,200	105,924	29,780	8,827	225,000	19,963	17,552	439,246
Tamer K. Abuaita	25,300	44,503	12,160	7,559	—	—	19,198	108,720
Janet M. Link	32,200	77,746	19,666	7,242	—	—	20,478	157,332
Christopher J. Nelson	30,000	69,560	28,224	8,327	300,000	30,226	5,286	471,623

*
Represents the aggregate incremental cost to the Company for personal use of corporate aircraft, which includes the use of both Company aircraft and aircraft in which the Company has a fractional ownership interest. The personal use of corporate aircraft is comprised principally of travel (i) to or from meetings of the board of directors of another company on which an executive officer serves, and (ii) between an executive officer’s non-primary residence and Company offices or meetings. For Company aircraft, such incremental cost is calculated based on the average variable operating costs to our Company per hour of operation, which includes, as applicable, fuel costs, maintenance, catering, crew costs, logistics fees (e.g., landing permits), trip-related hangar/parking costs, plane repositioning costs (i.e., empty leg flights), and other smaller variable costs. Fixed costs that do not change based on usage, such as fixed maintenance costs, crew salaries, depreciation, insurance, WiFi connectivity charges, and rent, are not included. For aircraft in which the Company has a fractional ownership interest, such incremental cost is based on the actual variable costs incurred.

2025 PROXY STATEMENT 45

Grants of Plan-Based Awards Table
This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended December 28, 2024, granted under the 2022 Omnibus Award Plan (the “2022 Plan”), as well as the range of estimated future payouts under the Company’s non-equity incentive programs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price at Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name and Award Type	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald Allan, Jr.
MICP			1,046,250	2,092,500	4,185,000
LTIP PSU	2/27/2024	3/1/2024				32,079	64,158	128,316					5,187,495
RSU	2/27/2024	3/1/2024							29,032				2,593,719
Option	2/27/2024	3/1/2024								102,723	89.34	89.57	2,593,756
Patrick D. Hallinan
MICP			400,000	800,000	1,600,000
LTIP PSU	2/26/2024	3/1/2024				11,827	23,653	47,306					1,912,463
RSU	2/26/2024	3/1/2024							10,703				956,206
Option	2/26/2024	3/1/2024								37,871	89.34	89.57	956,243
Tamer K. Abuaita
MICP			328,813	657,625	1,315,250
LTIP PSU	2/26/2024	3/1/2024				5,257	10,513	21,026					850,029
RSU	2/26/2024	3/1/2024							4,757				424,990
Option	2/26/2024	3/1/2024								16,832	89.34	89.57	425,008
Janet M. Link
MICP			311,313	622,625	1,245,250
LTIP PSU	2/26/2024	3/1/2024				6,493	12,986	25,972					1,049,983
RSU	2/26/2024	3/1/2024							5,876				524,962
Option	2/26/2024	3/1/2024								20,792	89.34	89.57	524,998
Christopher J. Nelson
MICP			510,000	1,020,000	2,040,000
LTIP PSU	2/26/2024	3/1/2024				11,750	23,499	46,998					1,900,012
RSU	2/26/2024	3/1/2024							10,634				950,042
Option	2/26/2024	3/1/2024								37,624	89.34	89.57	950,006

46 2025 PROXY STATEMENT

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
The amounts set forth in these columns are the threshold, target and maximum bonuses each of the named executive officers was eligible to receive pursuant to the Company’s MICP for the 2024 fiscal year. The bonuses, which were paid during the first quarter of 2025, are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For more information, see “MICP Performance Goals and Results” beginning on page 35.
Estimated Future Payouts Under Equity Incentive Plan Awards
The threshold, target and maximum payouts under the 2024–2026 LTIP PSUs are identified in these columns. The 2024–2026 LTIP PSUs cover a performance period that commenced at the beginning of the Company’s 2024 fiscal year and expires at the end of the Company’s 2026 fiscal year. 35% of the potential award is contingent on the achievement of Relative Organic Sales Growth versus Market, 40% is contingent on the achievement of CFROI, and 25% is contingent on the Company’s TSR relative to the S&P 500 Capital Goods Index.
All Other Stock Awards: Number of Shares of Stock or Units
The RSUs identified in this column will vest in three equal annual installments on each anniversary of the grant date.
All Other Option Awards: Number of Securities Underlying Options
The stock options identified in this column will vest in three equal annual installments on each anniversary of the grant date.
Exercise or Base Price of Option Awards
All stock option grants identified in this column were made pursuant to the Company’s 2022 Plan. The 2022 Plan, which has been approved by the Company’s shareholders, provides that the exercise price per share purchasable under an option may not be less than the Fair Market Value of a share on the date of grant. The 2022 Plan defines the “Fair Market Value” of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which Fair Market Value is to be determined. The exercise price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth under Closing Price at Date of Grant.
Grant Date Fair Value of Stock and Option Awards
This column reflects the grant date fair value computed in accordance with FASB Codification Topic 718—Stock Compensation of the stock options, RSUs and LTIP PSUs identified in this table. The valuation of performance awards is based on the probable outcome at the grant date. See Note I of the Company’s Annual Report on Form 10-K for additional assumptions used in the valuation of these awards and related disclosures.
2025 PROXY STATEMENT 47

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth information regarding outstanding stock options and stock awards held by the named executive officers on December 28, 2024.

	Option Awards				Stock Awards
Name/Option Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald Allan, Jr.
12/4/2015	20,000	—	$109.25	12/4/2025	69,728	$5,618,682
12/2/2016	25,000	—	$118.66	12/2/2026			36,356	$2,929,583
12/7/2017	25,000	—	$168.78	12/7/2027			19,241	$1,550,456
12/4/2018	25,000	—	$130.88	12/4/2028
12/3/2019	25,000	—	$150.70	12/3/2029
12/3/2020	18,750	—	$179.85	12/3/2030
12/29/2021	7,300	7,300	$193.97	12/29/2031
7/5/2022	14,530	14,530	$107.74	7/5/2032
12/6/2022	23,333	11,667	$77.83	12/6/2032
2/15/2023	29,421	58,842	$90.32	2/15/2033
3/1/2024	—	102,723	$89.34	3/1/2034
Patrick D. Hallinan
4/12/2023	13,979	27,956	$78.97	4/12/2033	47,937	$3,862,763
3/1/2024	—	37,871	$89.34	3/1/2034			13,404	$1,080,067
							9,153	$737,527
Tamer K. Abuaita
12/6/2022	13,787	6,893	$77.83	12/6/2032	25,123	$2,024,411
2/15/2023	5,802	11,603	$90.32	2/15/2033			5,957	$480,020
3/1/2024	—	16,832	$89.34	3/1/2034			2,559	$206,172
Janet M. Link
12/7/2017	15,000	—	$168.78	12/7/2027	21,996	$1,772,438
12/4/2018	7,500	—	$130.88	12/4/2028			7,359	$592,967
12/3/2019	18,750	—	$150.70	12/3/2029			3,744	$301,724
12/3/2020	11,250	—	$179.85	12/3/2030
12/10/2021	6,474	2,159	$193.97	12/10/2031
12/6/2022	6,893	6,893	$77.83	12/6/2032
2/15/2023	—	11,450	$90.32	2/15/2033
3/1/2024	—	20,792	$89.34	3/1/2034
Christopher J. Nelson
6/29/2023	10,669	21,337	$93.35	6/29/2033	62,418	$5,029,642
3/1/2024	—	37,624	$89.34	3/1/2034			13,316	$1,072,987
							7,121	$573,842

48 2025 PROXY STATEMENT

Number of Shares Underlying Unexercised Options (#) Exercisable and Number of Shares Underlying Unexercised Options (#) Unexercisable
For stock options granted prior to December 2022 identified in these columns, these option grants vest in four equal annual installments on the first four anniversaries of the date of grant. For stock options granted on December 6, 2022, and thereafter, identified in these columns, these option grants vest in three equal annual installments on the first three anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.
Number of Shares or Units of Stock That Have Not Vested
The awards identified in this column include (i) time-vesting RSUs that have not yet vested; (ii) a portion of the 2023–2025 LTIP PSUs for which performance was achieved as of December 28, 2024, which will vest following the end of the applicable performance period; and (iii) a portion of the 2024–2026 LTIP PSUs for which performance was achieved as of December 28, 2024, which will vest following the end of the applicable performance period. No 2022–2024 LTIP PSUs are included in this column in light of zero payout based on achievement of performance goals as set forth in the “Compensation Discussion & Analysis” section of this Proxy Statement beginning on page 23.
The number of time-vesting RSUs granted to each executive that have not vested as of December 28, 2024, is set forth in the table below.

Grantee/ Grant Date	Remaining Vesting Schedule	Number of Units Not Yet Vested
Donald Allan, Jr.
December 29, 2021	Vests in four approximately equal installments on 1st, 2nd, 3rd and 4th anniversary of grant	1,906
July 5, 2022	Vests in four approximately equal installments on 1st, 2nd, 3rd and 4th anniversary of grant	4,001
December 6, 2022	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	3,166
February 15, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	16,351
March 1, 2024	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	27,813
Patrick D. Hallinan
April 12, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	7,704
April 12, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	22,372
March 1, 2024	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	10,703
Tamer K. Abuaita
February 16, 2022	Vests in four approximately equal installments on 1st, 2nd, 3rd and 4th anniversary of grant	5,275
December 6, 2022	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	1,953
February 15, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	3,366
February 15, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	7,381
March 1, 2024	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	4,757
Janet M. Link
December 10, 2021	Vests in four approximately equal installments on 1st, 2nd, 3rd and 4th anniversary of grant	588
April 22, 2022	Vests in two approximately equal installments on 4th and 5th anniversary of grant	6,999
December 6, 2022	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	1,953
February 15, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	3,321
March 1, 2024	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	5,876
Christopher J. Nelson
June 29, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	6,427
June 29, 2023	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	39,278
March 1, 2024	Vests in three approximately equal installments on 1st, 2nd and 3rd anniversary of grant	10,634

2025 PROXY STATEMENT 49

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
The shares identified in this column are the number of shares that may be issued pursuant to the 2023–2025 LTIP PSUs and 2024–2026 LTIP PSUs that are not included in the Number of Shares or Units of Stock That Have Not Vested column above. For the 2023–2025 LTIP PSUs, all metrics are shown at threshold. For 2024–2026 LTIP PSUs, the CFROI portions are shown at target, the Relative Organic Sales Growth Versus Market and TSR portions are shown at threshold. Subject to achievement of the applicable performance measures, these LTIP PSUs will vest during the first quarter of the fiscal year immediately following the end of the performance period.
Option Exercises and Stock Vested During 2024 Fiscal Year
The following table provides information concerning options exercised and time-vested RSUs and LTIP PSUs vested for each named executive officer during the Company’s 2024 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald Allan, Jr.	—	—	17,087	1,482,554
Patrick D. Hallinan	—	—	15,039	1,382,686
Tamer K. Abuaita	—	—	9,964	880,297
Janet M. Link	12,620	257,756	5,292	460,033
Christopher J. Nelson	—	—	22,854	1,840,261

Stock Awards
Shares acquired reflect (i) time-vesting RSUs that vested during 2024 and (ii) 2021-2023 LTIP PSUs that vested in February 2024. The totals in Stock Awards columns also include shares withheld to cover taxes on RSUs and LTIP PSUs that vested during 2024 as well as shares withheld on RSUs granted for retirement-eligible NEOs to cover certain FICA tax withholding obligations. The amounts in the Value Realized on Vesting column were determined by multiplying the number of shares that vested by the average of the high and low price of a share of Company common stock on the applicable vesting dates.
50 2025 PROXY STATEMENT

Non-Qualified Deferred Compensation Plans in Fiscal Year 2024
The following table shows the contributions, earnings and account balances for fiscal 2024 for each named executive officer participating in the Supplemental RAP, the Deferred Compensation Plan for Participants in the Company’s Management Incentive Plan (the “Deferred Compensation Plan (MIP)”) and the Stanley Works Deferred RSU Plan (the “Deferred RSU Plan”). No withdrawals or distributions from these plans were made in 2024, except for a cash payment to Mr. Allan for dividend equivalent units earned under the Deferred RSU Plan as set forth below.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Donald Allan, Jr.
Supplemental RAP	67,500	266,289	150,521	—	3,357,815
Deferred Compensation Plan (MIP)	—	—	7,260	—	147,963
Deferred RSU Plan	—	—	(58,780)	13,040	348,060
Patrick D. Hallinan
Supplemental RAP	—	105,924	1,183	—	110,445
Tamer K. Abuaita
Supplemental RAP	108,588	44,503	14,980	—	242,910
Janet M. Link
Supplemental RAP	90,356	77,746	75,445	—	764,836
Christopher J. Nelson
Supplemental RAP	59,500	69,560	2,103	—	131,163

Non-Qualified Deferred Compensation Plans
The Company maintains the Supplemental RAP, the Deferred Compensation Plan (MIP), and the Deferred RSU Plan. Certain employees, including each of the named executive officers, may defer bonuses and other compensation pursuant to the Supplemental RAP.
Supplemental RAP
The Supplemental RAP provides executive officers and certain other employees, including the named executive officers, with benefits that cannot be provided under the RAP due to Internal Revenue Code limitations but is otherwise designed to provide benefits similar to the RAP. An eligible employee can defer up to 50% of base salary and up to 100% of the cash portion of his or her management incentive bonus each year under the Supplemental RAP. The Company, at its discretion, determines whether matching contributions will be made for a particular year and whether it will make Core contributions for a particular year. During 2024, the Company made matching and core allocations for Mr. Allan and Ms. Link and made core allocations for Messrs. Abuaita, Hallinan and Nelson. Matching contributions are vested upon completion of one year of service or, if earlier, upon an active employee reaching age 55, becoming disabled, or death. Core contributions are vested after three years of service or if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.
Accounts under the Supplemental RAP are credited with notional investment earnings or losses, depending upon the investment options selected by the participants, which may be changed on a daily basis by the participants. A participant receives a lump sum distribution, or two- or five-year annual installment payments, based on his or her distribution election of the vested supplemental account balances following termination of employment unless he or she has elected a later distribution date. Upon death, prior to commencing his or her distribution, the vested account balances are payable in a lump sum or installments, based on the participant’s distribution election, to the designated beneficiary of the participant.
Deferred Compensation Plan (MIP)
The Deferred Compensation Plan (MIP) allowed for employees to defer bonuses earned under the MICP. The Company did not make any contributions to this plan. Interest is credited quarterly equal to the rate of one percentage point greater than the yield of the 10-year Treasury Note. Distributions to participants are made upon a participant’s death, retirement or termination of employment. Although the Company maintains the Deferred Compensation Plan (MIP), it has been closed to new deferrals since 2010, and Mr. Allan is the only named executive officer with a balance in this plan.
2025 PROXY STATEMENT 51

Deferred RSU Plan
Mr. Allan was awarded 4,000 RSUs on February 28, 2001, with a distribution date of October 13, 2003. Mr. Allan entered into an agreement electing to defer the issuance of shares under these RSUs until the termination of his employment with the Company (by death, retirement, or otherwise). Such RSUs remain deferred as of December 28, 2024. Dividend equivalent units earned on such RSUs are paid out in cash to Mr. Allan quarterly.
Executive Contributions in Last FY and Registrant Contributions in Last FY
The executive contributions listed in the Executive Contributions in Last FY column are reported as compensation in the Salary column of the Summary Compensation Table or, to the extent contributions reflect a deferral of MICP bonus payments for the 2023 fiscal year, which were payable in 2024, in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2023.
The Company contributions listed in the Registrant Contributions in Last FY column are reported as compensation in the All Other Compensation column of the Summary Compensation Table.
Aggregate Earnings in Last FY
Participants in the Supplemental RAP may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants may elect to change their investment elections at any time by contacting the Retirement Service Center via telephone or Internet.
Mr. Allan’s account under the Deferred Compensation Plan (MIP) was credited with earnings at a rate of 5.04%, pursuant to the terms of the Plan. The Company has not included any portion of the earnings listed in this column as compensation in the Summary Compensation Table.
For Mr. Allan’s account under the Deferred RSU Plan, this column includes dividends and any increase (or decrease) in the Company’s stock price. $12,880 of dividends accrued during the 2023 fiscal year were inadvertently omitted from the Company’s 2024 proxy statement.
Executive Officer Agreements
Agreement with Donald Allan, Jr., President & Chief Executive Officer
In connection with Mr. Allan’s appointment as CEO effective as of July 1, 2022, the Company and Mr. Allan entered into a Letter Agreement, dated May 31, 2022, as amended by that certain letter agreement, dated January 24, 2024 (as amended, the “Allan Letter Agreement”), pursuant to which Mr. Allan is employed as the Company’s CEO on an “at will” basis. In addition to one-time compensation provided in 2022, under the Allan Letter Agreement, Mr. Allan will receive, without limitation, the following compensation and benefits: (i) an annual base salary of $1.35 million, effective January 1, 2024; (ii) an annual target bonus opportunity under the MICP or successor plan of 155% for 2024, with subsequent years as determined by the Board; (iii) a target annual long-term incentive award for each of 2024 and 2025 of no less than $10 million, each of which will be granted at least 50% as LTIP PSUs; and (iv) employee benefits and perquisites provided to other senior executives of the Company pursuant to the Company’s compensation and benefit plans and arrangements.
The Allan Letter Agreement has a term ending June 30, 2026, unless the Company and Mr. Allan mutually agree to extend it for a longer term. In the event that Mr. Allan’s employment is terminated by the Company before the expiration of the initial term without Cause (defined in the Allan Letter Agreement to include willful and continued failure to substantially perform his duties) or by Mr. Allan for Good Reason (defined in the Allan Letter Agreement to include a material adverse alteration by the Company of the nature or status of Mr. Allan’s responsibilities or Mr. Allan’s removal from the Board prior to age 65), Mr. Allan will be eligible to receive certain severance payments and benefits, subject to his executing a release of claims in favor of the Company and complying with certain restrictive covenants (including a two-year post-termination non-competition covenant, employee non-solicitation covenant and customer non-solicitation covenant, as well as a confidentiality covenant of indefinite duration), which will be applicable regardless of the reason for Mr. Allan’s termination of employment. Such severance payments and benefits will consist of (i) a lump sum cash severance payment equal to two (or, if such termination occurs after June 30, 2025, but before the expiration of the initial term, one) multiplied by the sum of base salary at termination and target annual cash bonus for the year of termination, and (ii) continued coverage under the Company’s medical, dental, life, vision and prescription drug plans after termination of employment until Mr. Allan reaches age 65 or becomes eligible for such benefits from a new employer.
See the “Termination Provisions Summary” table on page 55, and the footnotes thereto, for information regarding payments that would have become payable to Mr. Allan if his employment had been terminated as a result of a qualifying termination on December 28, 2024.
52 2025 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control
MICP and Equity Plans
The MICP and the 2024 Plan and the 2022 Plan (as well as other equity plans, together with the 2024 Plan and the 2022 Plan, the “Equity Plans”) generally provide for a so-called “double trigger” acceleration in connection with a change in control (as defined in the applicable plan). Accordingly, no awards would accelerate if such awards are assumed or replaced with an equivalent award by the resulting entity and the participant does not incur a qualifying termination (which, for the named executive officers includes a termination without cause or a resignation for good reason) prior to the end of the applicable performance period in the case of the MICP or within two years following a change in control in the case of outstanding equity awards.
With respect to awards that are not assumed or replaced by the resulting entity, unless otherwise determined by the Compensation Committee at the time of grant, upon the occurrence of a change in control of the Company, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels; (ii) all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms; and (iii) all RSUs and performance awards (including the LTIP PSUs) will immediately vest, assuming achievement at target.
A change in control under the MICP and the Equity Plans is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; (ii) there is a change in the composition of the Board such that less than a majority of the members were elected, nominated or appointed by at least two-thirds of the incumbent directors; (iii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity other than (a) a merger or consolidation where the voting securities of the Company continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is a consummated agreement for the sale or disposition by the Company of all or substantially all of its assets unless the shareholders of the Company own at least 50% of the acquiring entity in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Equity Award Agreements
The outstanding stock option and RSU awards provide for accelerated vesting in the event of the named executive officer’s retirement (other than retention RSU awards), death or disability. Under the outstanding LTIP PSUs, in the event of the named executive officer’s retirement, death or disability, the LTIP PSUs will remain outstanding and eligible to become earned based on actual performance; however, if such termination occurs during the first year of the performance period, the number of LTIP PSUs that will remain eligible to become earned will be prorated.
Retirement for purposes of the award agreements is defined as (i) age 55 and 10 years of service for awards granted before February 14, 2023, and (ii) the earlier of age 55 and 10 years of service or age 65 and one year of service for awards granted thereafter. Mr. Allan met the age 55 and 10 years of service requirements at December 28, 2024, whereas the other named executive officers did not meet retirement eligibility requirements.
Change in Control Agreements with Named Executive Officers
The Company has entered into a change in control agreement with each named executive officer (the “Change in Control Agreements”).
The Change in Control Agreements provide for a one-year term with recurring one-year extensions unless 90 days’ advance notice is given not to extend the term. Further, if a “change in control” (defined as described above with respect to the MICP and Equity Plans) occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the change in control. A qualifying termination of employment will generally occur if the named executive officer’s employment is terminated without “cause” or if the named executive officer resigns for “good reason” (each as defined in the applicable Change in Control Agreements) within two years following a change in control. The Change in Control Agreements generally provide for the following benefits upon a qualifying termination:
a lump sum cash payment equal to 2.5 times base salary;
a lump sum cash payment equal to 2.5 times base salary average annual bonus over the three years prior to termination;

continuation of certain health and welfare benefits and perquisites for 2.5 years (or, in the case of each of the foregoing, if shorter, until similar benefits are provided by the executive officer’s new employer);

a payment reflecting the actuarial value of an additional 2.5 years of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company; and
2025 PROXY STATEMENT 53

up to $50,000 of outplacement services.
The payments and benefits above are subject to the executive officer’s compliance with certain non-compete and non-solicitation obligations for two years following the date after a termination of employment.
Severance Policies
The Company maintains a severance policy (the “Executive Separation Pay Policy”) to provide salary replacement on a short-term basis to eligible employees who participate in the MICP, including the named executive officers. Named executive officers (other than Mr. Allan) will receive 52 weeks of separation pay regardless of their length of service upon a “job loss event.” Subject to certain exceptions, a job loss event is defined to include an employment termination that is (i) permanent; (ii) involuntary; (iii) initiated by the Company through no fault of the employee; and (iv) the direct result of a job elimination or combination with another position. Additionally, if they elect either retiree or COBRA health care benefits, employees who are at least 55 years of age and have at least 20 years of service with the Company will be eligible to receive a special medical and dental subsidy equal to 50% of normal COBRA costs until the earlier of 18 months or the month the employee reaches age 65. Alternatively, the employee can elect to have the same subsidized dollar amount applied to retiree medical premiums (if they qualify) for the same time period. The Company also continues to pay executive life insurance premiums until the end of the calendar quarter coincident with or following the last day paid. All employees receiving separation pay will remain enrolled in the medical, dental and vision insurance plans in which they were enrolled on the last day worked through the end of the month of the last day paid (including separation pay), provided that they make all necessary contributions.
Additionally, the Company has adopted a policy (the “Executive Severance Policy” and, together with the Executive Separation Pay Policy, the “Severance Policies”) committing not to enter into or amend any employment agreement, severance agreement or separation agreement with any executive officer, or establish any new severance plan or policy covering executive officers, that provides cash severance benefits that would exceed 2.99 times the sum of the executive’s base salary and target bonus without seeking shareholder ratification of such an agreement, plan or policy. The Executive Severance Policy applies to executive officers who are subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended. The Executive Severance Policy excludes the value of equity awards from the 2.99x cap.
Appearing on pages 55–58 are tables setting forth the dollar amounts that would have been payable, except as noted in the footnotes thereto, at December 27, 2024, the last business day of the Company’s 2024 fiscal year, under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $80.58, the closing price of Company common stock on December 27, 2024, which was the last trading day of the Company’s 2024 fiscal year, for the purpose of calculating all amounts payable in respect of equity awards.
54 2025 PROXY STATEMENT

TERMINATION PROVISIONS SUMMARY
Donald Allan Jr.

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Involuntary w/out Cause or Resignation for Good Reason (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$3,442,500	$8,961,525	$—	$—
Pro rata bonus for year of termination	$3,632,580	$—	$3,632,580	$2,092,500	$3,632,580	$3,632,580
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$1,050,047	$—	$—
Executive benefits & perquisites	$—	$—	$—	$75,000	$—	$—
Post-termination life insurance	$187,970	$187,970	$197,078	$191,930	$187,970	$—
Post-termination health & welfare	$—	$—	$95,050	$41,326	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$32,083	$—	$32,083	$32,083	$32,083	$32,083
Vesting of RSUs	$4,289,837	$—	$4,289,837	$4,289,837	$4,289,837	$4,289,837
Vesting of LTIP PSUs	$5,808,932	$—	$5,808,932	$11,706,501	$5,808,932	$5,808,932
Total	$13,951,402	$187,970	$17,498,060	$28,490,749	$13,951,402	$13,763,432

TERMINATION PROVISIONS SUMMARY
Patrick D. Hallinan

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$800,000	$5,374,000	$—	$—
Pro rata bonus for year of termination	$—	$—	$1,388,800	$800,000	$1,388,800	$1,388,800
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$501,220	$—	$—
Executive benefits & perquisites	$—	$—	$—	$62,500	$—	$—
Post-termination life insurance	$—	$—	$1,584	$3,960	$—	$—
Post-termination health & welfare	$—	$—	$20,712	$51,779	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$45,150	$45,150	$45,150
Vesting of RSUs	$—	$—	$—	$3,286,026	$3,286,026	$3,286,026
Vesting of LTIP PSUs	$—	$—	$—	$3,917,316	$2,394,354	$2,394,354
Total	$—	$—	$2,211,096	$14,091,951	$7,114,330	$7,114,330

2025 PROXY STATEMENT 55

TERMINATION PROVISIONS SUMMARY
Tamer K. Abuaita

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$750,000	$4,372,378	$—	$—
Pro rata bonus for year of termination	$—	$—	$1,141,637	$750,000	$1,141,637	$1,141,637
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$290,862	$—	$—
Executive benefits & perquisites	$—	$—	$—	$62,500	$—	$—
Post-termination life insurance	$—	$—	$1,461	$3,653	$—	$—
Post-termination health & welfare	$—	$—	$20,958	$52,395	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$18,957	$18,957	$18,957
Vesting of RSUs	$—	$—	$—	$1,831,745	$1,831,745	$1,831,745
Vesting of LTIP PSUs	$—	$—	$—	$1,671,713	$878,805	$878,805
Total	$—	$—	$1,914,056	$9,104,203	$3,871,144	$3,871,144

TERMINATION PROVISIONS SUMMARY
Janet M. Link

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$740,000	$3,477,593	$—	$—
Pro rata bonus for year of termination	$—	$—	$1,080,877	$629,000	$1,080,877	$1,080,877
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$381,125	$—	$—
Executive benefits & perquisites	$—	$—	$—	$62,500	$—	$—
Post-termination life insurance	$—	$—	$1,584	$3,960	$—	$—
Post-termination health & welfare	$—	$—	$6,336	$15,841	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$18,957	$18,957	$18,957
Vesting of RSUs	$—	$—	$—	$1,509,814	$1,509,814	$1,509,814
Vesting of LTIP PSUs	$—	$—	$—	$2,160,753	$1,157,290	$1,157,290
Total	$—	$—	$1,828,797	$8,309,543	$3,766,938	$3,766,938

56 2025 PROXY STATEMENT

TERMINATION PROVISIONS SUMMARY
Christopher J. Nelson

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$850,000	$5,804,650	$—	$—
Pro rata bonus for year of termination	$—	$—	$1,592,220	$1,020,000	$1,592,220	$1,592,220
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$522,856	$—	$—
Executive benefits & perquisites	$—	$—	$—	$62,500	$—	$—
Post-termination life insurance	$—	$—	$1,584	$3,960	$—	$—
Post-termination health & welfare	$—	$—	$20,362	$50,904	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$—	$—	$—
Vesting of RSUs	$—	$—	$3,165,021	$4,539,823	$4,539,823	$4,539,823
Vesting of LTIP PSUs	$—	$—	$—	$3,458,494	$2,136,659	$2,136,659
Total	$—	$—	$5,629,187	$15,513,187	$8,268,702	$8,268,702

Footnotes to Termination Provisions Summary Tables
Severance
The amounts reflected under Severance in the Termination Provisions Summary Tables above include severance that Mr. Allan would be entitled to receive if his employment was terminated by the Company without cause or if he resigns for good reason as described on page 52 under the heading “Executive Officer Agreements.” The amounts included in the Termination Provisions Summary Tables above for Messrs. Hallinan, Abuaita and Nelson and Ms. Link under the heading “Job Loss Event (no CIC)” reflects severance that such executive officers would be entitled to under the Company’s Severance Policies. If any of these individuals were involuntarily terminated, the terms of separation would be negotiated at that time and approved by the Compensation Committee.
Pro-Rata Bonus for Year of Termination
The 2024 MICP, which applied to the annual cash awards that were outstanding as of December 28, 2024, provides that, if awards are assumed or replaced upon a change in control and a qualifying termination occurs, payments will be made on a pro rata basis assuming performance at target. For purposes of these tables, the Company has assumed that this scenario applies. For other termination scenarios, where applicable, the 2024 MICP is reflected based on actual performance for 2024.
Retirement Plan
The amounts reflected in this row represents the payment each named executive officer would receive upon a change in control and qualifying termination determined based on the actuarial value of an additional 2.5 years of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company.
Supplemental RAP Acceleration
The amounts reflected in this row represents the accelerated vesting of unvested balances upon a change in control and qualifying termination.
2025 PROXY STATEMENT 57

Post-Termination Benefits and Executive Benefits and Perquisites
Reflects the estimated value of life, health and accident insurance coverage based on the annual premiums for plans paid by the Company for the named executive officers during 2024 multiplied by the applicable period of time provided for under the Change in Control Agreements and under the Allan Letter Agreement. For Mr. Allan, the amounts in this row also include the final premium payment the Company would be required to pay in order to fund life insurance coverage equal to 3 times Mr. Allan’s base salary coverage until age 65 in accordance with the life insurance policy, with coverage reduced to 1 times Mr. Allan’s base salary coverage from age 65 to 95.
Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, Company products and annual physicals.
Vesting of Stock Options and Vesting of RSUs
The value included for stock options is based on the difference between $80.58, the closing price of Company common stock on December 27, 2024, which was the last trading day of the Company’s 2024 fiscal year, and the exercise price, multiplied by the number of stock options that would accelerate under each event. The value included for RSUs is equal to $80.58, multiplied by the number of RSUs that would accelerate under each event.
Vesting of LTIP PSUs
The value attributable to the vesting of LTIP PSUs has been determined assuming performance at target (or a pro-rata portion thereof) for terminations following a change in control and for retirement, death or disability, consistent with the award terms, in each case, multiplied by $80.58, the closing price of the Company common stock on December 27, 2024, which was the last trading day of the Company’s 2024 fiscal year.
No value is included for awards for the 2022–2024 LTIP PSUs in light of the actual results as disclosed on pages 35–36, while the value included for the 2023–2025 LTIP PSUs and 2024–2026 LTIP PSUs reflect the following assumptions regarding actual performance, which would not have been determinable as of December 28, 2024:

2023–2025 LTIP PSUs: CFROI performance was above target for 2023 and was below threshold for 2024 and was estimated at threshold for 2025. Performance for the three-year relative TSR metric was estimated at threshold and performance for the three-year Relative Organic Sales Growth versus market was estimated at threshold.

2024–2026 LTIP PSUs: CFROI performance was above threshold for 2024 and was estimated at target for 2025 and 2026. Performance for the three-year relative TSR metric was estimated at threshold and performance for the three-year Relative Organic Sales Growth versus Market metric was estimated at threshold.

58 2025 PROXY STATEMENT

CEO PAY RATIO
Our Company seeks to establish fair and competitive employee compensation programs in each local market within our global operations to effectively attract, retain and motivate our talented workforce.
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with SEC regulations, we are providing the following information to explain the relationship between the annual total compensation of our estimated median employee and the annual total compensation of our CEO.
Identification of Median Employee
Based on our internal review procedures this year, we do not believe that there have been any changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio calculation. As a result, under applicable SEC rules, we have used the same median employee identified in 2023 in order to calculate this year’s pay ratio.
We selected October 1, 2023, as our determination date and used this date to identify the population of employees to be included in our calculations. On October 1, 2023, the Company and its consolidated subsidiaries employed approximately 50,630 individuals, 63% of whom were located outside of the U.S. Under the pay ratio rules, we are permitted to exclude up to 5% of our total employee population, and accordingly we excluded employees from Taiwan (1,551 employees) and Vietnam (773 employees) (approximately 5.0% of our total workforce of 50,630).
We use base pay as of our October 1, 2023, determination date as the most appropriate measure of compensation for identifying our median employee and applied this measure consistently across our employee population. For our hourly population, we used the hourly rate of pay multiplied by the number of hours regularly scheduled exclusive of overtime, bonuses or other earnings, translated to U.S. dollars.
Annual Total Compensation of Median Employee
We calculated the median employee’s annual total compensation for 2024 in accordance with the requirements of Item 402(c)(2) of Regulation S-K (consistent with the “Summary Compensation Table” for 2024). We then added the estimated value of health and welfare benefits provided to the median employee during 2024 to more accurately represent our overall compensation programs. Based on this, our median employee’s total annual compensation, inclusive of benefits, was an estimated $76,984.
Annual Total Compensation of CEO
With respect to the annual total compensation of our CEO, we used the total compensation reported for Mr. Allan in the “Summary Compensation Table” for 2024, and then added the $30,468 estimated value of health and welfare benefits provided to the CEO during 2024 to maintain consistency between the annual total compensation of our CEO and our median employee. Using this calculation, our CEO’s annual total compensation was $16,030,749.
Pay Ratio
Based on our CEO’s annualized total compensation compared to the compensation for the estimated median employee, our estimated pay ratio as calculated pursuant to applicable SEC regulations is 208:1.
Our estimated pay ratio is influenced by a number of factors, including the geographic distribution of our employees, the mix of hourly versus salaried employees included in our employee population, and compensation trends within our specific industry. As a result of these and other variables, we do not believe comparisons to the pay ratios of other companies, including our competitors, are likely to be meaningful.
2025 PROXY STATEMENT 59

PAY VERSUS PERFORMANCE
The following table sets forth the compensation for our principal executive officers (the “PEOs”) and the average compensation for our other named executive officers (“NEOs”), both as reported in the Summary Compensation Table on page 44 of this Proxy Statement and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under the SEC’s pay versus performance disclosure rules, for each of 2024, 2023, 2022, 2021 and 2020. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, net income and CFROI.
Pay Versus Performance

	James M. Loree		Donald Allan, Jr.		Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (GAAP) in millions	CFROI
2024	n/a	n/a	$16,000,281	$7,767,041	$5,220,724	$2,548,571	$56	$186	$294.3	9.4%
2023	n/a	n/a	$13,877,644	$14,893,456	$5,924,460	$6,500,142	$65	$150	$(310.5)	10.8%
2022	$13,625,418	$(10,577,275)	$8,093,256	$(3,215,054)	$2,787,366	$(1,031,574)	$48	$126	$1,062.5	(4.2)%
2021	$13,159,209	$11,587,123	n/a	n/a	$3,655,494	$3,504,244	$118	$126	$1,689.2	5.8%
2020	$16,349,446	$24,617,703	n/a	n/a	$4,054,082	$6,887,666	$110	$106	$1,233.8	16.0%

Summary Compensation Table Total for PEO and Average Summary Compensation Table Total for non-PEO NEOs. Reflects amounts reported in the “Summary Compensation Table” for the PEOs set forth below and average amounts reported in the “Summary Compensation Table” for the non-PEO NEOs set forth below:

Year	PEO	Non-PEO NEOs
2024	Donald Allan, Jr.	Patrick D. Hallinan, Tamer K. Abuaita, Janet M. Link and Christopher J. Nelson
2023	Donald Allan, Jr.	Patrick D. Hallinan, Tamer K. Abuaita, John T. Lucas, Christopher J. Nelson and Corbin B. Walburger
2022	Donald Allan, Jr. and James M. Loree	Corbin B. Walburger, Janet M. Link, Robert H. Raff and John H. Wyatt
2021	James M. Loree	Donald Allan, Jr., Janet M. Link, Jaime A. Ramirez and John H. Wyatt
2020	James M. Loree	Donald Allan, Jr., Jeffrey D. Ansell, Jaime A. Ramirez and Graham N. Robinson

Compensation Actually Paid to PEO and Average Compensation Actually Paid to non-PEO NEOs. Compensation actually paid for the PEO and average compensation actually paid for our non-PEOs in 2024, 2023, 2022, 2021 and 2020 reflect the respective amounts set forth in these columns, adjusted as follows in accordance with the SEC’s pay versus performance disclosure rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEOs and our other NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the PEO’s and our other NEOs’ compensation for fiscal year 2024, see Compensation Discussion & Analysis beginning on page 23 of this Proxy Statement.
60 2025 PROXY STATEMENT

	PEO (Allan)	Average of Non-PEOs
Total Reported in Summary Compensation Table for 2024	$16,000,281	$5,220,724
Less, value of equity awards reported in the Summary Compensation Table	$(10,374,970)	$(2,856,236)
Add, year-end value of equity awards granted in 2024 that are unvested and outstanding	$6,553,478	$1,803,326
Add, change in fair value (from prior year-end to year-end) of prior year equity awards that are unvested and outstanding	$(3,851,227)	$(1,360,359)
Add, year-end fair market value of equity awards granted in 2024 and that vested in 2024	$0	$0
Add, change in fair value (from prior year-end to vesting date) of prior year equity awards that vested in 2024	$(560,521)	(258,884)
Less, prior year-end fair value of prior year equity awards that failed to vest in 2024	$0	$0
Add, dividends and dividend equivalent payments paid during 2024 on unvested equity awards	$0	$0
Less, change in present value of accumulated pension plan benefits reported in the Summary Compensation Table	$0	$0
Add, service cost for defined benefit and pension plans	$0	$0
Add, prior service cost for defined benefit and pension plans	$0	$0
Compensation Actually Paid for Fiscal Year 2024	$7,767,041	$2,548,571

The assumptions used to calculate the fair values set forth in the table above are computed in accordance with ASC 718 and did not differ materially from those used to calculate the grant date fair value for each award.
Value of Initial Fixed $100 Investment Based On Total Shareholder Return and Peer Group Total Shareholder Return. TSR is cumulative for the measurement periods beginning on December 27, 2019, and ending on December 28, 2024, December 30, 2023, December 31, 2022, January 1, 2022 and January 2, 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. TSR as reported in the Company's Proxy Statements for the 2024 Annual Meeting of Shareholders and the 2023 Annual Meeting of Shareholders previously used measurement periods beginning on December 31, 2019 ending on December 31 of each of 2024, 2023, 2022, 2021 and 2020, respectively. The S&P 500 Capital Goods Index peer group for purposes of this table reflects the Company’s industry sector and is the same as our peer group disclosed in the Stock Performance Graph in Item 5 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024.
Net Income (GAAP). Reflects “Net Income” as reported under the caption “Net Earnings (Loss) Attributable to Stanley Black & Decker, Inc.” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for the years ended December 28, 2024, December 30, 2023, December 31, 2022, January 1, 2022, and January 2, 2021. Net Income is inclusive of the results of discontinued operations. The 2022, 2023 and 2024 Net Income reflects an $884.9 million after-tax gain, $(28.8) million after-tax loss and an $8.0 million after-tax gain on sale of the Security business, respectively.
CFROI. CFROI is used as a metric in the Company's long-term incentive award program and represented the highest weighted metric for those awards at 40% (although beginning with the 2025–2027 LTIP PSU cycle, CFROI was reduced from a 40% to 30% weighting as described in “2024 & 2025 Compensation Program Design Changes” on page 27). CFROI is calculated as cash from operations plus after-tax interest expense, divided by the two-point average (beginning and end of the year) of debt plus equity. CFROI has been adjusted, consistent with the terms of grant, to exclude the impact of certain gains and charges, and to add back pro-forma impacts, if and as applicable, related to divested businesses for comparability to originally established goals. The CFROI results reported for 2024 and 2023 represent the CFROI results achieved under the 2022–2024 and 2021–2023 LTIP PSU cycles, respectively. The CFROI results reported for 2022, 2021 and 2020 represent the CFROI results achieved under the 2020-2022 LTIP PSU cycle, as reported in the Company's Proxy Statement for the 2023 Annual Meeting of Shareholders. The CFROI results presented above may differ from the CFROI results reported for the corresponding year under different LTIP cycles due to differing assumptions based on expected Non-GAAP adjustments at the time of the establishment of the respective CFROI goals at the beginning of each applicable LTIP cycle. See “Long-Term Incentive Performance Goals and Performance Period Results” on page 38 for additional information. See Appendix A for a calculation of CFROI and reconciliation to respective GAAP measures.
2025 PROXY STATEMENT 61

Most Important Financial Performance Measures

Performance Measures
CFROI* Adjusted EPS* Adjusted Gross Margin Rate* Free Cash Flow Dollars*

*	Non-GAAP financial measure. See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
62 2025 PROXY STATEMENT

The Adjusted EPS measure was used in both the MICP, our annual incentive plan, and the LTIP PSUs in 2022 and in prior years but was removed from the LTIP PSUs for the 2023–2025 and future cycles. The Adjusted Gross Margin Rate measure is used in the MICP. The MICP in 2022 and prior years had a Cash Flow Multiple measure, defined as operating cash flow less capital expenditures (known as “free cash flow”), divided by net earnings. The Free Cash Flow metric used for the 2023 MICP and the 2024 MICP is the numerator of the Cash Flow Multiple measure and has replaced the previously used Cash Flow Multiple measure.
Relationships Between Compensation Actually Paid and Financial Performance Measures
Compensation Actually Paid, Company TSR and Peer Group TSR
The chart below describes the relationship between the Company’s TSR and the compensation actually paid to the PEOs (which for 2022 is the sum of the compensation actually paid to Mr. Allan and Mr. Loree) and the average amount of compensation paid to non-PEO NEOs, as well as between the Company’s TSR and the TSR of the Company’s peer group, the S&P 500 Capital Goods Index. Compensation actually paid generally aligns with the Company’s TSR over the five years presented in the table because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards whose value is directly tied to the value of the Company’s common stock performance.

CAP
(in millions)
2020
2021
2022
2023
2024
TSR
$40
$35
$30
$25
$20
$15
$10
$5
$0
($5)
($10)
($15)
$195
$175
$155
$135
$115
$95
$75
$55
$(35)
$(15)
$(5)
$24.62
$6.89
$11.59
$3.50
$(13.79)
$(1.03)
Allan, $(3.22),
Loree, $(10.58);
Sum: $(13.79)
$14.89
$6.50
$7.77
$2.55
CAP to PEO
Average CAP to Non-PEO NEOs
Total Shareholder Return
S&P 500 Capital Goods Index TSR

2025 PROXY STATEMENT 63

Compensation Actually Paid and Net Income
The chart below describes the relationship between net income and the compensation actually paid to the PEOs (which for 2022 is the sum of the compensation actually paid to Mr. Allan and Mr. Loree) and the average amount of compensation paid to non-PEO NEOs. As demonstrated by the following table, the amount of compensation actually paid to our CEO and the average compensation paid to our Non-PEO NEOs was generally aligned to our net income in 2020, 2021 and 2024. In 2022, net income included a non-recurring $884.9 million after-tax gain on the Security divestiture reported in discontinued operations and the compensation actually paid, as reported, was negative primarily due to the 2022 decline in the company stock price. In 2023, the divergence in net income versus compensation actually paid primarily pertained to appreciation in the company stock price in 2023, as well as $566.2 million of Non-GAAP adjustments, principally related to asset impairment charges and supply chain transformation costs included in net income but excluded from the incentive compensation program payouts, along with the strategic choice to prioritize inventory reductions which impacted gross margin and net income despite improved gross margin performance relative to 2022. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is somewhat correlated with the Adjusted EPS measure, which is used in the MICP and LTIP PSUs for the 2022–2024 and prior cycle.
However, the Adjusted EPS measure utilized in the incentive programs excludes Non-GAAP adjustments, and therefore excludes the after-tax gain and loss on the Security business divestiture reported in discontinued operations in 2022 and 2023, respectively, which are included in net income.

CAP
(in millions)
2020
2021
2022
2023
2024
Net Income
$30
$25
$20
$15
$10
$5
$0
$(5)
($10)
($15)
$2000
$1500
$1000
$500
$0
$(500)
$24.62
$6.89
$11.59
$3.50
Allan, $(3.22),
Loree, $(10.58);
Sum: $(13.79)
$(1.03)
$(13.79)
$14.89
$6.50
$7.77
$2.55
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income (GAAP) in millions*

64 2025 PROXY STATEMENT

Compensation Actually Paid and CFROI
The chart below describes the relationship between the Company-selected performance measure of CFROI and compensation actually paid to the PEOs (which for 2022 is the sum of the compensation actually paid to Mr. Allan and Mr. Loree) and the average amount of compensation paid to non-PEO NEOs, showing alignment over the five years presented in the table.

CAP
(in millions)
2020
2021
2022
2023
2024
CFROI
$30
$25
$20
$15
$10
$5
$0
$(5)
($10)
($15)
20%
15%
10%
5%
0%
-5%
-10%
$24.62
$6.89
$11.59
$3.50
Allan, $(3.22),
Loree, $(10.58);
Sum: $(13.79)
$(1.03)
$(13.79)
$14.89
$6.50
$7.77
$2.55
CAP to PEO
Average CAP to Non-PEO NEOs
CFROI

2025 PROXY STATEMENT 65

ITEM 2
ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Exchange Act, and in accordance with the results of the 2023 shareholder advisory vote regarding the frequency of the advisory vote on the compensation of our named executive officers, we are asking you to vote on a non-binding, advisory basis on the below resolution at the 2025 Annual Meeting.
This advisory vote, commonly known as a “Say on Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. At the 2023 Annual Meeting, a majority of the Company’s shareholders voted in favor of holding a Say on Pay advisory vote on an annual basis and, in light of this vote, the Board adopted a policy of holding Say on Pay votes annually. Therefore, unless our Board determines otherwise, we will continue to hold Say on Pay votes on an annual basis, with our next vote taking place in 2026.
Before you vote, please review the Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee. The Say on Pay advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2024, as described in this Proxy Statement.
We believe you should vote “FOR” our named executive officer compensation program, which we have designed to (1) promote our long-term vision, (2) strengthen the alignment among executive pay, performance and strategy, and (3) encourage our executives to deliver investment returns in line with our shareholders’ expectations.

Board of Directors Recommendation

The Board recommends
that you vote
FOR
Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

Pay for Performance Alignment Is Strong: A majority of annual and long-term compensation is performance-based, being directly linked to both absolute and relative Company performance against preset goals.

Long-Term Performance Targets Are Intended to Be Challenging: There was zero payout for the 2022–2024 LTIP PSUs as a result of below threshold performance, and over the last five years our LTIP PSUs have paid out at an average of 48.6% of target. The Compensation Committee applied no positive discretion in determining LTIP PSU payouts for our named executive officers.

The Board’s Responsiveness to Shareholders Resulted in an 92.7% Approval in Last Year’s Say on Pay Vote: The Board has reviewed current views on corporate governance best practices and considered the strong shareholder support for our programs as evidenced by last year’s “Say on Pay” vote and determined that our executive compensation programs are designed to reward pay for performance.

Target Compensation for Our Named Executive Officers Reflects Market Conditions: We regularly benchmark our compensation program against market norms. Total target compensation opportunity for our named executive officers is generally targeted at the 50th percentile benchmark of our Compensation Peer Group.

Our Executive Compensation Program Follows Best Practices: Our executive compensation program reflects best practices, including: no tax gross-ups (other than on relocation benefits), double trigger vesting provisions, comprehensive clawback policies, robust stock ownership guidelines and a policy against hedging or pledging of Company stock.

The result of the Say on Pay vote is advisory in nature and will not be binding on the Company or our Board. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering named executive compensation arrangements for future years.
66 2025 PROXY STATEMENT

ITEM 3
APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm
Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young as the registered independent public accounting firm to audit the financial statements of the Company for the current fiscal year. As a matter of good corporate governance, the Board of Directors is requesting ratification by the shareholders of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2025. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the subsequent year. Because it is difficult and not cost effective to make a change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for fiscal year 2025 unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors since 1932. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as the Company’s independent auditor is in the best interests of the Company and its investors. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Board of Directors Recommendation The Board recommends that you vote FOR approval of the selection of Ernst & Young LLP

Fees of Independent Auditors
General. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2024, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2024. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget amount. With respect to non-audit services, the Audit Committee will consider and, if appropriate, give pre-approval to specific subcategories of such services with related budget amounts. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The Audit Committee approved all of the services described below in accordance with its pre-approval policies and procedures. The aggregate fees billed to the Company by Ernst & Young for professional services in fiscal years 2023 and 2024 were as follows:
Audit Fees. The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for fiscal years 2023 and 2024 were approximately $14,846,000 and approximately $15,343, respectively.
Audit-Related Fees. The aggregate fees billed by Ernst & Young to the Company in fiscal years 2023 and 2024 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were approximately $58,000 and approximately $52,000, respectively. Audit-related services generally include fees for audits of companies acquired and sold, pension audits, accounting related consultations, and filings with the SEC.
Tax Fees. The aggregate fees billed by Ernst & Young to the Company in fiscal years 2023 and 2024 for professional services rendered for tax compliance, tax advice and tax planning were approximately $5,646,000 and approximately $5,483,000, respectively. Tax services include domestic and foreign tax compliance and consulting.
All Other Fees. The aggregate fees billed by Ernst & Young to the Company in fiscal years 2023 and 2024 for services other than audit services, audit-related services and tax services were approximately $7,200 per year, respectively, for access to their global online resource for accounting and financial reporting literature and thought leadership.
2025 PROXY STATEMENT 67

VOTING INFORMATION
Only shareholders as of February 28, 2025, are entitled to vote
The Company has one class of outstanding common stock, $2.50 par value per share (“common stock”). Only shareholders at the close of business on February 28, 2025 (the “record date”), are entitled to receive notice, attend the Annual Meeting and vote on all matters that properly come before the Annual Meeting. On the record date, 154,537,524 shares of common stock were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.
If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote your shares during the Annual Meeting. If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote, or to vote your shares during the Annual Meeting.
Participation in the virtual Annual Meeting
We will be hosting the Annual Meeting in a virtual-only format. Any shareholder of record or beneficial owner with a 16-digit control number (included on your Notice of Internet Availability of the proxy materials, proxy card or voting instruction form) can listen to and participate in, and vote at, the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SWK2025. Beneficial owners who have not received or lost their 16-digit control number should contact their bank, broker or other nominee (preferably at least five business days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
The Annual Meeting webcast will begin promptly at 9:30 a.m. EDT. We encourage you to access the Annual Meeting portal prior to the start time. Online check-in will begin approximately 15 minutes prior to the start of the Annual Meeting on April 25, 2025.
Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting.
Materials needed to participate in the virtual Annual Meeting. You will need the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received your proxy materials by email) in order to access the meeting, vote your shares, and submit questions. If you do not have your control number, you will not be able to attend, vote your shares, or submit questions before or during the Annual Meeting.
Technical Assistance. There will be technicians ready to assist you with any technical difficulties you may have when trying to access the meeting or submitting questions during the meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.
Questions during the virtual Annual Meeting
Shareholders will be able to submit questions during the virtual meeting (by going to the Annual Meeting Website) by typing the question into the “Ask a Question” field and clicking “Submit.” We plan to answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. If we receive substantially similar questions, we may group such questions together. Questions related to personal matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting or subsequently. We ask that all shareholders provide their name, the number of shares they represent and contact details when submitting questions through the virtual meeting platform, so that we may address any individual concerns or follow up matters directly. Only shareholders with a valid 16-digit control number will be allowed to ask questions.
A majority of the shares outstanding and entitled to vote must be present in person or by proxy for a vote to be taken
In order to have a quorum, a majority of the shares outstanding and entitled to vote must be present in person or by proxy at the Annual Meeting. Attendance at the Annual Meeting constitutes presence in person for this purpose. If a quorum is not present, a majority of shares that are represented may postpone the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.
68 2025 PROXY STATEMENT

Vote required for approval
With respect to proposal 1, because the election of directors is uncontested, directors shall be elected by the vote of the majority of votes cast, which means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director. An incumbent director who fails to achieve a majority of the votes cast for his or her election will offer to tender his or her resignation from the Board. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation, considering all factors that the Board believes to be relevant, and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. The resignation, if accepted by the Board, will be effective at the time of the Board’s determination to accept the resignation. A properly executed proxy marked “abstain” as to any director will not be voted in connection with the election of that director.
The following matters will be approved if the number of votes cast in favor of such proposal exceeds the number of votes cast against that proposal:
the compensation of the Company’s named executive officers (on an advisory basis) (proposal 2); and
the proposal to ratify the appointment of Ernst & Young as the registered independent public accounting firm for the 2025 fiscal year will be approved (proposal 3).
A properly executed proxy marked “abstain” with respect to any of the above proposals, will not be voted and will have no effect on the outcome of that proposal.
Voting your shares registered in your name or held in “street name”
The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.
Shareholders with a 16-digit control number may vote by any one of the following methods:
(1)	GO TO THE WEBSITE: www.proxyvote.com to vote over the Internet anytime up to 11:59 p.m. EDT on April 24, 2025, and follow the instructions provided on that site.
(2)	CALL 1-800-690-6903 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m. EDT on April 24, 2025, and follow the instructions provided in the recorded message.
(3)
MAIL your proxy card or voting instruction form in the postage-prepaid envelope provided. Your proxy card must be received by Broadridge at 51 Mercedes Way, Edgewood, New York 11717 prior to 11:59 p.m. EDT on April 24, 2025. If you are a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee, which may permit you to return your properly executed voting instruction form by mail, depending upon the method(s) your bank, broker or other nominee makes available. If you are voting by telephone or by the Internet, please do not return your proxy card or voting instruction form.

(4)
ATTEND THE VIRTUAL MEETING. You may vote and submit questions while attending the Annual Meeting online via live audio webcast. You may vote your shares while the polls remain open at www.virtualshareholdermeeting.com/SWK2025 during the meeting.

You will need the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you (if you received your proxy materials by email) in order to be able to vote and enter the meeting. Even if you plan to attend the Annual Meeting online, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
If you hold your shares in the name of a bank, broker or other nominee and have any questions about your control number or how to obtain one, please contact your bank, broker or nominee when voting your shares.
Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan)
If you hold shares in the Company through the Stanley Black & Decker Retirement Account Plan (the “401(k) Plan”), you can instruct the trustee, Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:
(1)	GO TO THE WEBSITE: www.proxyvote.com to vote over the Internet anytime up to 11:59 p.m. EDT on April 22, 2025, and follow the instructions provided on that site.
(2)	CALL 1-800-690-6903 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m. EDT on April 22, 2025, and follow the instructions provided in the recorded message.
2025 PROXY STATEMENT 69

(3)
COMPLETE, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Broadridge at 51 Mercedes Way, Edgewood, New York 11717 no later than 11:59 p.m. EDT on April 22, 2025, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting.

In addition, because only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares personally at the virtual Annual Meeting.
Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.
If you are a participant (or beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of common stock outside of your 401(k) Plan account, you should receive a voting card for shares credited to your account in the 401(k) Plan, a separate voting instruction card if you are a record holder of additional shares of Company common stock, and a voting instruction card if you hold additional shares of Company common stock through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your shares of Company common stock in order to ensure that all of your shares are voted in accordance with your wishes.
Changing your vote by revoking your proxy
If you have shares registered in your own name:
If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

First, you may send a written notice to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, stating that you would like to revoke your proxy. This notice must be received prior to 11:59 p.m. EDT on April 24, 2025.

Second, you may complete and submit a new later-dated proxy by any of the methods described above under “Voting your shares registered in your name or held in ‘street name’.” The latest dated proxy actually received by the Company in accordance with the instructions for voting set forth in this Proxy Statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

Third, you may attend the virtual Annual Meeting and vote online. Simply attending the meeting, however, will not revoke your proxy. You must vote online at the meeting to revoke your proxy.
If a broker holds your shares in “street name”:
If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.
If you are a 401(k) Plan holder:
There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

First, you may send a written notice to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, stating that you would like to revoke your instructions to Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, the trustee for the 401(k) Plan. This written notice must be received no later than 11:59 p.m. EDT on April 22, 2025, in order to revoke your prior instructions.

Second, you may submit new voting instructions under any one of the methods described above under “Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan).” The latest dated instructions actually received by Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this Proxy Statement, will be the ones that are counted, and all earlier instructions will be revoked.

70 2025 PROXY STATEMENT

How proxies are counted
Shares of the common stock represented by proxies received by the Company (whether through the return of a proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted as follows:
“FOR” the election of all nominees for the Board of Directors;
“FOR” the approval, on an advisory basis, of the compensation of named executive officers; and
“FOR” the ratification of the appointment of Ernst & Young LLP as the registered independent public accounting firm for the 2025 fiscal year.
A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.
If the shares you own are held in “street name” by a broker or other nominee entity, and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes will be considered as present for quorum purposes, but they are not considered as votes cast and, if any, will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals.
If you hold shares in the Company through the 401(k) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.
Confidential Voting
All proxies, ballots and tabulations of shareholders will be kept confidential, except where mandated by law and other limited circumstances.
For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.
Solicitation of Proxies
Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the distribution of the proxy material, such solicitation may be made by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company has retained D.F. King & Co. to aid in the solicitation of proxies.
The Company expects the additional expense of D.F. King’s assistance to be approximately $25,000. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to deliver proxy materials to beneficial owners. The Company will, upon request, reimburse these institutions for their reasonable expenses in delivering proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the SEC for its latest fiscal year is available without charge to shareholders at www.proxyvote.com or upon written request to Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053.
Householding
In order to reduce printing and mailing costs and associated fees, the Company may deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address in accordance with the SEC’s householding procedures. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a separate copy of this Proxy Statement and the Annual Report to any
2025 PROXY STATEMENT 71

shareholder at a shared address to which the Company delivered a single copy of these documents. To obtain a copy, shareholders may call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 814-2879, write to them at 48 Wall Street, 22nd Floor, New York, New York 10005, or write to us at Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053.
Shareholders who currently receive multiple copies of the Proxy Statement and Annual Report, or Notice Regarding the Availability of Proxy Materials at one address and would like to request “householding” of their communications in future should contact their broker, call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 814-2879, write to them at 48 Wall Street, 22nd Floor, New York, New York 10005, or write to us at Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053.
Shareholder Proposals or Nominations for the 2026 Annual Meeting
Rule 14a-8 Shareholder Proposals. Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act intended to be presented at the Company’s 2026 Annual Meeting and included in the proxy statement must be received by the Secretary at Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053 not later than the close of business on November 7, 2025, and must comply with Rule 14a-8’s requirements. Our regular business hours are from 9 a.m. to 5 p.m. EDT.
Advance Notice Nominations and Proposals. Under the Company’s current Bylaws, a shareholder who intends to make a nomination or present other business at the Company’s 2026 Annual Meeting (including pursuant to Rule 14a-19) must give notice to the Secretary in proper written form, subject to certain exceptions, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders. Thus, a notice of a shareholder proposal or nomination for the 2026 Annual Meeting, submitted other than pursuant to Rule 14a-8, and other than with respect to director nominees through proxy access as described below, will not be timely if received by the Secretary before December 26, 2025, or after January 25, 2026. Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must provide the information set forth in the Bylaws (which includes information required under Rule 14a-19 under the Exchange Act).
Proxy Access Nominations. The Company’s Bylaws include proxy access provisions that permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Under these provisions, a required notice must be received at the Company’s principal executive offices, subject to certain exceptions, at least one hundred and twenty (120) days but no more than one hundred and fifty (150) days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting. Thus, a notice with respect to proxy access for the 2026 Annual Meeting will not be timely if received at the Company’s principal executive offices before October 8, 2025, or after November 7, 2025.
Questions
If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 814-2879, write to them at 48 Wall Street, 22nd Floor New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.
For the Board of Directors

Janet M. Link
Secretary
72 2025 PROXY STATEMENT

Appendix A
INFORMATION CONCERNING AND RECONCILIATION OF GAAP TO NON-GAAP MEASURES USED IN THIS
PROXY STATEMENT
ADJUSTED GROSS MARGIN RATE, ADJUSTED DILUTED EARNINGS PER SHARE (“ADJUSTED EPS”), FREE CASH FLOW, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”), AND ADJUSTED EBITDA
(Millions of Dollars, Except Per Share Amounts)

Fourth Quarter 2024
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]
Gross Profit	$1,144.1	$16.1	$1,160.2
Gross Margin	30.8%		31.2%

Fiscal Year-to-Date 2024
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]
Gross Profit	$4,514.4	$88.8	$4,603.2
Gross Margin	29.4%		30.0%

Fiscal Year-to-Date 2024
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]
Diluted EPS — Continuing Operations	$1.89	$2.47	$4.36

Fiscal Year-to-Date 2023
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]
Diluted EPS — Continuing Operations	$(1.88)	$3.33	$1.45

Fiscal Year-to-Date 2024
	Operating Cash Flows		Capital Expenditures		Free Cash Flow[1]
SBD	$1,106.9	–	$353.9	=	$753.0

Fiscal Year-to-Date 2023
	Operating Cash Flows		Capital Expenditures		Free Cash Flow[1]
SBD	$1,191.3	–	$338.7	=	$852.6

2025 PROXY STATEMENT 73

RECONCILIATION OF NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS TO EBITDA1

	Fiscal Year-to-Date 2024	Fiscal Year-to-Date 2023
Net earnings (loss) from continuing operations	$286.3	$(281.7)
% of Net Sales	1.9%	(1.8)%

Interest — net	319.5	372.5
Income taxes on continuing operations	(45.2)	(94.0)
Depreciation and amortization	589.5	625.1
EBITDA[2]	$1,150.1	$621.9
% of Net Sales	7.5%	3.9%

Non-GAAP Adjustments before income taxes	466.0	566.2

Less: Accelerated depreciation included in Non-GAAP Adjustments before income taxes	59.5	50.0

Adjusted EBITDA[2]	$1,556.6	$1,138.1
% of Net Sales	10.1%	7.2%

(1)
A summary of the fiscal year-to-date pre-tax Non-GAAP adjustments for Adjusted Gross Margin, Adjusted EPS and Adjusted EBITDA can be found in the Company’s Annual Report on Form 10-K under the heading “Results of Operations” beginning on page 32. Fourth quarter 2024 Non-GAAP adjustments to Gross Margin above relate primarily to footprint actions associated with the supply chain transformation. The Non-GAAP 2024 and 2023 information, as reconciled to GAAP above, is considered relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of certain gains and charges and ensures appropriate comparability to operating results of prior periods.

(2)
Adjusted EBITDA represents EBITDA excluding certain gains and charges. EBITDA and Adjusted EBITDA, both Non-GAAP measures, are considered relevant to aid analysis and understanding of the Company’s operating results and ensures appropriate comparability to prior periods.

74 2025 PROXY STATEMENT

LTIP PSU – ADJUSTED EPS & CASH FLOW RETURN ON INVESTMENT (“CFROI”)
LTIP 2022–2024 ADJUSTED EPS
Fiscal Year-to-Date 2024

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[4]
Diluted EPS – Continuing Operations	$1.89	$2.36	$4.25

Fiscal Year-to-Date 2023

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[4]
Diluted EPS – Continuing Operations	$(1.88)	$3.31	$1.43

Fiscal Year-to-Date 2022

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[4]
Diluted EPS – Continuing Operations	$1.06	$3.61	$4.67

LTIP 2022–2024 CFROI
Fiscal Year-to-Date 2024

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[4]
Cash Flow From Operations	$1,106.9	$143.3	$1,250.2
Interest Expense (After-Tax)	252.4	—	252.4
	$1,359.3	$143.3	$1,502.6

Long-Term Debt*	$5,851.8	$—	$5,851.8
Short-Term Borrowings*	537.4	365.0	902.4
Current Portion Of Long-Term Debt*	250.7	—	250.7
Equity*	8,888.0	95.1	8,983.1
Average Capital	$15,527.9	$460.1	$15,988.0

CFROI[3]	8.8%		9.4%

2025 PROXY STATEMENT 75

Fiscal Year-to-Date 2023

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[4]
Cash Flow From Operations	$1,191.3	$188.5	$1,379.8
Interest Expense (After-Tax)	294.3	—	294.3
	$1,485.6	$188.5	$1,674.1

Long-Term Debt*	$5,727.0	$—	$5,727.0
Short-Term Borrowings*	1,588.9	—	1,588.9
Current Portion Of Long-Term Debt*	1.2	—	1.2
Equity*	9,385.2	(206.8)	9,178.4
Average Capital	$16,702.3	$(206.8)	$16,495.5

CFROI[3]	8.9%		10.1%

Fiscal Year-to-Date 2022

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[4]
Cash Flow From Operations	$(1,459.5)	$161.3	$(1,298.2)
Interest Expense (After-Tax)	224.2	—	224.2
	$(1,235.3)	$161.3	$(1,074.0)

Long-Term Debt*	$4,853.3	$—	$4,853.3
Short-Term Borrowings*	2,172.0	—	2,172.0
Current Portion Of Long-Term Debt*	1.3	—	1.3
Equity*	10,653.3	(209.5)	10,443.8
Average Capital	$17,679.9	$(209.5)	$17,470.4

CFROI[3]	(7.0)%		(6.1)%

76 2025 PROXY STATEMENT

LTIP 2023–2025 CFROI
Fiscal Year-to-Date 2024

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[4]
Cash Flow From Operations	$1,106.9	$78.7	$1,185.6
Interest Expense (After-Tax)	252.4	—	252.4
	$1,359.3	$78.7	$1,438.0

Long-Term Debt*	$5,851.8	$—	$5,851.8
Short-Term Borrowings*	537.4	365.0	902.4
Current Portion Of Long-Term Debt*	250.7	—	250.7
Equity*	8,888.0	383.0	9,271.0
Average Capital	$15,527.9	$748.0	$16,275.9

CFROI[3]	8.8%		8.8%

Fiscal Year-to-Date 2023

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[4]
Cash Flow From Operations	$1,191.3	$104.9	$1,296.2
Interest Expense (After-Tax)	294.3	—	294.3
	$1,485.6	$104.9	$1,590.5

Long-Term Debt*	$5,727.0	$—	$5,727.0
Short-Term Borrowings*	1,588.9	—	1,588.9
Current Portion Of Long-Term Debt*	1.2	—	1.2
Equity*	9,385.2	145.6	9,530.8
Average Capital	$16,702.3	$145.6	$16,847.9

CFROI[3]	8.9%		9.4%

2025 PROXY STATEMENT 77

LTIP 2024–2026 CFROI
Fiscal Year-to-Date 2024

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – LTIP[4]
Cash Flow From Operations	$1,106.9	$(36.3)	$1,070.6
Interest Expense (After-Tax)	252.4	—	252.4
	$1,359.3	$(36.3)	$1,323.0

Long-Term Debt*	$5,851.8	$—	$5,851.8
Short-Term Borrowings*	537.4	—	537.4
Current Portion Of Long-Term Debt*	250.7	—	250.7
Equity*	8,888.0	72.6	8,960.6
Average Capital	$15,527.9	$72.6	$15,600.5

CFROI[3]	8.8%		8.5%

78 2025 PROXY STATEMENT

Pay Versus Performance CFROI Reconciliations
Fiscal Year-to-Date 2024

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – PVP[4]
Cash Flow From Operations	$1,106.9	$143.3	$1,250.2
Interest Expense (After-Tax)	252.4	—	252.4
	$1,359.3	$143.3	$1,502.6

Long-Term Debt*	$5,851.8	$—	$5,851.8
Short-Term Borrowings*	537.4	365.0	902.4
Current Portion Of Long-Term Debt*	250.7	—	250.7
Equity*	8,888.0	95.1	8,983.1
Average Capital	$15,527.9	$460.1	$15,988.0

CFROI[3]	8.8%		9.4%

2025 PROXY STATEMENT 79

Fiscal Year-to-Date 2023

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – PVP[4]
Cash Flow From Operations	$1,191.3	$346.8	$1,538.1
Interest Expense (After-Tax)	294.3	—	294.3
	$1,485.6	$346.8	$1,832.4

Long-Term Debt*	$5,727.0	$—	$5,727.0
Short-Term Borrowings*	1,588.9	—	1,588.9
Current Portion Of Long-Term Debt*	1.2	—	1.2
Equity*	9,385.2	207.5	9,592.7
Average Capital	$16,702.3	$207.5	$16,909.8

CFROI[3]	8.9%		10.8%

Fiscal Year-to-Date 2022

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – PVP[4]
Cash Flow From Operations	$(1,459.5)	$490.6	$(968.9)
Interest Expense (After-Tax)	224.2	—	224.2
	$(1,235.3)	$490.6	$(744.7)

Long-Term Debt*	$4,853.3	$—	$4,853.3
Short-Term Borrowings*	2,172.0	—	2,172.0
Current Portion Of Long-Term Debt*	1.2	—	1.2
Equity*	10,653.3	58.4	10,711.7
Average Capital	$17,679.8	$58.4	$17,738.2

CFROI[3]	(7.0)%		(4.2)%

80 2025 PROXY STATEMENT

Fiscal Year-to-Date 2021

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – PVP[4]
Cash Flow From Operations	$663.1	$173.9	$836.9
Interest Expense (After-Tax)	138.8	—	138.8
	$801.9	$173.9	$975.7

Long-Term Debt*	$4,299.5	$—	$4,299.5
Short-Term Borrowings*	1,121.3	—	1,121.3
Current Portion Of Long-Term Debt*	0.6	—	0.6
Equity*	11,329.4	143.8	11,473.2
Average Capital	$16,750.8	$143.8	$16,894.6

CFROI[3]	4.8%		5.8%

Fiscal Year-to-Date 2020

	GAAP	Non-GAAP Adjustments, Other	Non-GAAP – PVP[4]
Cash Flow From Operations	$2,022.1	$66.2	$2,088.3
Interest Expense (After-Tax)	162.1	—	162.1
	$2,184.2	$66.2	$2,250.4

Long-Term Debt*	$3,710.9	$—	$3,710.9
Short-Term Borrowings*	169.4	—	169.4
Current Portion Of Long-Term Debt*	1.5	—	1.5
Equity*	10,104.3	41.5	10,145.8
Average Capital	$13,986.1	$41.5	$14,027.6

CFROI[3]	15.6%		16.0%

*	2-point average
(3)	CFROI is computed as cash from operations plus after-tax interest expense, divided by the 2-point average of debt and equity (i.e. beginning and end of year).
(4)
The non-GAAP 2024, 2023, 2022, 2021 and 2020 information, as reconciled to GAAP above, is considered relevant to aid analysis and understanding of the Company’s results for purposes of determining LTIP achievement aside from the impact of Non-GAAP adjustments and other adjustments and ensures appropriate comparability to the originally established performance goals. A summary of the pre-tax Non-GAAP adjustments for Adjusted EPS can be found in the Company’s Annual Report on Form 10-K under the heading “Results of Operations” beginning on page 32. Other adjustments include computing Adjusted EPS for LTIP PSU purposes based on the fixed shares outstanding at the inception of the performance period, as well as the impact of adding back pro forma and actual EPS for divested businesses for comparability to the originally established goals. The numerator and denominator of CFROI in each year were also adjusted for the cash flow and equity impacts, as applicable, pertaining to the Non-GAAP and other adjustments in calculating EPS as described above, for comparability to the originally established goals.

2025 PROXY STATEMENT 81

Multi-Year Strategic Goals
The Company also provides multi-year strategic goals for the non-GAAP financial measures of Adjusted Gross Margin and Adjusted EBITDA Margin, presented on a basis excluding certain gains and charges, as well as Organic Revenue Growth, Free Cash Flow, and CFROI. A reconciliation for these non-GAAP measures is not available without unreasonable effort due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to certain gains or charges that would generally be excluded from non-GAAP financial measures and which could be material to the Company’s results in accordance with U.S. GAAP. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future multi-year periods and cannot be accomplished without unreasonable effort. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for these forward-looking measures.
82 2025 PROXY STATEMENT

StanleyBlack&Decker

STANLEY BLACK & DECKER, INC.
1000 STANLEY DRIVE
NEW BRITAIN, CT 06053

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 24, 2025 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/SWK2025**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US or Canada to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 24, 2025 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63550-P22269 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

STANLEY BLACK & DECKER, INC.

The Board of Directors recommends a vote FOR each nominee listed, and FOR Proposals 2 and 3.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Donald Allan, Jr.	☐	☐	☐
1b. Andrea J. Ayers	☐	☐	☐
1c. Susan K. Carter	☐	☐	☐
1d. Debra A. Crew	☐	☐	☐
1e. John L. Garrison, Jr.	☐	☐	☐
1f. Michael D. Hankin	☐	☐	☐
1g. Robert J. Manning	☐	☐	☐
1h. Adrian V. Mitchell	☐	☐	☐
1i. Jane M. Palmieri	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment of postponement thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Please keep signature within box.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2025 Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V63551-P22269

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

April 25, 2025

Solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Stanley Black & Decker, Inc. appoint(s) Andrea J. Ayers, Susan K. Carter, and Donald Allan, Jr. or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. which the shareholder(s) would be entitled to vote on all matters which may properly come before the Annual Meeting of Shareholders to be held on April 25, 2025 at 9:30 a.m. EDT at www.virtualshareholdermeeting.com/SWK2025, or any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. **The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.**

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH DIRECTOR NOMINEE IN ITEM 1, FOR ITEMS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

Continued and to be signed on reverse side

StanleyBlack&Decker

STANLEY BLACK & DECKER, INC.
1000 STANLEY DRIVE
NEW BRITAIN, CT 06053

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 22, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/SWK2025**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US or Canada to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 22, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63552-P22269 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STANLEY BLACK & DECKER, INC.

The Board of Directors recommends a vote FOR each nominee listed, and FOR Proposals 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Donald Allan, Jr.	☐	☐	☐
1b. Andrea J. Ayers	☐	☐	☐
1c. Susan K. Carter	☐	☐	☐
1d. Debra A. Crew	☐	☐	☐
1e. John L. Garrison, Jr.	☐	☐	☐
1f. Michael D. Hankin	☐	☐	☐
1g. Robert J. Manning	☐	☐	☐
1h. Adrian V. Mitchell	☐	☐	☐
1i. Jane M. Palmieri	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment of postponement thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Please keep signature within box.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2025 Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V63553-P22269

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

April 25, 2025

Solicited on behalf of the Board of Directors

This constitutes your instruction to Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company under the Stanley Black & Decker Retirement Account Plan, to vote all shares of common stock of Stanley Black & Decker, Inc., held in the plan for which you may give voting instructions on all matters which may properly come before at the Annual Meeting of Shareholders to be held on April 25, 2025 at 9:30 a.m. EDT at www.virtualshareholdermeeting.com/SWK2025, or any adjournments or postponements thereof, as specified on the reverse side hereof. **You hereby revoke any proxies previously given with respect to such meeting.**

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED BY THE TRUSTEE OF THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN ACCORDANCE WITH CERTAIN PROCEDURES. SEE VOTING INFORMATION — VOTING YOUR SHARES HELD IN THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN (FORMERLY THE STANLEY ACCOUNT VALUE PLAN) IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON April 25, 2025: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE at www.proxyvote.com.

Continued and to be signed on reverse side